EXHIBIT NO. 2


                                                                 EXECUTION COPY














                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JUNE 14, 1998

                                      AMONG

                                 TELEGLOBE INC.

                          NORTH MERGER SUB CORPORATION
                                       and

                           EXCEL COMMUNICATIONS, INC.







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                            GLOSSARY OF DEFINED TERMS


Definition                                                Location of Definition

Acquisition Proposal.............................................ss. 5.5(a)(i)
Affiliates.......................................................ss. 8.11
Agreement........................................................Preamble
Alternative Transaction..........................................ss. 5.5(c)
Average Price....................................................ss. 2.5(b)
Blue Sky Laws....................................................ss. 3.1(d)(iii)
Board of Directors...............................................ss. 8.11(c)
Business Day.....................................................ss. 8.11(d)
CBCA.............................................................Preamble
Canadian GAAP....................................................Recitals
Canadian Securities Laws.........................................ss. 8.11(e)
Canadian Teleglobe Employee Plans................................ss. 3.2(t)
Century-Based Data...............................................ss. 3.1(aa)
Certificate......................................................ss. 1.8(b)
Closing..........................................................ss. 1.2
Closing Date.....................................................ss. 1.2
Code.............................................................Recitals
Common Stock ....................................................ss. 1.5
Communications Act...............................................ss. 3.1(d)(iii)
Competing Share Transaction......................................ss. 7.1(f)
Confidentiality Agreement........................................ss. 5.3
Contract.........................................................ss. 3.1(d)(ii)
Converted Option.................................................ss. 1.8(e)
CSA..............................................................ss.3.2(e)
Delaware Certificate of Merger...................................ss. 1.3
DGCL.............................................................ss. 1.1
Effective Time...................................................ss. 1.3
Environmental Law................................................ss. 3.1(r)(iv)
ERISA............................................................ss. 3.1(s)(i)
Excel............................................................Preamble
Excel Board Approval.............................................ss. 3.1(h)
Excel Common Stock...............................................Recitals
Excel Consent and Voting Agreement...............................Recitals
Excel Disclosure Documents.......................................ss. 3.1(e)
Excel Disclosure Schedule........................................ss. 3.1
Excel Employee Plans.............................................ss. 3.1(s)(i)
Excel Fairness Opinion...........................................ss. 3.1(k)
Excel Fairness Opinion Banker....................................ss. 3.1(j)
Excel Intellectual Property......................................ss. 3.1(o)
Excel Material Contracts.........................................ss. 3.1(p)
Excel Permits....................................................ss. 3.1(d)(iv)
Excel Stockholders Consent.......................................ss. 5.1(b)
Excel Stockholders Meeting.......................................ss. 5.1(b)



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Definition                                                Location of Definition



Excel Stock Option..............................................ss. 1.8(e)
Excel Stock Option Agreement....................................Recitals
Excel Stock Plans...............................................ss. 1.8(e)
Excel Voting Debt...............................................ss. 3.1(c)(ii)
Exchange Act....................................................ss. 3.1(b)
Exchange Agent..................................................ss. 2.1
Exchange Fund...................................................ss. 2.1
Exchange Ratio..................................................ss. 1.8(a)
Exchanges ......................................................ss. 3.2(d)(iii)
Expenses........................................................ss. 5.6
FCC.............................................................ss. 3.1(d)(iii)
Federal Communications Laws.....................................ss. 3.1(d)(iii)
Form F-4........................................................ss. 5.1(a)
Governmental Entity ............................................ss. 3.1(d)(iii)
HSR Act.........................................................ss. 3.1(d)(iii)
Hazardous Substance.............................................ss. 3.1(r)(v)
IRS.............................................................ss. 3.1(m)(i)
Joint Information Statement/Proxy Statement/Prospectus..........ss. 5.1(a)
Laws............................................................ss. 1.5
Material Adverse Effect.........................................ss. 8.11(f)
Material Leases.................................................ss. 3.1(n)(i)
ME..............................................................ss. 3.2(d)(iii)
Merger..........................................................Recitals
Merger Consideration............................................ss. 1.8(a)
Merger Sub......................................................Preamble
Merger Sub Common Stock.........................................ss. 1.8(d)
NYSE............................................................ss. 2.5(b)
Permit..........................................................ss. 3.1(d)(ii)
Person..........................................................ss. 8.11(h)
PUCs............................................................ss. 3.1(d)(iii)
Recent Excel Disclosure Documents...............................ss. 3.1(e)
Recent Teleglobe Disclosure Documents...........................ss. 3.2(e)
Registration Rights Agreement ..................................Recitals
Regulatory Law..................................................ss. 5.4(b)
Required Articles Amendment Vote................................ss. 3.2(i)
Required By-Law Amendment Vote..................................ss. 3.2(d)(i)
Required Consents...............................................ss. 3.1(d)(iii)
Required Excel Vote.............................................ss. 3.l(i)
Required Share Issuance Vote ...................................ss. 3.2(i)
Required Teleglobe Vote.........................................ss. 3.2(i)
Restricted Period...............................................ss. 5.13
Rule 145 Affiliates.............................................ss. 5.11

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Definition                                                Location of Definition



SAS 72...........................................................ss. 5.9
SEC..............................................................ss. 1.8(e)
Securities Act...................................................Recitals
Share Issuance...................................................ss. 3.2(d)(i)
Software.........................................................ss.3.1(aa)
Stock Option Agreements..........................................Recitals
Subsidiary.......................................................ss. 8.11(i)
Superior Proposal................................................ss. 5.5(a)
Surviving Corporation............................................Recitals
Surviving Corporation Shares.....................................Recitals
Surviving Corporation Stock .....................................Recitals
Tax or Taxes.....................................................ss. 3.1(m)(ii)
Teleglobe........................................................Preamble
Teleglobe Articles Amendment.....................................Recitals
Teleglobe Board Approval.........................................ss. 3.2(h)
Teleglobe By-Law Amendment.......................................Recitals
Teleglobe Common Shares..........................................Recitals
Teleglobe Consent and Voting Agreements..........................Recitals
Teleglobe Disclosure Documents...................................ss. 3.2(e)
Teleglobe Disclosure Schedule....................................ss. 3.2
Teleglobe Employee Plans.........................................ss. 3.2(t)
Teleglobe Fairness Opinion.......................................ss. 3.2(k)
Teleglobe Fairness Opinion Banker................................ss. 3.2(j)
Teleglobe Intellectual Property..................................ss. 3.2(o)
Teleglobe Material Contracts.....................................ss. 3.2(p)
Teleglobe Option Plan............................................ss. 3.2(c)(i)
Teleglobe Permits................................................ss. 3.2(d)(iv)
Teleglobe Shareholders Consent...................................ss. 5.1(c)
Teleglobe Shareholders Meeting...................................ss. 5.1(c)
Teleglobe Stock Dividend.........................................ss. 1.8(a)
Teleglobe Stock Option Agreement.................................Recitals
Teleglobe Voting Debt............................................ss.3.2(c)(ii)
Termination Date.................................................ss. 7.1(b)
Termination Fee..................................................ss. 7.3(a)
the other party..................................................ss. 8.11(g)
Third Party......................................................ss. 5.5(c)
Transaction Documents ...........................................ss. 8.11(j)
TSE..............................................................ss. 3.2(d)(iii)
US GAAP..........................................................Recitals
US Teleglobe Employee Plans......................................ss. 3.2(s)(i)
Violation........................................................ss. 3.1(d)(ii)
Voting Agreements................................................Recitals

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                                TABLE OF CONTENTS

                                    ARTICLE I

                                                    THE MERGER................ 3
         1.1  The Merger...................................................... 3
         1.2  Closing......................................................... 3
         1.3  Effective Time.................................................. 3
         1.4  Effects of the Merger........................................... 3
         1.5  Certificate of Incorporation.................................... 4
         1.6  By-Laws of Surviving Corporation................................ 4
         1.7  Officers and Directors of Surviving Corporation................. 4
         1.8  Effect on Capital Stock......................................... 5
         1.9  Teleglobe Articles Amendment; Teleglobe By-Law Amendment........ 6

                                   ARTICLE II

                                             EXCHANGE OF CERTIFICATES......... 6
         2.1  Exchange Fund................................................... 6
         2.2  Exchange Procedures............................................. 7
         2.3  Distributions with Respect to Unexchanged Shares................ 7
         2.4  No Further Ownership Rights in Excel Common Stock .............. 8
         2.5  No Fractional Teleglobe Common Shares........................... 8
         2.6  Termination of Exchange Fund.................................... 8
         2.7  No Liability.................................................... 9
         2.8  Investment of the Exchange Fund................................. 9
         2.9  Lost Certificates............................................... 9
         2.10 Withholding Rights.............................................. 9
         2.11 Further Assurances.............................................. 9
         2.12 Stock Transfer Books............................................10

                                   ARTICLE III

                                          REPRESENTATIONS AND WARRANTIES......10
         3.1  Representations and Warranties of Excel.........................10
                  (a)  Organization, Standing and Power.......................10
                  (b)  Subsidiaries...........................................10
                  (c)  Capital Structure......................................11
                  (d)  Authority; No Conflicts................................12
                  (e)  Reports and Financial Statements.......................14
                  (f)  Information Supplied...................................14
                  (g)  Absence of Certain Changes or Events...................15
                  (h)  Board Approval.........................................15
                  (i)  Vote Required..........................................15
                  (j)  Brokers or Finders.....................................15
                  (k)  Opinion of Excel Fairness Opinion Banker...............16
                  (l)  No Undisclosed Liabilities.............................16



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                  (m)    Taxes................................................16
                  (n)    Properties...........................................17
                  (o)    Intellectual Property................................17
                  (p)    Agreements, Contracts and Commitments................18
                  (q)    Litigation...........................................18
                  (r)    Environmental Matters................................18
                  (s)    Employee Benefit Plans...............................19
                  (t)    Compliance With Laws.................................20
                  (u)    Accounting and Tax Matters...........................21
                  (v)    Labor Matters........................................21
                  (w)    Insurance............................................21
                  (x)    No Existing Discussions..............................22
                  (y)    Anti-Takeover Laws; Stockholder Rights Plan..........22
                  (z)    DGCL Section 203.....................................22
                  (aa)   Year 2000............................................22
                  (ab)   Pooling Letters......................................22
                  (ac)   Certain Regulatory Matters...........................23
         3.2  Representations and Warranties of Teleglobe.....................23
                  (a)  Organization, Standing and Power.......................24
                  (b)  Subsidiaries...........................................24
                  (c)  Capital Structure......................................24
                  (d)  Authority; No Conflicts................................25
                  (e)  Reports and Financial Statements.......................27
                  (f)  Information Supplied...................................27
                  (g)  Absence of Certain Changes or Events...................28
                  (h)  Board Approval.........................................28
                  (i)  Vote Required..........................................28
                  (j)  Brokers or Finders.....................................29
                  (k)  Opinion of Teleglobe Fairness Opinion Banker...........29
                  (l)  No Undisclosed Liabilities.............................29
                  (m)  Taxes..................................................29
                  (n)  Properties.............................................30
                  (o)  Intellectual Property..................................30
                  (p)  Agreements, Contracts and Commitments..................31
                  (q)  Litigation.............................................31
                  (r)  Environmental Matters..................................31
                  (s)  US Employee Benefit Plans..............................32
                  (t)  Canadian Employee Benefit Plans........................33
                  (u)  Compliance With Laws...................................34
                  (v)  Accounting and Tax Matters.............................34
                  (w)  Labor Matters..........................................34
                  (x)  Insurance..............................................35
                  (y)  No Existing Discussions................................35
                  (z)  Anti-Takeover Laws; Shareholder Rights Plan............35
                  (aa) Year 2000..............................................35
                  (ab) Pooling Letters........................................36
                  (ac) Certain Regulatory Matters.............................36

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                  (ad) No Plan or Intention to Dispose of Surviving
                       Corporation............................................37
         3.3  Representations and Warranties of Teleglobe and Merger Sub......37
                  (a)  Organization and Corporate Power.......................37
                  (b)  Capital Structure......................................37
                  (c)  Corporate Authorization................................37
                  (d)  Non-Contravention......................................38
                  (e)  No Business Activities.................................38

                                   ARTICLE IV

                                     COVENANTS RELATING TO CONDUCT OF BUSINESS38
         4.1  Covenants of Excel..............................................38
                  (a)  Ordinary Course........................................38
                  (b)  Dividends; Changes in Share Capital....................39
                  (c)  Issuance of Securities.................................39
                  (d)  Governing Documents....................................39
                  (e)  No Acquisitions........................................39
                  (f)  No Dispositions........................................39
                  (g)  Investments; Indebtedness..............................40
                  (h)  Pooling-of-Interests; Tax-Free Qualification...........40
                  (i)  Other Actions..........................................40
                  (j)  Accounting Methods; Income Tax Elections...............40
                  (k)  Excel Employee Plans...................................40
         4.2  Covenants of Teleglobe..........................................41
                  (a)  Ordinary Course........................................41
                  (b)  Dividends; Changes in Share Capital....................41
                  (c)  Issuance of Securities.................................42
                  (d)  Governing Documents....................................42
                  (e)  No Acquisitions........................................42
                  (f)  No Dispositions........................................42
                  (g)  Investments; Indebtedness..............................42
                  (h)  Pooling-of-Interests; Tax-Free Qualification...........43
                  (i)  Other Actions..........................................43
                  (j)  Accounting Methods; Income Tax Elections...............43
                  (k)  Teleglobe Employee Plans...............................43
         4.3  Advice of Changes; Governmental Filings.........................44
         4.4  Transition Planning.............................................44
         4.5  Control of Other Party's Business...............................44
         4.6  Network Transition..............................................44

                                    ARTICLE V

                                               ADDITIONAL AGREEMENTS..........45
         5.1  Preparation of Proxy Statement; Stockholders Approval...........45
         5.2  Teleglobe Board of Directors; Officers..........................46
         5.3  Access to Information...........................................47
         5.4  Best Efforts....................................................47

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         5.5  Acquisition Proposals...........................................49
         5.6  Fees and Expenses...............................................50
         5.7  Directors' and Officers' Indemnification and Insurance..........50
         5.8  Public Announcements............................................51
         5.9  Accountants' Letters............................................51
         5.10 Listing of Teleglobe Common Shares..............................51
         5.11 Rule 145 Affiliates of Teleglobe and Excel; Pooling Letters.....51
         5.12 Stockholder Litigation..........................................52
         5.13 Restriction on Certain Dispositions.............................52
         5.14 Compliance with Section 228 of the DGCL.........................53
         5.15 Registration Rights Agreement...................................53



                                   ARTICLE VI

                                               CONDITIONS PRECEDENT...........53
         6.1  Conditions to Each Party's Obligation to Effect the Merger......53
                  (a)  Stockholder Approval...................................53
                  (b)  No Injunctions or Restraints, Illegality...............54
                  (c)  HSR Act; Competition Act (Canada); Required Consents...54
                  (d)  NYSE, TSE and ME Listings..............................54
                  (e)  Effectiveness of the Form F-4..........................54
         6.2  Additional Conditions to Obligations of Teleglobe and Merger Sub54
                  (a)  Representations and Warranties.........................54
                  (b)  Performance of Obligations of Excel....................55
                  (c)  Tax Opinion............................................55
                  (d)  No Material Adverse Change.............................55
                  (e)  Excel Consent and Voting Agreement.....................55
                  (f)  Third-Party Consents...................................55
         6.3  Additional Conditions to Obligations of Excel...................55
                  (a)  Representations and Warranties.........................55
                  (b)  Performance of Obligations of Teleglobe................56
                  (c)  Tax Opinion............................................56
                  (d)  No Material Adverse Change.............................56
                  (e)   Teleglobe Consent and Voting Agreements...............56
                  (f)  IRS Ruling.............................................56
                  (g)  Third-Party Consents...................................57

                                   ARTICLE VII

                                             TERMINATION AND AMENDMENT........57
         7.1  Termination.....................................................57
         7.2  Effect of Termination...........................................58
         7.3  Payment by Excel................................................59
         7.4  Payment by Teleglobe............................................59
         7.5  Amendment.......................................................60

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         7.6  Extension; Waiver.............................................. 60

                                  ARTICLE VIII

                                                GENERAL PROVISIONS........... 60
         8.1  Survival of Representations, Warranties and Covenants.......... 60
         8.2  Notices........................................................ 61
         8.3  Interpretation................................................. 62
         8.4  Counterparts................................................... 62
         8.5  Entire Agreement; No Third Party Beneficiaries................. 62
         8.6  Governing Law.................................................. 63
         8.7  Severability................................................... 63
         8.8  Assignment..................................................... 63
         8.9  Submission to Jurisdiction; Waivers............................ 63
         8.10 Enforcement.................................................... 64
         8.11 Definitions.................................................... 64
         8.12 Waiver of Jury Trial........................................... 65

Exhibits

Exhibit A         Excel Consent and Voting Agreement
Exhibit B         Teleglobe Consent and Voting Agreements
Exhibit C         Excel Stock Option Agreement
Exhibit D         Teleglobe Stock Option Agreement
Exhibit E         Registration Rights Agreement
Exhibit F         Teleglobe Articles Amendment; Teleglobe By-Law Amendment
Exhibit G         Teleglobe Tax Certificate
Exhibit H         Excel Tax Certificate
Exhibit I         Excel Affiliates Letter
Exhibit J         Teleglobe Affiliates Letter

                  AGREEMENT AND PLAN OF MERGER, dated as of June 14, 1998 (this "Agreement"), among TELEGLOBE INC., a corporation governed by the Canada Business Corporations Act (the "CBCA") ("Teleglobe"), NORTH MERGER SUB CORPORATION, a Delaware corporation and a direct wholly owned subsidiary of Teleglobe ("Merger Sub"), and EXCEL COMMUNICATIONS, INC., a Delaware corporation ("Excel"). Certain capitalized terms used herein but not defined when used have the meanings assigned to such terms in Section 8.11.


                              W I T N E S S E T H:

                  WHEREAS, the Boards of Directors of Teleglobe and Excel deem it advisable and in the best interests of each corporation and of their respective shareholders that Teleglobe and Excel combine their respective businesses, stockholders, managements, employees and other constituencies in a merger of equals in order to advance the long-term business interests of Teleglobe and Excel;

                  WHEREAS, the combination of Teleglobe and Excel shall be effected by the terms of this Agreement through a merger as described below;

                  WHEREAS, in furtherance thereof, the respective Boards of Directors of Teleglobe, Merger Sub and Excel have approved the merger of Merger Sub with and into Excel (the "Merger"), with Excel to be the surviving corporation in such Merger (the "Surviving Corporation"), upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each outstanding share of common stock, par value $.001 per share, of Excel ("Excel Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3), will be converted into the right to receive common shares, without par value, of Teleglobe (all such shares to be issued in the Merger, "Teleglobe Common Shares") based upon the Exchange Ratio (as defined in
Section 1.8(a));

                  WHEREAS, the Board of Directors of Teleglobe deems it advisable and in the best interest of Teleglobe and Excel to amend and restate as of the Effective Time either Teleglobe's Articles of Incorporation (the "Teleglobe Articles Amendment") or Teleglobe's by-laws (the "Teleglobe By-Law Amendment") to incorporate certain governance provisions in respect of certain actions by and the composition of the Board of Directors of Teleglobe;

                  WHEREAS, Teleglobe will receive at the Effective Time full equity ownership of the outstanding stock of the Surviving Corporation through the simultaneous conversion at the Effective Time of the issued and outstanding common stock of Merger Sub into common stock of the Surviving Corporation and cancellation of Excel Common Stock;

                  WHEREAS, the holders of shares of Excel Common Stock immediately prior to the Effective Time have the right to receive Teleglobe Common Shares in the Merger and, in consideration of Teleglobe's agreeing to deliver such Teleglobe Common Shares to the Exchange Agent (as defined in Section 2.1), as set forth in Section 2.1, and in exchange for their issuance, Teleglobe is entitled to subscribe and will subscribe to a number of shares of common stock, par value $.001 per share, of the Surviving Corporation ("Surviving

Corporation Common Stock") equivalent to the number of shares of Excel Common Stock outstanding immediately prior to the Effective Time (the "Surviving Corporation Shares"), as set forth in Section 1.8(f);

                  WHEREAS, Teleglobe, Merger Sub and Excel desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby;

                  WHEREAS, Teleglobe, Merger Sub and Excel intend that the Merger be accounted for as a pooling-of-interests for financial statements purposes under generally accepted accounting principles in the United States of America ("US GAAP") and under generally accepted accounting principles in Canada ("Canadian GAAP");

                  WHEREAS, Teleglobe, Merger Sub and Excel intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder;

                  WHEREAS, Teleglobe and Merger Sub have required, as a condition to their willingness to enter into this Agreement, that certain stockholders of Excel contemporaneously enter into the consent and voting agreement (the "Excel Consent and Voting Agreement") attached hereto as Exhibit A and execute and deliver the Excel Stockholders Consent (as defined herein) immediately following the execution and delivery of this Agreement;

                  WHEREAS, Excel has required, as a condition to its willingness to enter into this Agreement, that certain shareholders of Teleglobe contemporaneously enter into consent and voting agreements in the forms attached hereto as Exhibit B (the "Teleglobe Consent and Voting Agreements" and, together with the Excel Consent and Voting Agreement, the "Voting Agreements") and execute and deliver the Teleglobe Shareholders Consents (as defined herein) immediately following the execution and delivery of this Agreement;

                  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Teleglobe's and Excel's willingness to enter into this Agreement, Teleglobe and Excel have entered into
(i) a stock option agreement dated as of the date of this Agreement and attached hereto as Exhibit C (the "Excel Stock Option Agreement"), pursuant to which Excel granted Teleglobe an option to purchase shares of Excel Common Stock under certain circumstances, and (ii) a stock option agreement dated as of the date of this Agreement and attached hereto as Exhibit D (the "Teleglobe Stock Option Agreement" and, together with the Excel Stock Option Agreement, the "Stock Option Agreements"), pursuant to which Teleglobe granted Excel an option to purchase common shares of Teleglobe capital stock under certain circumstances; and

                  WHEREAS, in connection with the Merger, Teleglobe desires to grant to certain of Excel's affiliates (as defined for purposes of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) at the time of execution of the

Excel Stockholders Consent (including those persons identified on the signature pages thereof) certain registration rights pursuant to a Registration Rights Agreement to be entered into and delivered at the Closing in the form attached hereto as Exhibit E (the "Registration Rights Agreement");


                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into Excel at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and Excel shall continue as the Surviving Corporation under the name "Excel Communications, Inc."

                  1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York time, on the fifth Business Day after the satisfaction or waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to satisfaction or waiver of such conditions) set forth in Article VI (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017, unless another place is agreed to in writing by the parties hereto.

                  1.3 Effective Time. As soon as practicable following the Closing, the parties shall (i) file a certificate of merger (the "Delaware Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Delaware Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as Teleglobe and Excel shall agree and be specified in the Delaware Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

                  1.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Excel and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Excel and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  1.5 Certificate of Incorporation of Surviving Corporation. The certificate of incorporation of Excel, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law (as defined in Section 3.1(d)(ii)), except that Article Fourth of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows:

                  "The total number of shares of stock which the Corporation shall have authority to issue is [insert actual number of shares of Excel Common Stock outstanding at the Effective Time plus 1,000] shares of common stock, par value $0.001 per share ("Common Stock").

                           (a) Each share of Common Stock of the Corporation
                  shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

                           (b) The holders of shares of Common Stock shall be
                  entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

                           (c) In the event of any voluntary or involuntary
                  liquidation, dissolution or winding-up of the Corporation, the holders of shares of Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of share of Common Stock held by them. A liquidation, dissolution or winding-up of the Corporation, as such terms are used in this Paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or part of the assets of the Corporation."

                  1.6 By-Laws of Surviving Corporation. The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

                  1.7 Officers and Directors of Surviving Corporation. The officers of Excel as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected or appointed and qualified, as the case may be. The directors of

Merger Sub as of the Effective Time (which shall be comprised of an equal number of representatives designated by Teleglobe and Excel) shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected or appointed and qualified.

                  1.8 Effect on Capital Stock. (a) At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, each share of Excel Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.885 (the "Exchange Ratio") of a common share of Teleglobe capital stock (which together with any cash in lieu of fractional Teleglobe Common Shares shall be the "Merger Consideration"). It is understood and agreed by the parties that on June 15, 1998, Teleglobe will pay a dividend (the "Teleglobe Stock Dividend") of one common share of Teleglobe capital stock in respect of each outstanding common share of Teleglobe capital stock and of one First Series Preferred Share of Teleglobe capital stock in respect of each outstanding First Series Preferred Share of Teleglobe capital stock to shareholders of record on such date, and that the Exchange Ratio has been calculated after giving effect to such dividend.

                  (b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Excel Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder (other than Teleglobe, Merger Sub and Excel) of a certificate which, immediately prior to the Effective Time, represented any such shares of Excel Common Stock (a "Certificate") shall thereafter cease to have any rights with respect to such shares of Excel Common Stock, except the right to receive the applicable Merger Consideration in accordance with Article II upon the surrender of such Certificate.

                  (c) Each share of Excel Common Stock issued and owned or held by Teleglobe, Merger Sub or Excel at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no Teleglobe Common Shares or other consideration shall be delivered in exchange therefor.

                  (d) Each share of common stock, par value $.001 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and shall become one validly issued fully paid and nonassessable share of Surviving Corporation Common Stock as of the Effective Time, and the Surviving Corporation shall become a wholly owned Subsidiary of Teleglobe.

                  (e) At the Effective Time, each outstanding option to purchase or right to receive Excel Common Stock (an "Excel Stock Option") issued pursuant to the (a) Excel Communications, Inc. Employee Ownership Plan, (b) Excelcom, Inc. 1995 Stock Option Plan, (c) Excelcom, Inc. 1997 Director Stock Option Plan,
(d) Excelcom, Inc. Director Stock Option Plan with Ronald A. McDougall, (e) Telco Communications Group, Inc. Amended and Restated 1994 Stock Option Plan,
(f) Excel Communications, Inc. 1997 Stock Option Plan and (g) Excel Communications, Inc. 1997 Director Stock Option Plan (collectively, the "Excel Stock Plans"), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Excel Stock Option (taking into account any acceleration of vesting as a result of the Merger), that number of common shares of Teleglobe capital stock which the holder of such Excel Stock Option would have been entitled to receive pursuant to the Merger if such holder had exercised such Excel Stock Option in full immediately prior to the Effective Time (rounded up to the nearest whole number), at an exercise price per share equal to (y) the exercise price per share for the shares of Excel Common Stock purchasable pursuant to such Excel Stock Option divided by (z) the Exchange Ratio (a "Converted Option"). Teleglobe shall take such actions as are necessary for the assumption of the Excel Stock Options pursuant to this Section 1.8(e), including the reservation, issuance and listing of common shares of Teleglobe capital stock as are necessary to effectuate the transactions contemplated by this Section 1.8(e). Teleglobe shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 or other appropriate form with respect to common shares of Teleglobe capital stock subject to Excel Stock Options issued under such Excel Stock Plans and shall use its best efforts to have such registration statement declared effective immediately following the Effective Time and to maintain the effectiveness of such registration statement or registration statements covering such Excel Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Excel Stock Options remain outstanding.

                  (f) In exchange for and in consideration of the issuance of the Teleglobe Common Shares, Teleglobe will be entitled to subscribe and undertakes and agrees to subscribe, at the Effective Time, for the Surviving Corporation Common Stock. The Surviving Corporation Common Stock will at the Effective Time have been duly authorized and, when issued to Teleglobe pursuant to this Agreement, will be validly issued and outstanding as fully paid and non-assessable.

                  (g) At the Effective Time, the Registration Rights Agreement dated as of October 14, 1997, between Excel and the stockholders of Excel named on the signature pages thereto shall, by virtue of the Merger, become applicable to the common shares of Teleglobe capital stock on the same terms and conditions applicable to the Excel Common Stock and Teleglobe shall assume the obligations of Excel with respect thereto.

                  1.9 Teleglobe Articles Amendment; Teleglobe By-Law Amendment. Subject to the receipt of the Required Articles Amendment Vote or the Required By-Law Amendment Vote (each as defined in Section 3.2(i)), the articles of incorporation or the by-laws of Teleglobe, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to include the provisions set forth in Exhibit F.


                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES

                  2.1 Exchange Fund. Prior to the Effective Time, Teleglobe shall appoint a commercial bank or trust company reasonably acceptable to Excel having net capital of not less than $100,000,000, to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "Exchange Agent"). At or prior to the

Effective Time, Teleglobe shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Excel Common Stock, certificates representing the Teleglobe Common Shares issuable pursuant to Section 1.8(a) in exchange for outstanding shares of Excel Common Stock. Teleglobe agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5 and any dividends and other distributions pursuant to Section 2.3. Any cash and certificates representing Teleglobe Common Shares deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund." At the Effective Time, the Surviving Corporation shall deposit with the Exchange Agent, in trust for the benefit of Teleglobe, a certificate representing the Surviving Corporation Shares issuable pursuant to Section 1.8(f).

                  2.2 Exchange Procedures. As soon as reasonably practicable after the Effective Time, Teleglobe shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon due delivery of the Certificates and other required documents to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Teleglobe may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing one or more Teleglobe Common Shares representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to
Section 1.8(a) (after taking into account all shares of Excel Common Stock then held by such holder) and (B) a check in the amount (after giving effect to any required tax withholdings) equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any fractional Teleglobe Common Shares pursuant to Section 2.5 and any unpaid dividends and other distributions to which such holder is entitled pursuant to
Section 2.3, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any cash payable pursuant to Section 2.3 or Section 2.5. In the event of a transfer of ownership of Excel Common Stock which is not registered in the transfer records of Excel, one or more certificates evidencing, in the aggregate, the proper number of Teleglobe Common Shares and a check in the proper amount of cash in lieu of any fractional Teleglobe Common Shares pursuant to Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3 may be issued with respect to such Excel Common Stock to such a transferee if the Certificate representing such shares of Excel Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and the ownership of such shares of Excel Common Stock by such transferee and to evidence that any applicable stock transfer taxes have been paid.

                  2.3 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to common shares of Teleglobe capital stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Teleglobe Common Shares that such holder would be entitled to receive upon surrender of such Certificate pursuant to the Merger and no cash payment in lieu of fractional Teleglobe Common Shares shall be paid to any such holder pursuant to Section 2.5 until such holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect of applicable Law, following surrender of any such Certificate, there shall be paid to such holder, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional Teleglobe Common Shares to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Teleglobe Common Shares, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Teleglobe Common Shares. For purposes of dividends or other distributions in respect of common shares of Teleglobe capital stock, all Teleglobe Common Shares to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

                  2.4 No Further Ownership Rights in Excel Common Stock . All Teleglobe Common Shares issued and cash paid upon conversion of shares of Excel Common Stock in accordance with the terms of Article I and this Article II (including any stock dividends or cash paid pursuant to Section 2.3 or cash paid pursuant to Section 2.5) shall be issued or paid in full satisfaction of all rights pertaining to the shares of Excel Common Stock.

                  2.5 No Fractional Teleglobe Common Shares. (a) No certificates or scrip or Teleglobe Common Shares representing fractional Teleglobe Common Shares shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Teleglobe or a holder of Teleglobe Common Shares.

                  (b) Notwithstanding any other provision of this Agreement, each holder of shares of Excel Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Teleglobe Common Share (after taking into account all Certificates delivered by such holder) shall be entitled to receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a Teleglobe Common Share and (ii) the average closing price of the Teleglobe Common Shares on the New York Stock Exchange, Inc. (the "NYSE"), as reported on the NYSE Composite Tape for the ten trading days prior to and ending on the trading day immediately preceding the Closing Date (the "Average Price"). As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Teleglobe, and Teleglobe shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

                  2.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to Teleglobe or otherwise on the instruction of Teleglobe, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Teleglobe for the Merger Consideration with respect to the shares of Excel Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.8 and Section 2.2, including any cash in lieu of fractional Teleglobe Common Shares to which such holders are entitled pursuant to Section 2.5, and any dividends or distributions with respect to Teleglobe Common Shares to which such holders are entitled pursuant to Section 2.3, in each case, without any interest thereon. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Excel Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 3.1(d)(iii)) shall, to the extent permitted by Law, become the property of Teleglobe free and clear of any claims or interest of any Person previously entitled thereto.

                  2.7 No Liability. None of Teleglobe, Merger Sub, Excel, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration or any cash in respect of dividends or other distributions from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                  2.8 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Teleglobe on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Teleglobe.

                  2.9 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and if required by Teleglobe, the posting by such Person of a bond in such reasonable amount as Teleglobe may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Excel Common Stock formerly represented thereby (including any cash in lieu of fractional Teleglobe Common Shares), and any unpaid dividends and distributions on Teleglobe Common Shares deliverable in respect thereof, pursuant to this Agreement.

                  2.10 Withholding Rights. Each of the Surviving Corporation and Teleglobe shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Excel Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any other provision of applicable Law. To the extent that amounts are so withheld by the Surviving Corporation or Teleglobe, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Excel Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Teleglobe, as the case may be.

                  2.11 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Excel or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Excel or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in Teleglobe or in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Teleglobe or the Surviving Corporation as a result of, or in connection with, the Merger.

                  2.12 Stock Transfer Books. At the close of business, New York City time, on the day the Effective Time occurs, the stock transfer books of Excel shall be closed and there shall be no further registration of transfers of shares of Excel Common Stock thereafter on the records of Excel. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Excel Common Stock formerly represented thereby, except as otherwise provided herein or by applicable Law. Subject to Sections
2.6 and 2.7, on or after the Effective Time, any Certificates presented to the Exchange Agent or Teleglobe for any reason shall be converted into the Merger Consideration with respect to the shares of Excel Common Stock formerly represented thereby (including any cash in lieu of fractional Teleglobe Common Shares to which the holders thereof are entitled pursuant to Section 2.5) and shall represent the right to receive dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  3.1 Representations and Warranties of Excel. Excel represents and warrants to Teleglobe and Merger Sub that the statements contained in this
Section 3.1 are true and correct except as set forth herein and in the disclosure schedule delivered by Excel to Teleglobe (the "Excel Disclosure Schedule"). The Excel Disclosure Schedule is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement and the section of the disclosure schedule corresponding to any numbered and lettered paragraph shall qualify other paragraphs in this Agreement only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs. Inclusion of information in the Excel Disclosure Schedule shall not be construed as an admission that such information is material to the operations or financial condition of Excel and its Subsidiaries.

                  (a) Organization, Standing and Power. Each of Excel and each of its Subsidiaries is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not, either individually or in the aggregate, have a Material Adverse Effect on Excel. The copies of the certificate of incorporation and by-laws of Excel which were previously furnished to Teleglobe are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                  (b) Subsidiaries. Excel does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the Subsidiaries and other entities set forth in the Excel Disclosure Documents (as defined in Section 3.1(e)), which are all the Subsidiaries of Excel that are "Significant Subsidiaries" as such term is defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as set forth in the Excel Disclosure Documents filed prior to the date of this Agreement, neither Excel nor any of its Subsidiaries is subject to any obligation or requirement to provide a material amount of funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such entity that is not directly or indirectly wholly owned by Excel. Except as would not, either individually or in the aggregate, have a Material Adverse Effect on Excel, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such Subsidiary) owned by Excel of each of Excel's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned directly or indirectly by Excel free and clear of all liens, pledges, security interests, claims or other encumbrances of any kind whatsoever (including voting, transfer or similar rights such as rights of first offer or rights of first refusal).

                  (c) Capital Structure. (i) As of the date hereof, the authorized capital stock of Excel consisted of (A) 500,000,000 shares of Excel Common Stock, of which, at the close of business on June 14, 1998, 132,259,389 shares were outstanding and 2,045,250 shares were reserved for issuance pursuant to options or rights under the Excel Stock Plans (as defined in Section 1.8(e)) and (B) 10,000,000 shares of preferred stock, par value $.001 per share, of which at the close of business on June 14, 1998, no shares were outstanding. All issued and outstanding shares of the capital stock of Excel are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of June 14, 1998 no options, warrants or other rights to acquire capital stock from Excel other than options to acquire 9,459,032 shares of Common Stock. No Subsidiaries of Excel own any shares of Excel Common Stock.

                  (ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Excel having the right to vote on any matters on which shareholders may vote ("Excel Voting Debt") are issued or outstanding.

                  (iii) Except as otherwise set forth in this Section 3.1(c), there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Excel or any of its Subsidiaries is a party or by which any of them is bound obligating Excel or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Excel or any of its Subsidiaries or obligating Excel or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of Excel or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Excel or any of its Subsidiaries. There are no agreements or arrangements pursuant to which Excel is or could be required to register shares of Excel Common Stock or other securities under the Securities Act, or other agreements or arrangements with or among any securityholders of Excel with respect to securities of Excel. There are no voting, sale, transfer or other similar agreements to which Excel or any of its Subsidiaries is a party with respect to the capital stock of Excel or its Subsidiaries or any other securities of Excel or its Subsidiaries which are convertible or exchangeable into or exercisable for shares of the capital stock of Excel or its Subsidiaries.

                  (d) Authority; No Conflicts. (i) Excel has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or may become a party and to consummate the transactions contemplated hereby and thereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Excel Vote (as defined in Section 3.1(i)). The execution and delivery by Excel of this Agreement and the other Transaction Documents to which it is or may become a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Excel, subject in the case of the consummation of the Merger to the approval and adoption of this Agreement by the Required Excel Vote. This Agreement has been, and the other Transaction Documents to which Excel is or may become a party have been or will be when executed by Excel, duly executed and delivered by Excel, and each constitutes or will constitute a valid and binding agreement of Excel, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (ii) The execution and delivery by Excel of this Agreement and the other Transaction Documents to which it is or may become a party do not and will not, and the consummation by Excel of the Merger and the other transactions contemplated hereby or thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to (A) any provision of the certificate of incorporation or by-laws of Excel or any Subsidiary of Excel or (B) except as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Excel or prevent or materially delay the performance of this Agreement by Excel and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, commitment, contract or instrument (any of the foregoing a "Contract"), Permit or Federal or national, state or provincial, municipal or local law, rule, regulation, statute, ordinance, decree, order, permit, authorization, opinion, judgment or other legislation, whether of the U.S., Canada or another foreign jurisdiction ("Laws"), applicable to Excel or any Subsidiary of Excel or their respective properties or assets. For purposes of this agreement, "Permit" shall mean any franchise, concession, grant, authorization, license, permit, easement, variance, exception, consent, certificate, approval, clearance or order of any Governmental Entity required by Law, including any Environmental Law.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, national, state, provincial, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or any other governmental or quasi-governmental authority, whether of the U.S., Canada or another foreign jurisdiction (a "Governmental Entity"), is required by or with respect to Excel or any Subsidiary of Excel in connection with the execution and delivery by Excel of this Agreement and the other Transaction Documents to which it may be a party or the consummation by Excel of the Merger and the other transactions contemplated hereby or thereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Competition Act (Canada), (B) the Communications Act of 1934, as amended (the "Communications Act"), and any rules, regulations, orders, practices and policies promulgated by the U.S. Federal Communications Commission (the "FCC") (such rules the "Federal Communications Laws"), (C) state securities or "blue sky" laws (the "Blue Sky Laws"), (D) the Securities Act, (E) the Exchange Act, (F) the Canadian Securities Laws, (G) the DGCL with respect to the filing of the Delaware Certificate of Merger, (H) the laws, rules, regulations, orders, practices and policies of any state legislature or public utility or service commission ("PUCs"), foreign (including multi-national) telecommunications regulatory agencies or similar state or foreign regulatory bodies, (I) rules and regulations of the NYSE, (J) antitrust or other competition Laws of other jurisdictions and (K) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Excel or prevent or materially delay the performance of this Agreement by Excel. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (J) are hereinafter referred to as the "Required Consents." Neither the execution and delivery by Excel of this Agreement and the other Transaction Documents to which Excel is a party nor the consummation and performance by Excel of the Merger and the other transactions contemplated hereby or thereby will result in a violation of (a) the Federal Communications Laws, (b) the laws, rules, regulations, orders, practices or policies of any state legislature or PUC, foreign (including multi-national) telecommunications regulatory agency or similar state or foreign regulatory body or (c) any order, writ, judgment, injunction, decree or award of the FCC, any entity listed in clause (b) above, or any court of competent jurisdiction binding upon Excel, other than any violation which is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Excel.

                  (iv) Each of Excel and its Subsidiaries is in possession of all Permits from appropriate Governmental Entities necessary for Excel or any of its Subsidiaries to own, lease and operate its properties or to carry on their respective businesses as they are now being conducted (the "Excel Permits"), and all such Excel Permits are valid and in full force and effect, except where the failure to have, or the suspension, cancellation or restriction of, any of the Excel Permits does not and would not, individually or in the aggregate, (a) have or be reasonably likely to have a Material Adverse Effect on Excel or (b) prevent or materially delay the performance of this Agreement by Excel. No suspension, cancellation or restriction of any of the Excel Permits is pending or, to the actual knowledge of the executive officers of Excel, threatened, except where the failure to have, or the suspension or cancellation of, any of Excel Permits does not and would not, individually or in the aggregate, (x) have or be reasonably likely to have a Material Adverse Effect on Excel or (y) prevent or materially delay the performance of this Agreement by Excel. Neither Excel nor any of its Subsidiaries is in conflict with, or in default, breach or violation of, any Excel Permits, except for such conflicts, defaults, breaches or violations that do not and would not, individually or in the aggregate, (A) have or be reasonably likely to have a Material Adverse Effect on Excel or (B) prevent or materially delay the performance of this Agreement by Excel.

                  (e) Reports and Financial Statements. Excel has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1996 (collectively, including all exhibits thereto and any registration statement filed with the SEC since such date, the "Excel Disclosure Documents"). No Subsidiary of Excel is required to file any form, report or other document with the SEC. None of the Excel Disclosure Documents filed since January 1, 1998 (the "Recent Excel Disclosure Documents"), as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Excel Disclosure Documents presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Excel and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with US GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount (and except for the absence of footnotes in the case of such interim financial statements). All of the Recent Excel Disclosure Documents, as of their respective dates (and as of the date of any amendment to the respective Recent Excel Disclosure Documents), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

                  (f) Information Supplied. (i) None of the information supplied or to be supplied by Excel for inclusion in, or incorporated by reference from the Excel Disclosure Documents in, (A) the Form F-4 (as defined in Section 5.1) will, at the time the Form F-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Joint Information Statement/Proxy Statement/Prospectus (as defined in Section 5.1) will, on the date it is first mailed to the stockholders of Excel or the shareholders of Teleglobe or at the time of the Excel Stockholders Meeting, if any, or the Teleglobe Shareholders Meeting (each as defined in Section 5.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form F-4 and the Joint Information Statement/Proxy Statement/ Prospectus will comply as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

                  (ii) Notwithstanding the foregoing provisions of this Section 3.1(f), no representation or warranty is made by Excel with respect to statements made or incorporated by reference in the Form F-4 or the Joint Information Statement/Proxy Statement/Prospectus based on information supplied by Teleglobe for inclusion or incorporation by reference therein.

                  (iii) If at any time prior to the Effective Time any event relating to Excel or any of its Affiliates, officers or directors should be discovered by Excel which should be set forth in an amendment to the Form F-4 or a supplement to the Joint Information Statement/ Proxy Statement/Prospectus, Excel shall promptly inform Teleglobe.

                  (g) Absence of Certain Changes or Events. Except as disclosed in the Excel Disclosure Documents filed prior to the date of this Agreement, since December 31, 1997, Excel and its Subsidiaries have in all material respects conducted their business in the ordinary course consistent with past practice, and there has not been any change in the business, condition (financial or otherwise), assets, liabilities or results of operations of Excel or any of its Subsidiaries or any event involving Excel or any of its Subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Excel.

                  (h) Board Approval. The Board of Directors of Excel, by resolutions adopted at a meeting duly called and held and not subsequently rescinded or modified (the "Excel Board Approval"), has (i) determined that this Agreement and the other Transaction Documents to which Excel is a party and the transactions contemplated hereby and thereby, including the Merger, are in the best interests of Excel and its stockholders, (ii) approved this Agreement and the other Transaction Documents to which Excel is a party and the transactions contemplated hereby and thereby, including the Merger, and (iii) recommended that the stockholders of Excel approve this Agreement and the Merger.

                  (i) Vote Required. The affirmative approval, by vote or written consent, of the holders of a majority of the outstanding shares of Excel Common Stock to approve the Merger (the "Required Excel Vote") is the only vote of the holders of any class or series of Excel capital stock necessary to approve and adopt this Agreement and approve the Merger and no other vote of the stockholders of Excel is required to approve the other transactions contemplated hereby or by any other Transaction Documents to which it is or may be a party.

                  (j) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Excel, except Lehman Brothers Inc. (the "Excel Fairness Opinion Banker") or Paine Webber Incorporated, whose fees and expenses will be paid by Excel in accordance with Excel's agreements with such firms based upon arrangements made by or on behalf of Excel and previously disclosed to Teleglobe.

                  (k) Opinion of Excel Fairness Opinion Banker. Excel has received the opinion of the Excel Fairness Opinion Banker, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of shares of Excel Common Stock (the "Excel Fairness Opinion"), a copy of which opinion has been made available to Teleglobe.

                  (l) No Undisclosed Liabilities. Except as disclosed in the Excel Disclosure Documents filed prior to the date hereof, and except for normal or recurring liabilities incurred since December 31, 1997 in the ordinary course of business consistent with past practices, Excel and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with US GAAP), and whether due or to become due, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Excel.

                  (m)      Taxes.

                           (i)   Except for such matters that would not,
individually or in the aggregate, have a Material Adverse Effect on Excel: (A) Excel and each of its Subsidiaries have (x) timely filed all Federal, national, state and local tax returns and reports, whether U.S. or foreign, required to be filed by them prior to the date of this Agreement (taking into account extensions), (y) timely paid or accrued all Taxes due and payable thereon, and
(z) timely paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings); (B) no tax return of Excel or any of its Subsidiaries contains a disclosure statement under Section 6662(d)(2)(B)(ii)(l) of the Code or any similar provision of applicable Law; (C) neither Excel nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any tax return, other than with respect to the fiscal year ended December 31, 1997; (D) Excel has delivered to Teleglobe correct and complete copies of all Federal tax returns, examination reports and statements of deficiencies assessed against or agreed to by Excel or any of its Subsidiaries for the past three taxable years of Excel; (E) with respect to any period for which tax returns are not yet due (including extensions), or for which Taxes are not yet due and owing, Excel and each of its Subsidiaries has made due and sufficient current accruals for such Taxes in the financial statements included in the Recent Excel Disclosure Documents; (F) neither the Internal Revenue Service (the "IRS") nor any other taxing authority has asserted in writing to Excel any claim for Taxes, or to the actual knowledge of the executive officers of Excel, is threatening to assert any claims for Taxes; (G) Excel and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected; (H) neither Excel nor any of its Subsidiaries has made an election under Section 341(f) of the Code; (I) neither Excel nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Sections 162(m) or 280G of the Code or that will be subject to excise tax under Section 4999 of the Code; (J) neither Excel nor any of its Subsidiaries (x) has been a member of an affiliated group within the meaning of
Section 1504(a) of the Code (or any similar group defined under a similar provision of applicable Law) other than an affiliated group the common parent of which is Excel and (y) has any liability under Treasury

Regulations Section 1.1502-6 (or any similar provision of applicable Law), as a transferee or successor, by contract or otherwise for Taxes of any affiliated group of which Excel is not the common parent; (K) there are no liens for Taxes upon the assets of Excel or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings); (L) neither Excel nor any of its Subsidiaries is the subject of any currently ongoing Tax audit, other than in the ordinary course of business consistent with past practice; (M) there are no pending requests for waivers of the time to assess any Tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves; and (N) neither Excel nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (ii)  For the purposes of this Agreement, a "Tax"
or, collectively, "Taxes," means any and all material Federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental, customs duty, capital stock, severance, disability, production and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (n)      Properties.

                           (i)   Section 3.1(n)(i) of the Excel Disclosure
Schedule contains a true and complete list of all real property leased by Excel or its Subsidiaries pursuant to leases providing for the occupancy of facilities in excess of 20,000 square feet (collectively "Material Leases"). Each of Excel and its Subsidiaries is not in default under any of such leases, except where the existence of such defaults, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Excel.

                           (ii)  The Excel Disclosure Schedule contains a true
and complete list of all real property that Excel or any of its Subsidiaries owns. With respect to each such item of real property, except for such matters which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Excel: (x) Excel or one of its Subsidiaries has good and marketable title to such property, free and clear of any security interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (y) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

                  (o) Intellectual Property. To the actual knowledge of the executive officers of Excel, Excel and its Subsidiaries own, or are licensed or otherwise possess the rights to use, all intellectual property, including patents, inventions, discoveries, technology, know-how, copyrights and copyrightable works (including computer software, databases, code and related systems, files and applications), trademarks, service marks, trade names, trade dress, Internet domain names, trade secrets, confidential information, specifications and designs that are necessary to conduct the business of Excel and its Subsidiaries in all material respects as currently conducted (the "Excel Intellectual Property"). All of the Excel Intellectual Property necessary to conduct the business of Excel as currently conducted in all material respects is subsisting and unexpired, has not been abandoned, does not infringe or otherwise impair the intellectual property rights of any third party, is not subject to any lien or other encumbrance, and does not require the consent of any other Person to be used by the Surviving Corporation upon the consummation of the transactions contemplated by this Agreement (except for any such consent already obtained). No action, suit or proceeding is pending, or to the actual knowledge of the executive officers of Excel, threatened by any third party or Governmental Entity that seeks to limit, cancel or question the validity of, or Excel's rights to, any Excel Intellectual Property. Excel has taken reasonable steps to protect, maintain and safeguard the Excel Intellectual Property, including any Excel Intellectual Property for which improper or unauthorized disclosure would impair its value or validity. To the actual knowledge of the executive officers of Excel, no other Person is infringing or otherwise impairing any of the Excel Intellectual Property.

                  (p) Agreements, Contracts and Commitments. Neither Excel nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material Contract to which it is a party ("Excel Material Contracts"), other than any breaches which, individually or in the aggregate, would have a Material Adverse Effect on Excel. Each Excel Material Contract that has not expired by its terms is in full force and effect.

                  (q) Litigation. Except as disclosed in the Excel Disclosure Documents filed prior to the date hereof, as of the date hereof, there are no actions, suits, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the actual knowledge of the executive officers of Excel, threatened, nor any outstanding orders, decrees or judgments issued, against Excel or any of its Subsidiaries (or any Employee Plan or Benefit Arrangement), or any property of Excel or any such Subsidiary (including Excel Intellectual Property), before any arbitrator of any kind or in or before or by any Governmental Entity, except actions, suits, investigations, proceedings, orders, decrees or judgments, which, individually and in the aggregate, do not and are not reasonably likely to (a) have a Material Adverse Effect on Excel or
(b) prevent or materially delay the performance of this Agreement by Excel.

                  (r)      Environmental Matters.

                           (i)   Except for such matters that, individually or
in the aggregate, are not reasonably likely to have a Material Adverse Effect on
Excel: (a) Excel and its Subsidiaries comply and within all applicable statutes of limitations periods have complied with all applicable Environmental Laws (as defined in Section 3.1(r)(iv)) and all applicable Permits under applicable Environmental Laws; (b) Hazardous Substances (as defined in Section 3.1(r)(v)) are not present at any of the properties (including soils, groundwater, surface water, buildings or other structures) owned or operated by Excel or any of its Subsidiaries in violation of or at concentrations that would require remediation under any

Environmental Law; (c) neither Excel nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (d) neither Excel nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance in violation or otherwise in excess of levels of concentration permitted by any Environmental Laws; (e) neither Excel nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Excel or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (f) neither Excel nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; (g) there are no circumstances or conditions involving Excel or any of its Subsidiaries that would reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Excel or any of its Subsidiaries pursuant to any Environmental Law; and (h) to the actual knowledge of the executive officers of Excel and its Subsidiaries, the foregoing representations and warranties also apply to any liability that Excel or any of its Subsidiaries retained or assumed either contractually or by operation of law.

                           (ii)  To the actual knowledge of the executive
officers of Excel, (A) no underground storage tanks are or have been located on any real property owned, operated or leased by Excel or its Subsidiaries, except for those that are maintained in material compliance with Environmental Laws and
(B) no real property owned, operated or leased by Excel or its Subsidiaries has been used or is used as a landfill or waste disposal site.

                           (iii) Excel has made available to Teleglobe copies
of all environmentally related audits, assessments, studies, reports, analyses, and results of investigations of any real property currently or formerly owned, operated or leased by Excel or its Subsidiaries that are in the possession, custody or control of Excel.

                           (iv)  As used herein, the term "Environmental Law"
means any Law or agency requirement relating to: (x) the protection, investigation or restoration of the environment, health and safety of workers or natural resources, (y) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (z) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance.

                           (v)   As used herein, the term "Hazardous Substance"
means: (x) any substance that is listed, classified or regulated pursuant to or that could result in liability under any Environmental Law; (y) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (z) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

                  (s)      Employee Benefit Plans.

                           (i)   Excel has listed in Section 3.1(s) of the Excel
Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement

Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Excel or any trade or business (whether or not incorporated) which is a member or which is under common control with Excel within the meaning of Section 414 of the Code, or any Subsidiary of Excel (together, the "Excel Employee Plans").

                           (ii)  With respect to each Excel Employee Plan, Excel
has made available to Teleglobe, a true and correct copy of (w) the most recent annual report (Form 5500) filed with the IRS, (x) such Excel Employee Plan, (y) each trust agreement and group annuity contract, if any, relating to such Excel Employee Plan and (z) the most recent actuarial report or valuation relating to an Excel Employee Plan subject to Title IV of ERISA.

                           (iii) With respect to the Excel Employee Plans,
individually and in the aggregate, such plans are being administered in accordance with their terms and applicable Laws and no event has occurred, and to the actual knowledge of the executive officers of Excel, there exists no condition or set of circumstances in connection with which Excel could be subject to any liability which would have a Material Adverse Effect on Excel under ERISA, the Code or any other applicable Law.

                           (iv) With respect to the Excel Employee Plans,
individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued under the terms of such plans and applicable Laws and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with US GAAP, on the financial statements of Excel contained in the Excel Disclosure Documents, except for any such funded or unfunded benefit obligations which are not reasonably likely to have a Material Adverse Effect on Excel.

                           (v)  Except as disclosed in Excel Disclosure
Documents filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Excel nor any of its Subsidiaries is a party to any oral or written (x) agreement with any officer or other key employee of Excel or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Excel of the nature contemplated by this Agreement, (y) agreement with any officer of Excel providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum or (z) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (t) Compliance With Laws. (i) Excel has complied with, is not in violation of, and has not received any written notices of violation with respect to, any Law applicable to Excel or any of its Subsidiaries or by which any property, asset or operation of

Excel or any of its Subsidiaries is bound or affected with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Excel.

                  (ii) Excel's marketing and direct sales programs, including Excel's multi-level marketing program, have in all material respects been conducted in accordance with all applicable Laws and there is not any action, suit, proceeding, inquiry, arbitration or litigation pending or, to the actual knowledge of the executive officers of Excel, threatened in connection with such programs which, individually or in the aggregate, would have a Material Adverse Effect on Excel.

                  (iii) No action, suit, proceeding, inquiry, arbitration or litigation is pending against Excel or, to the actual knowledge of the executive officers of Excel, threatened by any Governmental Entity or individual regarding "slamming" (i.e., changing customers' long-distance services without authorization) or "cramming" (i.e., charging customers for services they have not requested), which, individually or in the aggregate, would have a Material Adverse Effect on Excel.

                  (u) Accounting and Tax Matters. Neither Excel nor any of its Subsidiaries has taken or agreed to take any action which (i) would reasonably be expected to prevent Teleglobe from accounting for the business combination to be effected by the Merger as a pooling of interests under US GAAP or Canadian GAAP or (ii) would cause any representation contained in the certificates relating to the tax-free reorganization treatment attached hereto as Exhibits G and H to be untrue.

                  (v) Labor Matters. Neither Excel nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor is there, nor has there been in the last five years, any application for certification or recognition by any union or organization respecting any of the employees of Excel or its Subsidiaries, nor is Excel or any of its Subsidiaries a party to, or bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices and, to the actual knowledge of the executive officers of Excel, there are no campaigns being conducted to solicit cards from employees of Excel or its Subsidiaries to authorize representation by any labor organization. As of the date hereof, neither Excel nor any of its Subsidiaries is the subject of any material proceeding asserting that Excel or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the actual knowledge of the executive officers of Excel, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Excel or any of its Subsidiaries nor has there been one in the past five years.

                  (w) Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies and directors and officers liability insurance policies maintained by Excel or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Excel and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Excel.

                  (x) No Existing Discussions. As of the date hereof, Excel is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 5.5).

                  (y) Anti-Takeover Laws; Stockholder Rights Plan. Except for
Section 203 of the DGCL, no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable, by reason of Excel's being a party to the Merger, this Agreement or any of the other Transaction Documents to which it is a party or the transactions contemplated hereby or thereby or by reason of the execution by Excel's stockholders party thereto of the Excel Consent and Voting Agreement and the transactions contemplated thereby and neither Excel nor any of its Subsidiaries is a party to any "stockholder rights" plan or any similar anti-takeover plan or device.

                  (z) DGCL Section 203. Prior to the time this Agreement was executed, the Board of Directors of Excel has taken all action necessary, if any, to exempt under or make not subject to Section 203 of the DGCL: (i) the execution of this Agreement, the Excel Consent and Voting Agreement and the Excel Stock Option Agreement, (ii) the Merger and (iii) the other transactions contemplated hereby and by the other Transaction Documents.

                  (aa) Year 2000. Excel has developed and is in the process of implementing a plan which it believes in good faith is sufficient to ensure that in all material respects all hardware, software, firmware, systems, files, applications, interfaces, databases and other computer-related materials ("Software") that it owns, possesses and/or uses is or will be designed to be used prior to, during and after the calendar year 2000 A.D., and will operate in all material respects during each such time period, either on a stand-alone basis, or by interacting or interoperating with third-party Software, without material error relating to the processing, calculating, comparing, sequencing or other use of date data, including (i) any material error relating to or resulting from date data which represents or references more than one century ("Century-Based Data"); (ii) any abnormal ending or provision of materially invalid or incorrect results as a result of any Century-Based Data; or (iii) any material error relating to century recognition or calculations accommodating Century-Based Data, values or formulae, and the implementation of such plan is expected in good faith to be completed in a timely manner. Excel has performed all necessary due diligence and is in the process of performing tests and implementing modifications to all Software that it owns, possesses and/or uses to design an appropriate plan and to ensure the accuracy of this representation and warranty.

                  (ab) Pooling Letters. Excel has received two letters from Arthur Andersen LLP, each addressed to Excel, regarding its concurrence with Excel's management's conclusions as to the appropriateness of pooling of interests accounting under US GAAP (under Accounting Principles Board Opinion No. 16) and under Canadian GAAP (under

Section 1580 of The Canadian Institute of Chartered Accountants Handbook), respectively, for the Merger, as contemplated to be effected as of the date of the letters.

                  (ac) Certain Regulatory Matters.

                  (i) Except for billing disputes with customers arising in the ordinary course of business that in the aggregate involve immaterial amounts, there are no proceedings or investigations pending or, to the actual knowledge of the executive officers of Excel, threatened, before any Governmental Entity directed specifically at Excel or, in the case of matters of general applicability to the telecommunications industry, in which Excel is identified for possible disparate treatment or whose outcome may have a disparate impact on Excel, in which any of the following matters are being considered which are reasonably likely to have a Material Adverse Effect on Excel, nor has Excel or any of its Subsidiaries received written notice or inquiry from any Governmental Entity, indicating that any of such matters should be considered or may become the object of consideration or investigation specifically regarding Excel which are reasonably likely to have a Material Adverse Effect on Excel or, in the case of matters of general applicability to the telecommunications industry, in which Excel is identified for possible disparate treatment or whose outcome may have a disparate impact on Excel; (u) increases in access charges, universal service contributions or the like; (v) traffic routing restrictions or restrictions on use of facilities; (w) reduction or restriction of rates charged to customers;
(x) reduction of earnings; (y) refunds or other forfeitures of amounts previously charged to customers; or (z) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by any Governmental Entity.

                  (ii) Neither Excel nor any of its Subsidiaries has any outstanding commitments made in the context of a matter or proceeding related specifically to Excel or, in the case of matters of general applicability to the telecommunications industry, in which Excel is identified for possible disparate treatment or whose outcome may have a disparate impact on Excel (and no such obligations have been imposed upon Excel and remain outstanding), regarding; (u) increases in access charges, universal service contributions or the like; (v) traffic routing restrictions or restrictions on use of facilities; (w) reduction or restriction of rates charged to customers; (x) reduction of earnings; (y) refunds or other forfeitures of amounts previously charged to customers; or (z) expenses, infrastructure expenditures, service quality or other regulatory requirements, to or by any Governmental Entity, in each case which are reasonably likely to have a Material Adverse Effect on Excel.

                  (iii) Other than in the context of a reorganization involving pro forma transfer of authorizations, Excel has not transferred, sold any interest in or otherwise taken action to reduce its control over any Federal or state regulatory licenses, certificates, approvals or other authorizations under which it operates, and the transfer of such authorizations, subject to regulatory approval, would not violate the terms of any agreement to which Excel is a party or by which Excel is bound, or impinge the rights of any third party.

                  3.2 Representations and Warranties of Teleglobe. Teleglobe represents and warrants to Excel that the statements contained in this Section
3.2 are true and correct except as set forth herein and in the disclosure schedule delivered by Teleglobe to Excel (the

"Teleglobe Disclosure Schedule"). The Teleglobe Disclosure Schedule is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement and the section of the disclosure schedule corresponding to any numbered and lettered paragraph shall qualify other paragraphs in this Agreement only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs. Inclusion of information in the Teleglobe Disclosure Schedule shall not be construed as an admission that such information is material to the operations or financial condition of Teleglobe and its Subsidiaries.

                  (a) Organization, Standing and Power. Each of Teleglobe and each of its Subsidiaries is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not, either individually or in the aggregate, have a Material Adverse Effect on Teleglobe. The copies of the certificate of incorporation and by-laws, or comparable documents, of Teleglobe which were previously furnished to Excel are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                  (b) Subsidiaries. Teleglobe does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the Subsidiaries and other entities set forth in the Teleglobe Disclosure Documents (as defined in Section 3.2(e)), which are all the Subsidiaries of Teleglobe that are required to be disclosed pursuant to item 1 of Part II of Schedule IX of the Regulation Respecting Securities enacted under the Securities Act (Quebec). Except as set forth in the Teleglobe Disclosure Documents filed prior to the date of this Agreement, neither Teleglobe nor any of its Subsidiaries is subject to any obligation or requirement to provide a material amount of funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such entity that is not directly or indirectly wholly owned by Teleglobe. Except as would not, either individually or in the aggregate, have a Material Adverse Effect on Teleglobe, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such Subsidiary) owned by Teleglobe of each of Teleglobe's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned directly or indirectly by Teleglobe free and clear of all liens, pledges, security interests, claims or other encumbrances of any kind whatsoever (including voting, transfer or similar rights such as rights of first offer or rights of first refusal).

                  (c) Capital Structure. (i) As of the date hereof, the authorized capital stock of Teleglobe consisted of (A) an unlimited number of common shares of Teleglobe capital stock, of which, at the close of business on June 14, 1998 (after giving effect to the Teleglobe Stock Dividend), 129,306,908 shares were outstanding and 7,106,364 shares were reserved for issuance pursuant to options or rights under Teleglobe's Executive Stock Option Plan (the "Teleglobe Option Plan") and (B) an unlimited number of Class A non-voting shares and preferred shares, all without par value, of which, at the close of business on June 14, 1998 (after giving effect to the Teleglobe Stock Dividend), 5,000,000 Third Series Preferred Shares were outstanding. All issued and outstanding shares of the capital stock of Teleglobe are duly authorized, validly issued, fully paid and nonassessable and no class of capital stock is entitled to preemptive rights. There were outstanding as of June 14, 1998 no options, warrants or other rights to acquire capital stock from Teleglobe other than options or rights to acquire 3,577,706 common shares of Teleglobe capital stock.

                  (ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Teleglobe having the right to vote on any matters on which shareholders may vote ("Teleglobe Voting Debt") are issued or outstanding.

                  (iii) Except as otherwise set forth in this Section 3.2(c), there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Teleglobe or any of its Subsidiaries is a party or by which any of them is bound obligating Teleglobe or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Teleglobe or any of its Subsidiaries or obligating Teleglobe or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of Teleglobe or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Teleglobe or any of its Subsidiaries. There are no agreements or arrangements pursuant to which Teleglobe is or could be required to register or qualify common shares of Teleglobe capital stock or other securities under the Securities Act or any Canadian Securities Laws, or other agreements or arrangements with or among any securityholders of Teleglobe with respect to securities of Teleglobe. There are no voting, sale, transfer or other similar agreements to which Teleglobe or any of its Subsidiaries is a party with respect to the capital stock of Teleglobe or Teleglobe's Subsidiaries or any other securities of Teleglobe or Teleglobe's Subsidiaries which are convertible or exchangeable into or exercisable for shares of the capital stock of Teleglobe or Teleglobe's Subsidiaries.

                  (d) Authority; No Conflicts. (i) Teleglobe has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or may become a party and, subject to the approval by the Required Articles Amendment Vote or the Required By-Law Amendment Vote of the Teleglobe Articles Amendment or the Teleglobe By-Law Amendment, respectively, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which it is or may become a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Teleglobe, subject in the case of the Teleglobe Articles Amendment or the Teleglobe By-Law Amendment, as the case may be, to the approval by the Required Articles Amendment Vote or the Required By-Law Amendment Vote, as the case may be. This Agreement has been, and the other Transaction Documents to which Teleglobe is or may become a party have been or will be when executed by Teleglobe, duly executed and delivered by Teleglobe, and each constitutes or will constitute a valid and binding agreement of Teleglobe, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (ii) The execution and delivery by Teleglobe of this Agreement and the other Transaction Documents to which it is or may become a party do not and will not, and the consummation by Teleglobe and Merger Sub of the Merger and the other transactions contemplated hereby or thereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the certificate of incorporation or by-laws or similar constitutive documents of Teleglobe or any Subsidiary of Teleglobe, or (B) except as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Teleglobe or prevent or materially delay the performance of this Agreement by Teleglobe and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any Contract, Law or Permit applicable to Teleglobe or any Subsidiary of Teleglobe or their respective properties or assets.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Teleglobe or any Subsidiary of Teleglobe in connection with the execution and delivery by Teleglobe of this Agreement and the other Transaction Documents to which Teleglobe may be a party or the consummation by Teleglobe of the Merger and the other transactions contemplated hereby or thereby, except for the Required Consents, if applicable, and those required under or in relation to the Telecommunications Act (Canada), the Radiocommunication Act (Canada) or the Telegraphs Act (Canada), the Montreal Exchange (the "ME") and The Toronto Stock Exchange (the "TSE" and, together with the ME and the NYSE, the "Exchanges") and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain are not individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Teleglobe or prevent or materially delay the performance of this Agreement by Teleglobe. Neither the execution and delivery by Teleglobe of this Agreement, and the other Transaction Documents to which Teleglobe is a party nor the consummation and performance by Teleglobe of the Merger and the other transactions contemplated hereby or thereby will result in a violation of (a) the Federal Communications Laws, (b) the laws, rules, regulations, orders, practices or policies of any state legislature or PUC, foreign (including multi-national) telecommunications regulatory agency or similar state or foreign regulatory body, or (c) any order, writ, judgment, injunction, decree or award of the FCC, any entity listed in clause (b) above, or any court of competent jurisdiction binding upon Teleglobe, other than any violation which is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Teleglobe.

                  (iv) Each of Teleglobe and its Subsidiaries is in possession of all Permits from appropriate Governmental Entities necessary for Teleglobe or any of its Subsidiaries to own, lease and operate its properties or to carry on their respective businesses as they are now being conducted (the "Teleglobe Permits"), and all such Teleglobe Permits are valid and in full force and effect, except where the failure to have, or the suspension, cancellation or restriction of, any of the Teleglobe Permits does not and would not, individually or in the aggregate, (a) have or be reasonably likely to have a Material Adverse Effect on Teleglobe or (b) prevent or materially delay the performance of this Agreement by Teleglobe. No suspension, cancellation or restriction of any of the Teleglobe Permits is pending or, to the actual knowledge of the executive officers of Teleglobe, threatened, except where the failure to have, or the suspension or cancellation of, any of Teleglobe Permits does not and would not, individually or in the aggregate, (x) have or be reasonably likely to have a Material Adverse Effect on Teleglobe or (y) prevent or materially delay the performance of this Agreement by Teleglobe. Neither Teleglobe nor any of its Subsidiaries is in conflict with, or in default, breach or violation of any Teleglobe Permits, except for such conflicts, defaults, breaches or violations that do not and would not, individually or in the aggregate, (A) have or be reasonably likely to have a Material Adverse Effect on Teleglobe or (B) prevent or materially delay the performance of this Agreement by Teleglobe.

                  (e) Reports and Financial Statements. Teleglobe has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the Canadian securities regulatory authorities (the "CSA") and, to the extent applicable, the SEC since January 1, 1996 (collectively, including all exhibits thereto and any registration statement filed since such date, the "Teleglobe Disclosure Documents"). No Subsidiary of Teleglobe is required to file any form, report or other document with the CSA or the SEC. None of the Teleglobe Disclosure Documents filed since January 1, 1998 (the "Recent Teleglobe Disclosure Documents"), as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Teleglobe Disclosure Documents presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Teleglobe and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with Canadian GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount (and except for the absence of footnotes in the case of such interim financial statements). All of the Recent Teleglobe Disclosure Documents, as of their respective dates (and as of the date of any amendment to the respective Recent Teleglobe Disclosure Documents), complied as to form in all material respects with the applicable requirements of the Canadian Securities Laws and, to the extent applicable, to the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

                  (f) Information Supplied. (i) None of the information supplied or to be supplied by Teleglobe for inclusion in, or incorporated by reference in, (A) the Form F-4 will, at the time the Form F-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Joint Information Statement/Proxy Statement/Prospectus will, on the date it is first mailed to the stockholders of Excel or the shareholders of Teleglobe or at the time of the Excel Stockholders Meeting, if any, or the Teleglobe Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form F-4 and the Joint Information Statement/Proxy Statement/Prospectus will comply as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder and with the applicable requirements of the Canadian Securities Laws.

                  (ii) Notwithstanding the foregoing provisions of this Section 3.2(f), no representation or warranty is made by Teleglobe with respect to statements made or incorporated by reference in the Form F-4 or the Joint Information Statement/Proxy Statement/Prospectus based on information supplied by Excel for inclusion or incorporation by reference therein.

                  (iii) If at any time prior to the Effective Time any event relating to Teleglobe or any of its Affiliates, officers or directors should be discovered by Teleglobe which should be set forth in an amendment to the Form F-4 or a supplement to the Joint Information Statement/ Proxy
Statement/Prospectus, Teleglobe shall promptly inform Excel.

                  (g) Absence of Certain Changes or Events. Except as disclosed in the Teleglobe Disclosure Documents filed prior to the date of this Agreement, since December 31, 1997, Teleglobe and its Subsidiaries have in all material respects conducted their business in the ordinary course consistent with past practice, and there has not been any change in the business, condition (financial or otherwise), assets, liabilities or results of operations of Teleglobe or any of its Subsidiaries or any event involving Teleglobe or any of its Subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Teleglobe.

                  (h) Board Approval. The Board of Directors of Teleglobe, by resolutions adopted at a meeting duly called and held and not subsequently rescinded or modified (the "Teleglobe Board Approval"), has (i) determined that this Agreement, and the other Transaction Documents to which Teleglobe is a party and the transactions contemplated hereby and thereby, including the Share Issuance, the Teleglobe Articles Amendment and the Teleglobe By-Law Amendment, are in the best interests of Teleglobe and its shareholders, (ii) approved this Agreement and the other Transaction Documents to which Teleglobe is a party and the transactions contemplated hereby and thereby, including the Share Issuance, the Teleglobe Articles Amendment and the Teleglobe By-Law Amendment, and (iii) recommended that the shareholders of Teleglobe approve the Share Issuance, the Teleglobe Articles Amendment and the Teleglobe By-Law Amendment.

                  (i) Vote Required. No vote of the holders of any class of Teleglobe capital stock is required to approve the Share Issuance under applicable Canadian law or the rules of the Exchanges. The affirmative vote of holders of common shares of Teleglobe capital stock representing (i) two thirds of the total votes cast at a meeting of the holders of outstanding common shares of Teleglobe capital stock (such vote, the "Required Articles Amendment Vote") and (ii) a majority of the total votes cast at a meeting of the holders of outstanding common shares of Teleglobe capital stock (such vote, the "Required By-Law Amendment Vote") is the only vote of the holders of any class or series of Teleglobe capital stock necessary to approve the Teleglobe Articles Amendment and the Teleglobe By-Law

Amendment, respectively, and no other vote of the holders of any class of capital stock of Teleglobe is required to approve the other transactions contemplated hereby or by any other Transaction Documents to which it is or may be a party.

                  (j) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Teleglobe, except Bear, Stearns & Co. Inc. (the "Teleglobe Fairness Opinion Banker") and Ian Fisher & Co Inc, each of whose fees and expenses will be paid by Teleglobe in accordance with Teleglobe's agreements with such firms based upon arrangements made by or on behalf of Teleglobe and previously disclosed to Excel.

                  (k) Opinion of Teleglobe Fairness Opinion Banker. Teleglobe has received the opinion of the Teleglobe Fairness Opinion Banker dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of common shares of Teleglobe capital stock (the "Teleglobe Fairness Opinion"), a copy of which opinion has been made available to Excel.

                  (l) No Undisclosed Liabilities. Except as disclosed in the Teleglobe Disclosure Documents filed prior to the date hereof, and except for normal or recurring liabilities incurred since December 31, 1997 in the ordinary course of business consistent with past practices, Teleglobe and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with Canadian GAAP), and whether due or to become due, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Teleglobe.

                  (m) Taxes.

                           (i)  Except for such matters that would not,
individually or in the aggregate, have a Material Adverse Effect on Teleglobe:
(A) Teleglobe and each of its Subsidiaries have (x) timely filed all Federal, national, state, provincial and local tax returns and reports, whether of the U.S., Canada or another foreign jurisdiction, required to be filed by them prior to the date of this Agreement (taking into account extensions), (y) timely paid or accrued all Taxes due and payable thereon, and (z) timely paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings); (B) no tax return of Teleglobe or any of its Subsidiaries contains a disclosure statement under Section 6662(d)(2)(B)(ii)(l) of the Code or any similar provision of applicable Law; (C) neither Teleglobe nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any tax return, other than with respect to the fiscal year ended December 31, 1997;
(D) Teleglobe has delivered to Excel correct and complete copies of all Federal tax returns, examination reports and statements of deficiencies assessed against or agreed to by Teleglobe or any of its Subsidiaries for the past three taxable years of Teleglobe; (E) with respect to any period for which tax returns are not yet due (including extensions), or for which Taxes are not yet due and owing, Teleglobe and each of its Subsidiaries has made due and sufficient current accruals for such Taxes in the financial statements included in the Recent Teleglobe

Disclosure Documents; (F) neither the IRS nor any other taxing authority has asserted in writing to Teleglobe any claim for Taxes, or to the actual knowledge of the executive officers of Teleglobe, is threatening to assert any claims for Taxes; (G) Teleglobe and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected; (H) neither Teleglobe nor any of its Subsidiaries has made an election under Section 341(f) of the Code; (I) neither Teleglobe nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Sections 162(m) or 280G of the Code or that will be subject to excise tax under Section 4999 of the Code; (J) neither Teleglobe nor any of its Subsidiaries (x) has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of applicable Law) other than an affiliated group the common parent of which is Teleglobe and (y) has any liability under Treasury Regulations Section 1.1502-6 (or any similar provision of applicable Law), as a transferee or successor, by contract or otherwise for Taxes of any affiliated group of which Teleglobe is not the common parent; (K) there are no liens for Taxes upon the assets of Teleglobe or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings); (L) neither Teleglobe nor any of its Subsidiaries is the subject of any currently ongoing Tax audit, other than in the ordinary course of business consistent with past practice; (M) there are no pending requests for waivers of the time to assess any Tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves; and (N) neither Teleglobe nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (n) Properties.

                           (i)  Section 3.2(n)(i) of the Teleglobe Disclosure
Schedule contains a true and complete list of all real property leased by Teleglobe or its Subsidiaries pursuant to Material Leases. Each of Teleglobe and its Subsidiaries is not in default under any of such leases, except where the existence of such defaults, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Teleglobe.

                           (ii) The Teleglobe Disclosure Schedule contains a
true and complete list of all real property that Teleglobe or any of its Subsidiaries owns. With respect to each such item of real property, except for such matters which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Teleglobe: (x) Teleglobe or the identified Subsidiary has good and marketable title to such property, free and clear of any security interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (y) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

                  (o) Intellectual Property. To the actual knowledge of the executive officers of Teleglobe, Teleglobe and its Subsidiaries own, or are licensed or otherwise possess the rights to use, all intellectual property, including patents, inventions, discoveries, technology, know-how, copyrights and copyrightable works (including computer software, databases, code and related systems, files and applications), trademarks, service marks, trade names, trade dress, Internet domain names, trade secrets, confidential information, specifications and designs that are necessary to conduct the business of Teleglobe and its Subsidiaries in all material respects as currently conducted (the "Teleglobe Intellectual Property"). All of the Teleglobe Intellectual Property necessary to conduct the business of Teleglobe as currently conducted in all material respects is subsisting and unexpired, has not been abandoned, does not infringe or otherwise impair the intellectual property rights of any third party, is not subject to any lien or other encumbrance, and does not require the consent of any other Person to be used by Teleglobe upon the consummation of the transactions contemplated by this Agreement (except for any such consent already obtained). No action, suit or proceeding is pending, or to the actual knowledge of the executive officers of Teleglobe, threatened by any third party or any Governmental Entity that seeks to limit, cancel or question the validity of, or Teleglobe's rights to, any Teleglobe Intellectual Property. Teleglobe has taken reasonable steps to protect, maintain and safeguard the Teleglobe Intellectual Property, including any Teleglobe Intellectual Property for which improper or unauthorized disclosure would impair its value or validity. To the actual knowledge of the executive officers of Teleglobe, no other Person is infringing or otherwise impairing any of the Teleglobe Intellectual Property.

                  (p) Agreements, Contracts and Commitments. Neither Teleglobe nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material Contract to which it is a party ("Teleglobe Material Contracts"), other than any breaches which, individually or in the aggregate, would have a Material Adverse Effect on Teleglobe. Each Teleglobe Material Contract that has not expired by its terms is in full force and effect.

                  (q) Litigation. Except as disclosed in the Teleglobe Disclosure Documents filed prior to the date hereof, there are no actions, suits, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the actual knowledge of the executive officers of Teleglobe, threatened, nor any orders, decrees or judgments issued, against Teleglobe or any of its Subsidiaries (or any Teleglobe Employee Plan), or any property of Teleglobe or any such Subsidiary (including Teleglobe Intellectual Property), before any arbitrator of any kind or in or before or by any Governmental Entity, except actions, suits, investigations, proceedings orders, decrees or judgments which, individually or in the aggregate, do not and are not reasonably likely to
(a) have a Material Adverse Effect on Teleglobe or (b) prevent or materially delay the performance of this Agreement by Teleglobe.

                  (r) Environmental Matters.

                           (i)  Except for such matters that, individually or in
the aggregate, are not reasonably likely to have a Material Adverse Effect on
Teleglobe: (a) Teleglobe and its Subsidiaries comply and within all applicable statutes of limitations periods have complied with all applicable Environmental Laws and all applicable Permits under applicable Environmental Laws; (b) Hazardous Substances are not present at any of the properties (including soils, groundwater, surface water, buildings or other structures) owned or operated by Teleglobe or any of its Subsidiaries in violation of or at concentrations that would require remediation under any Environmental Law; (c) neither Teleglobe nor its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (d) neither Teleglobe nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance in violation or otherwise in excess of levels of concentration permitted by any Environmental Laws; (e) neither Teleglobe nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Teleglobe or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (f) neither Teleglobe nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; (g) there are no circumstances or conditions involving Teleglobe or any of its Subsidiaries that would reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Teleglobe or any of its Subsidiaries pursuant to any Environmental Law and (h) to the actual knowledge of the executive officers of Teleglobe and its Subsidiaries, the foregoing representations and warranties also apply to any liability that Teleglobe or any of its Subsidiaries retained or assumed either contractually or by operation of law.

                           (ii) To the actual knowledge of the executive
officers of Teleglobe, (A) no underground storage tanks are or have been located on any real property owned, operated or leased by Teleglobe or its Subsidiaries, except for those that are maintained in material compliance with Environmental Laws and (B) no real property owned, operated or leased by Teleglobe or its Subsidiaries has been used or is used as a landfill or waste disposal site.

                         (iii)  Teleglobe has made available to Excel copies of
all environmentally related audits, assessments, studies, reports, analyses and results of investigations of any real property currently or formerly owned, operated or leased by Teleglobe or its Subsidiaries that are in the possession, custody or control of Teleglobe.

                  (s) US Employee Benefit Plans.

                           (i)  Teleglobe has listed in Section 3.2(s) of the
Teleglobe Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar US employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former US employee of Teleglobe or any trade or business (whether or not incorporated) which is a member or which is under common control with Teleglobe within the meaning of Section 414 of the Code, or any Subsidiary of Teleglobe (together, the "US Teleglobe Employee Plans").

                           (ii) With respect to each US Teleglobe Employee Plan,
Teleglobe has made available to Excel, a true and correct copy of (w) the most recent annual report (Form 5500) filed with the IRS, (x) such US Teleglobe Employee Plan, (y) each trust agreement and group annuity contract, if any, relating to such US Teleglobe Employee Plan and (z) the most recent actuarial report or valuation relating to a US Teleglobe Employee Plan subject to Title IV of ERISA.

                          (iii) With respect to the US Teleglobe Employee
Plans, individually and in the aggregate, such plans are being administered in accordance with their terms and applicable Laws and no event has occurred, and to the actual knowledge of the executive officers of Teleglobe, there exists no condition or set of circumstances in connection with which Teleglobe could be subject to any liability which would have a Material Adverse Effect on Teleglobe under ERISA, the Code or any other applicable Law.

                           (iv) With respect to the US Teleglobe Employee Plans,
individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with Canadian GAAP, on the financial statements of Teleglobe contained in the Teleglobe Disclosure Documents, except for any such funded or unfunded benefit obligations which are not reasonably likely to have a Material Adverse Effect on Teleglobe.

                           (v)  Except as disclosed in Teleglobe Disclosure
Documents filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Teleglobe nor any of its Subsidiaries is a party to any oral or written (x) agreement with any US officer or other US key employee of Teleglobe or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Teleglobe of the nature contemplated by this Agreement,
(y) agreement with any US officer of Teleglobe providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum or (z) US agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (t) Canadian Employee Benefit Plans. Teleglobe has listed in
Section 3.2(t) of the Teleglobe Disclosure Schedule a list of all pension, retirement, bonus, profit sharing, compensation, incentive, stock purchase, stock option, savings, insurance, medical, hospitalization, disability, death, and other similar plans, programs, arrangements or practices (written or otherwise) covering any or all of its Canadian employees or its Subsidiaries (the "Canadian Teleglobe Employee Plans" and, together with the US Teleglobe Employee Plans, the "Teleglobe Employee Plans").

                           (i)  With respect to each Canadian Teleglobe Employee
Plan, Teleglobe has made available to Excel a true and correct copy of (x) such Canadian Teleglobe Employee Plan and (y) the most recent actuarial report or valuation relating to a Canadian Teleglobe Employee Plan, if any;

                           (ii) With respect to the Canadian Teleglobe Employee
Plans, individually and in the aggregate, such plans are being administered in accordance with their terms and applicable Canadian Laws and no event has occurred, and to the actual knowledge of the executive officers of Teleglobe, there exists no condition or set of circumstances in connection with which Teleglobe could be subject to any liability which would have a Material Adverse Effect on Teleglobe under any applicable Canadian Law;

                          (iii) With respect to the Canadian Teleglobe Employee
Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued under the terms of such plans and applicable Canadian Laws and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with Canadian GAAP, on the financial statements of Teleglobe contained in the Teleglobe Disclosure Documents, which obligations would have a Material Adverse Effect on Teleglobe;

                           (iv) Except as disclosed in Teleglobe Disclosure
Documents filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Teleglobe nor any of its Subsidiaries is a party to any oral or written (x) agreement with any Canadian officer or other Canadian key employee of Teleglobe or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Teleglobe of the nature contemplated by this Agreement,
(y) agreement with any Canadian officer of Teleglobe providing any term of employment or compensation guarantee extending for a period longer than one year from the date thereof and for the payment of compensation in excess of $100,000 per annum, or (z) Canadian agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (u) Compliance With Laws. Teleglobe has complied with, is not in violation of, and has not received any written notices of violation with respect to, any Law applicable to Teleglobe or any of its Subsidiaries or by which any property, asset or operation of Teleglobe or any of its Subsidiaries is bound or affected with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Teleglobe.

                  (v) Accounting and Tax Matters. Neither Teleglobe nor any of its Subsidiaries has taken or agreed to take any action which (i) would reasonably be expected to prevent Teleglobe from accounting for the business combination to be effected by the Merger as a pooling of interests under US GAAP or Canadian GAAP or (ii) would cause any representation contained in the certificates relating to the tax-free reorganization treatment attached hereto as Exhibits G and H to be untrue.

                  (w) Labor Matters. Except as disclosed in the Teleglobe Disclosure Documents filed prior to the date hereof, neither Teleglobe nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor is there, nor has there been in the last five years, any application for certification or recognition by any union or organization respecting any of the employees of Teleglobe or its Subsidiaries, nor is Teleglobe or any of its Subsidiaries a party to, or bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices and, to the actual knowledge of the executive officers of Teleglobe, there are no campaigns being conducted to solicit cards from employees of Teleglobe or its Subsidiaries to authorize representation by any labor organization. As of the date hereof, neither Teleglobe nor any of its Subsidiaries is the subject of any material proceeding asserting that Teleglobe or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the actual knowledge of the executive officers of Teleglobe, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Teleglobe or any of its Subsidiaries nor has there been one in the past five years.

                  (x) Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies and directors and officers liability insurance policies maintained by Teleglobe or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Teleglobe and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by Canadian persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Teleglobe.

                  (y) No Existing Discussions. As of the date hereof, Teleglobe is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

                  (z) Anti-Takeover Laws; Shareholder Rights Plan. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable, by reason of Teleglobe's being a party to the Merger, this Agreement or any of the other Transaction Documents to which it is a party or the transactions contemplated hereby or thereby or by reason of the execution by Teleglobe's shareholders party thereto of the Teleglobe Consent and Voting Agreement and the transactions contemplated thereby and neither Teleglobe nor its Subsidiaries is a party to any "shareholders rights" plan or similar anti-takeover plan.

                  (aa) Year 2000. Teleglobe has developed and is in the process of implementing a plan which it believes in good faith is sufficient to ensure that in all material respects all Software that it owns, possesses and/or uses is or will be designed to be used prior to, during and after the calendar year 2000 A.D., and will operate in all material respects during each such time period, either on a stand-alone basis, or by interacting or interoperating with third-party Software, without material error relating to the processing, calculating, comparing, sequencing or other use of date data, including (i) any material error relating to or resulting from Century-Based Data, (ii) any abnormal ending or provision of materially invalid or incorrect results as a result of any Century-Based Data or (iii) any material error relating to century recognition or calculations accommodating Century-Based Data, values or formulae, and that the implementation of such plan is expected in good faith to be completed in a timely manner. Teleglobe has performed all necessary due diligence and is in the process of performing tests and implementing modifications to all Software that it owns, possesses and/or uses to design an appropriate plan and to ensure the accuracy of this representation and warranty.

                  (ab) Pooling Letters. Teleglobe has received a letter from KPMG Peat Marwick LLP addressed to Teleglobe regarding its concurrence with Teleglobe's management's conclusions as to the appropriateness of the pooling of interests accounting under US GAAP (under Accounting Principles Board Opinion No. 16) and a letter from KPMG as to the appropriateness of pooling of interests accounting under Canadian GAAP (under Section 1580 of The Canadian Institute of Chartered Accountants Handbook), respectively, for the Merger, as contemplated to be effected as of the date of the letters.

                  (ac) Certain Regulatory Matters.

                  (i) Except for billing disputes with customers arising in the ordinary course of business that in the aggregate involve immaterial amounts, there are no proceedings or investigations pending or, to the actual knowledge of the executive officers of Teleglobe, threatened, before any Governmental Entity directed specifically at Teleglobe or, in the case of matters of general applicability to the telecommunications industry, in which Teleglobe is identified for possible disparate treatment, or whose outcome may have a disparate impact on Teleglobe, in which any of the following matters are being considered which are reasonably likely to have a Material Adverse Effect on Teleglobe, nor has Teleglobe or any of its Subsidiaries received written notice or inquiry from any Governmental Entity, indicating that any of such matters should be considered or may become the object of consideration or investigation specifically regarding Teleglobe which are reasonably likely to have a Material Adverse Effect on Teleglobe or, in the case of matters of general applicability to the telecommunications industry, in which Teleglobe is identified for possible disparate treatment, or whose outcome may have a disparate impact on
Teleglobe: (u) increases in access charges, universal service contributions or the like; (v) traffic routing restrictions or restrictions on use of facilities;
(w) reduction or restriction of rates charged to customers; (x) reduction of earnings; (y) refunds or other forfeitures of amounts previously charged to customers; or (z) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by Governmental Entity.

                  (ii) Neither Teleglobe nor any of its Subsidiaries has any outstanding commitments made in the context of a matter or proceeding related specifically to Teleglobe or, in the case of matters of general applicability to the telecommunications industry, in which Teleglobe is identified for possible disparate treatment or whose outcome may have a disparate impact on Teleglobe (and no such obligations have been imposed upon Teleglobe and remain outstanding) regarding (u) increases in access charges, universal service contributions or the like; (v) traffic routing restrictions or restrictions on use of facilities; (w) reduction or restriction of rates charged to customers;
(x) reduction of earnings; (y) refunds or other forfeitures of amounts previously charged to customers; or (z) expenses, infrastructure expenditures, service quality or other regulatory requirements, to or by any Governmental Entity, in each case which are reasonably likely to have a Material Adverse Effect on Teleglobe.

                  (iii) Teleglobe has not transferred, sold any interest in or otherwise taken any action to reduce its control over any Federal or national or state or provincial regulatory licenses, certificates, approvals or other authorizations under which it operates, U.S., Canadian or foreign, and the transfer of such authorizations, subject to regulatory approval, would not violate the terms of any agreement to which Teleglobe is a party or by which Teleglobe is bound, or impinge the rights of any third party.

                  (ad) No Plan or Intention to Dispose of Surviving Corporation. Teleglobe has no plan or intention to dispose in any manner of any of the Surviving Corporation Common Stock or to dispose in any manner, or permit or cause the Surviving Corporation to dispose in any manner, of any of the assets of the Surviving Corporation, other than dispositions of assets of the Surviving Corporation in the ordinary course of business which do not constitute dispositions of all or a substantial portion (within the meaning of Treasury Regulation Section 1.367(a)-3T(g)(3)) of the assets of the Surviving Corporation.

                  3.3 Representations and Warranties of Teleglobe and Merger Sub. Each of Teleglobe and Merger Sub, jointly and severally, represents and warrants to Excel as follows:

                  (a) Organization and Corporate Power. Merger Sub was incorporated on June 11, 1998, and is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Merger Sub is a direct wholly owned Subsidiary of Teleglobe.

                  (b) Capital Structure. (i) The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, of which 1,000 shares are outstanding as of the date hereof. All issued and outstanding shares of the capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable. There are not as of the date hereof and there will not be as of the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character to or by which Merger Sub is a party or may be bound requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Sub.

                  (c) Corporate Authorization. Merger Sub has all requisite corporate power and authority to enter into this Agreement and any other Transaction Document to which it may become a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Merger Sub of this Agreement and any other Transaction Document to which it may become a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been, and any other Transaction Document to which it may become a party will be, duly executed and delivered by Merger Sub and each constitutes or will constitute a valid and binding agreement of

Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless or whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (d) Non-Contravention. The execution, delivery and performance by Merger Sub of this Agreement and any other Transaction Document to which it may be a party and the consummation by Merger Sub of the transactions contemplated hereby and thereby do not and will not contravene or conflict with the certificate of incorporation or by-laws of Merger Sub or any Contract, Law or Permit applicable to Merger Sub or its properties or assets.

                  (e) No Business Activities. Merger Sub was formed for the purpose of consummating the transactions contemplated hereby and has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries and no material assets or liabilities and is not a party to any agreement (except this Agreement).


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  4.1 Covenants of Excel. During the period from the date of this Agreement and continuing until the Effective Time, Excel agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as set forth in the Excel Disclosure Schedule or to the extent that Teleglobe shall otherwise consent in writing, which consent shall not unreasonably be withheld):

                  (a) Ordinary Course. (i) Excel and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers, regulators, distributors, creditors, lessors, employees and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by Excel or its Subsidiaries with respect to matters specifically addressed by any other provision of this
Section 4.1 shall be deemed a breach of this Section 4.1(a)(i) unless such action would constitute a breach of one or more of such other provisions.

                  (ii) Excel shall not, and shall not permit any of its Subsidiaries to, (A) alter the fundamental nature of its business or enter into material new lines of business outside the communications industry, except as disclosed in the Excel Disclosure Documents or as set forth in Excel's current business plan, a copy of which has been previously provided to

Teleglobe, or (B) incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice.

                  (b) Dividends; Changes in Share Capital. Excel shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except dividends by wholly owned Subsidiaries of Excel, (ii) split, combine, subdivide or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Excel, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

                  (c) Issuance of Securities. Excel shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, transfer, pledge or otherwise encumber or authorize or propose the issuance, delivery, sale, transfer, pledge or encumbrance of, any shares of its capital stock of any class, any Excel Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Excel Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Excel Common Stock upon the exercise of stock options or in connection with other stock-based benefits plans outstanding on the date hereof in accordance with their current terms and (ii) issuances by a wholly owned Subsidiary of Excel of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of Excel.

                  (d) Governing Documents. Except as expressly set forth herein or as required by applicable Law, Excel and its Subsidiaries shall not amend, in the case of Subsidiaries, in any material respect, or propose to amend their respective certificates of incorporation, by-laws or other governing documents.

                  (e) No Acquisitions. Other than acquisitions for cash in existing or related lines of business of Excel the fair market value of the total consideration (including the value of indebtedness or other liability acquired or assumed) for which does not exceed $100 million in the aggregate, Excel shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of Excel and its Subsidiaries in the ordinary course); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of Excel or (y) the creation of new Subsidiaries of Excel organized to conduct or continue activities otherwise permitted by this Agreement.

                  (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of Excel, (ii) dispositions referred to in the Excel Disclosure Documents filed prior to the date of this Agreement or (iii) other dispositions of assets having a fair market value at the time of disposition not in excess of $100,000,000, Excel shall not, and shall not permit any Subsidiary of Excel to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Excel) which are material, individually or in the aggregate, to Excel and its Subsidiaries, taken as a whole.

                  (g) Investments; Indebtedness. Excel shall not, and shall not permit any of its Subsidiaries to, (i) other than in connection with actions permitted by Section 4.1(e), make any loans, advances or capital contributions to, or investments in, any other Person, other than by Excel or a Subsidiary of Excel to or in Excel or any wholly owned Subsidiary of Excel or (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or settle any litigation, other than indebtedness, issuances of debt securities, guarantees, loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice.

                  (h) Pooling-of-Interests; Tax-Free Qualification. Excel shall not, and shall not permit any of its Subsidiaries to, take any action which (i) would reasonably be expected to prevent or impede the Merger from qualifying for pooling-of-interests accounting treatment under US GAAP or Canadian GAAP or (ii) would cause any representation contained in the certificates relating to the tax-free reorganization treatment attached hereto as Exhibits G and H to be untrue.

                  (i) Other Actions. Excel shall not, and shall not permit any of its Subsidiaries to, take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

                  (j) Accounting Methods; Income Tax Elections. Except as disclosed in the Excel Disclosure Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, Excel shall not change its methods of accounting in effect at March 31, 1998, except as required by changes in US GAAP as concurred in by Excel's independent auditors. Excel shall not (i) change its fiscal year or (ii) make any material Tax election, except as required by Law.

                  (k) Excel Employee Plans. Excel agrees as to itself and its Subsidiaries that it will not (i) enter into, adopt, amend (except as may be required by Law), renew or terminate any Excel Employee Plan, or any other employee benefit plan or any agreement, arrangement, plan or policy between Excel or any of its Subsidiaries and one or more of its directors or officers,
(ii) increase or accelerate the compensation or fringe benefits of any of its directors, officers or employees, except for normal increases in salary or wages of employees of Excel who are not directors or executive officers of Excel in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Excel, (iii) grant any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares other than as required by existing agreements with individual employees, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or
(iv) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

                  (l) Contracts. Excel agrees, as to itself and its Subsidiaries, not to take or omit to take any act which would cause a breach of any Contract if the result would reasonably be expected to have a Material Adverse Effect on Excel.

                  4.2 Covenants of Teleglobe. During the period from the date of this Agreement and continuing until the Effective Time, Teleglobe agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as set forth in the Teleglobe Disclosure Schedule or to the extent that Excel shall otherwise consent in writing, which consent shall not unreasonably be withheld):

                  (a) Ordinary Course. (i) Teleglobe and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers, regulators, distributors, creditors, lessors, employees and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by Teleglobe or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.2 shall be deemed a breach of this Section 4.2(a)(i) unless such action would constitute a breach of one or more of such other provisions.

                  (ii) Teleglobe shall not, and shall not permit any of its Subsidiaries to, (A) alter the fundamental nature of its business or enter into material new lines of business outside the communications industry, except as disclosed in the Teleglobe Disclosure Documents or as set forth in Teleglobe's current business plan, a copy of which has been previously provided to Excel, or
(B) incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice.

                  (b) Dividends; Changes in Share Capital. Except for the Teleglobe Stock Dividend, Teleglobe shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) Teleglobe may continue the declaration and payment of regular quarterly cash dividends in amounts and at times consistent with past practice (including increases in such amounts consistent with past practice), (B) Teleglobe may declare and/or pay a dividend for the period from the last dividend record date prior to the Closing Date through, but not including, the Closing Date to Teleglobe shareholders of record as of a date prior to the Closing Date in an amount not in excess of the product of (a) the quotient of
(I) the number of days from and including the last dividend payment date through but not including the Closing Date over (II) the number of days in the quarter in which such dividend is being paid and (b) the amount per common share of Teleglobe capital stock of the dividend paid by Teleglobe in the immediately preceding quarter and (C) dividends by wholly owned Subsidiaries of Teleglobe,
(ii) split, combine, subdivide or
reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Teleglobe or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

                  (c) Issuance of Securities. Teleglobe shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, transfer, pledge or otherwise encumber or authorize or propose the issuance, delivery, sale, transfer, pledge or encumbrance of any shares of its capital stock of any class, any Teleglobe Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Teleglobe Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of common shares of Teleglobe capital stock upon the exercise of stock options or in connection with other stock-based benefits plans outstanding on the date hereof in accordance with their current terms, (ii) the conversion of shares of Convertible Preferred Stock of Teleglobe outstanding on the date hereof and (iii) issuances by a wholly owned Subsidiary of Teleglobe of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of Teleglobe.

                  (d) Governing Documents. Except as expressly set forth herein or as required by applicable Law, Teleglobe and its Subsidiaries shall not amend, in the case of Subsidiaries, in any material respect, or propose to amend their respective certificates of incorporation, by-laws or other governing documents.

                  (e) No Acquisitions. Other than acquisitions for cash in existing or related lines of business of Teleglobe the fair market value of the total consideration (including the value of indebtedness or other liability acquired or assumed) for which does not exceed $100 million in the aggregate, Teleglobe, shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of Teleglobe and its Subsidiaries in the ordinary course); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of Teleglobe or (y) the creation of new Subsidiaries of Teleglobe organized to conduct or continue activities otherwise permitted by this Agreement.

                  (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of Teleglobe, (ii) dispositions referred to in the Teleglobe Disclosure Documents filed prior to the date of this Agreement or (iii) other dispositions of assets having a fair market value at the time of disposition not in excess of $100,000,000, Teleglobe shall not, and shall not permit any Subsidiary of Teleglobe to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Teleglobe) which are material, individually or in the aggregate, to Teleglobe and its Subsidiaries, taken as a whole.

                  (g) Investments; Indebtedness. Teleglobe shall not, and shall not permit any of its Subsidiaries to, (i) other than in connection with actions permitted by Section 4.2(e), make any loans, advances or capital contributions to, or investments in, any other Person, other than by Teleglobe or a Subsidiary of Teleglobe to or in Teleglobe or any wholly owned Subsidiary of Teleglobe or
(ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or settle any litigation, other than indebtedness, issuances of debt securities, guarantees, loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice.

                  (h) Pooling-of-Interests; Tax-Free Qualification. Teleglobe shall not, and shall not permit any of its Subsidiaries to, take any action which (i) would reasonably be expected to prevent or impede the Merger from qualifying for pooling-of-interests accounting treatment under US GAAP or Canadian GAAP (ii) would cause any representation contained in the certificates relating to the tax-free reorganization treatment attached hereto as Exhibits G and H to be untrue.

                  (i) Other Actions. Teleglobe shall not, and shall not permit any of its Subsidiaries to, take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

                  (j) Accounting Methods; Income Tax Elections. Except as disclosed in the Teleglobe Disclosure Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, Teleglobe shall not change its methods of accounting in effect at March 31, 1998, except as required by changes in Canadian GAAP as concurred in by Teleglobe's independent auditors. Teleglobe shall not (i) change its fiscal year or (ii) make any material Tax election, except as required by Law.

                  (k) Teleglobe Employee Plans. Teleglobe agrees as to itself and its Subsidiaries that it will not (i) enter into, adopt, amend (except as may be required by Law), renew or terminate any Teleglobe Employee Plan, or any other employee benefit plan or any agreement, arrangement, plan or policy between Teleglobe or any of its Subsidiaries and one or more of its directors or officers, (ii) increase or accelerate the compensation or fringe benefits of any of its directors, officers or employees, except for normal increases in salary or wages of employees of Teleglobe who are not directors or executive officers of Teleglobe in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Teleglobe, (iii) grant any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares other than as required by existing agreements with individual employees, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or (iv) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

                  (l) Contracts. Teleglobe agrees, as to itself and its Subsidiaries, not to take or omit to take any act which could cause a breach of any Contract if the result would reasonably be expected to have a Material Adverse Effect on Teleglobe.

                  4.3 Advice of Changes; Governmental Filings. Each party shall
(a) confer on a regular and frequent basis with the other and (b) report (to the extent permitted by applicable Law or any applicable confidentiality agreement) on operational matters. Excel and Teleglobe shall file all reports required to be filed by each of them with the SEC and the CSA (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by applicable Law or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly after the same are filed. Subject to applicable Laws relating to the exchange of information, each of Excel and Teleglobe shall have the right to review in advance, and will consult with the other with respect to, all the information relating to the other party and each of their respective Subsidiaries which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable and as timely as practicable, it will consult with, and provide all appropriate and necessary assistance to, the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

                  4.4 Transition Planning. Teleglobe and Excel shall each appoint four officers, including in each case its chief financial officer, to serve from time to time as their respective representatives on a committee that will be responsible for coordinating transition planning and implementation relating to the Merger. Either party may remove and replace its appointees at any time. During the period between the date of this Agreement and the Effective Time, such committee shall (i) examine various alternatives regarding the manner in which to best organize and manage the businesses of Teleglobe and Excel after the Effective Time and (ii) coordinate policies and strategies with respect to regulatory authorities and bodies, in all cases subject to applicable law and regulation.

                  4.5 Control of Other Party's Business. Nothing contained in this Agreement shall give Excel, directly or indirectly, the right to control or direct Teleglobe's operations prior to the Effective Time. Nothing contained in this Agreement shall give Teleglobe, directly or indirectly, the right to control or direct Excel's operations prior to the Effective Time. Prior to the Effective Time, each of Excel and Teleglobe shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                  4.6 Network Transition. Promptly following the date hereof, Teleglobe and

Excel shall, to the extent not violative in any material respect of any Law or of any Contracts to which any party hereto or any of its Subsidiaries or controlled Affiliates is a party, commence to negotiate in good faith an agreement to transition Excel's international traffic onto Teleglobe's network, offer Teleglobe's products through Excel's marketing and sales force and review Teleglobe's and Excel's U.S. domestic network to obtain the maximum network optimization and other synergies as necessary for Teleglobe's and Excel's future business plans.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  5.1 Preparation of Proxy Statement; Stockholders Approval. (a) As promptly as practicable following the date hereof, Teleglobe and Excel shall prepare and file with the SEC preliminary proxy materials or an information statement, as applicable, which shall constitute a joint information statement, proxy statement and prospectus (such information statement/ proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Information Statement/Proxy Statement/Prospectus"), and Teleglobe shall, in cooperation with Excel, prepare and file with the SEC a registration statement on Form F-4 with respect to the issuance of Teleglobe Common Shares in the Merger (the "Form F-4"). The Joint Information Statement/Proxy Statement/Prospectus will be included in the Form F-4 as Teleglobe's prospectus. The Form F-4 and the Joint Information Statement/Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, and the Joint Information Statement/ Proxy Statement/Prospectus shall comply as to form in all material respects with the requirements of the Canadian Securities Laws. Each of Teleglobe and Excel shall use all reasonable efforts to have the Form F-4 declared effective by the SEC as promptly as practicable after filing with the SEC and to keep the Form F-4 effective as long as is necessary to consummate the Merger. The parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Joint Information Statement/Proxy Statement/Prospectus and the Form F-4 and advise one another of any oral comments with respect to the Joint Information Statement/Proxy Statement/Prospectus and the Form F-4 received from the SEC. The parties will cooperate in preparing and filing with the SEC any amendment or supplement to the Joint Information Statement/Proxy Statement/Prospectus or the Form F-4. No amendment or supplement to the Joint Information Statement/Proxy Statement/Prospectus shall be filed without the approval of both parties, which approvals shall not be unreasonably withheld or delayed. A copy of the Joint Information Statement/Proxy Statement/Prospectus shall also be filed by Teleglobe with the CSA in accordance with the applicable requirements of the Canadian Securities Laws.

                  (b) Each Stockholder who is a party to the Excel Consent and Voting Agreement has agreed to execute, or cause to be executed, immediately following execution and delivery of this Agreement, a written consent with respect to all shares of Excel Common Stock owned by it or which it has the right to vote or consent in favor of approval and adoption of the Merger and this Agreement (the "Excel Stockholders Consent").

Notwithstanding the foregoing, if Teleglobe so requests, Excel shall, as promptly as practicable following such request, take all action necessary in accordance with applicable Law and its Certificate of Incorporation and By-Laws to duly call, give notice of and convene a meeting of its stockholders (the "Excel Stockholders Meeting") to consider and vote upon the approval and adoption of this Agreement and the Merger, and to submit this Agreement to the stockholders of Excel for their approval, and Excel and its Board of Directors shall take all lawful reasonable action to solicit, and use all reasonable efforts to obtain, such approval. The Board of Directors of Excel shall recommend approval of the Merger Agreement to the stockholders of Excel.

                  (c) Each Shareholder who is a party to a Teleglobe Consent and Voting Agreement has agreed (i) to execute, or cause to be executed, immediately following execution and delivery of this Agreement, a written consent with respect to all Teleglobe Common Shares owned by it or which it has the right to vote or consent in favor of approval of the Share Issuance (each a "Teleglobe Shareholders Consent") and (ii) to vote or consent (or cause to be voted or consented), in person or by proxy, all Teleglobe Common Shares owned by it or which it has the right to vote or consent in favor of approval of the Teleglobe Articles Amendment and the Teleglobe By-Law Amendment. Teleglobe shall, as promptly as practicable following the execution of this Agreement, and in any event within 60 days hereof in the case of the Teleglobe Articles Amendment, duly call, give notice of and convene a meeting of its shareholders (the "Teleglobe Shareholders Meeting") for the purpose of obtaining the Required Articles Amendment Vote, shall recommend to its shareholders approval and adoption thereof and shall take all lawful action to solicit the approval of the Teleglobe Articles Amendment by the Required Articles Amendment Vote.

                  (d) The Board of Directors of Teleglobe shall recommend approval of the Share Issuance and the Teleglobe Articles Amendment to the shareholders of Teleglobe. Nothing in this Agreement shall permit either Teleglobe or Excel to terminate this Agreement (except as specifically provided in Article VII hereof) or recommend any other Acquisition Proposal or change or withdraw its recommendation in favor of the Share Issuance, the Teleglobe Articles Amendment or the Teleglobe By-Law Amendment or the approval and adoption of the Merger and this Agreement, as the case may be.

                  (e) Teleglobe agrees that in the event the Required Articles Amendment Vote is not obtained, it will duly call, give notice of and convene a meeting of its shareholders for the purpose of obtaining the Required By-Law Amendment Vote, shall recommend approval and adoption thereof and shall take all lawful action to solicit the approval of its shareholders for the Teleglobe By-Law Amendment.

                  5.2 Teleglobe Board of Directors; Officers. At or prior to the Effective Time, the Board of Directors of Teleglobe will take all necessary action (a) so that the Board of Directors of Teleglobe shall be constituted as set forth in Exhibit F hereto, the members thereof to serve until the next annual meeting of shareholders of Teleglobe and (b) to appoint Kenny A. Troutt as Vice-Chairman, President and Chief Operating Officer of Teleglobe, which office he will hold in addition to his position as Chairman, Chief Executive Officer and President of Excel. The composition and size of the Board of Directors of Teleglobe as set forth in Exhibit F may be modified prior to the approval by Teleglobe's shareholders of the

Teleglobe By-Law Amendment or the Teleglobe Articles Amendment without further amendment of this Agreement only by written approval of the Chief Executive Officers of each of Teleglobe and Excel. From and after the Effective Time until December 31 of the fifth calendar year following the calendar year in which the Merger occurs, the slate of individuals nominated to serve on the Board of Directors of Teleglobe shall be selected in accordance with the provisions of the Teleglobe Articles Amendment or the Teleglobe ByLaw Amendment, as the case may be.

                  5.3 Access to Information. Upon reasonable notice, each party shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of applicable Law (other than documents which such party is not permitted to disclose under applicable Law), and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that (i) a Governmental Entity requires such party or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable Laws with respect to national security matters or (ii) any applicable Law requires such party or its Subsidiaries to restrict access to any properties or information. The parties will hold any such information which is non-public in confidence to the extent required by, and in accordance with, the provisions of the agreement dated April 21, 1998 between Excel and Teleglobe (the "Confidentiality Agreement"). Any investigation by Teleglobe or Excel shall not affect the representations and warranties of Excel or Teleglobe or Merger Sub, as the case may be.

                  5.4 Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party will cooperate with each other and use (and shall cause its Subsidiaries to use) its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to cause the conditions to closing set forth in
Article VI to be satisfied and to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and the Competition Act (Canada) with respect to the transactions contemplated hereby as promptly as practicable and in any event within twenty Business Days after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and the Competition Act (Canada) and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and the Competition Act (Canada) as soon as practicable. Each party shall, to the extent practicable, promptly notify the other party of any communication to such party from any Governmental Entity in connection with any required filing with, or approval or review by, such Governmental Entity in connection with the Merger and shall, to the extent practicable, permit the other party to review in advance any proposed communication to any Governmental Entity in such connection to the extent permitted by applicable Law.

                  (b) Each of Teleglobe and Excel shall, in connection with the efforts referenced in this Section 5.4 to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Regulatory Law (as defined below), use its best efforts to, to the extent permitted by applicable Law, (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to any Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with any Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by such Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the U.S. Federal Trade Commission Act, as amended, the Federal Communications Laws, the Telecommunications Act (Canada), the Teleglobe Act (Canada), the Competition Act (Canada) and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition or otherwise regulate the telecommunications industry.

                  (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.4(a) and 5.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of Teleglobe and Excel shall cooperate in all respects with each other and use its respective best efforts to contest and resist any such pending or threatened action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section
5.4 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c) so long as such party has up to then complied in all material respects with its obligations under this Section 5.4.

                  (d) If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of Teleglobe and Excel shall use its best efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement, subject to Section 5.4(f).

                  (e) Each of Teleglobe, Merger Sub and Excel shall use its best efforts to cause the Merger to qualify and will not (both before and after consummation of the Merger) take any actions which could reasonably be expected to prevent the Merger from qualifying for pooling-of-interests treatment under US GAAP and Canadian GAAP and as a reorganization under the provisions of
Section 368(a) of the Code.

                  (f) Notwithstanding any other provision of this Agreement, in connection with any filing or submission required or action to be taken by either Excel or Teleglobe or any of their respective Subsidiaries to effect the Merger and to consummate the other transactions contemplated hereby, neither Excel nor Teleglobe nor any of their respective Subsidiaries shall be required to commit to any divestiture or hold separate or similar transactions or otherwise take (or refrain from taking) or commit to take (or refrain from committing to take) any action that limits its freedom of action with respect to, or its ability to retain, any of its Subsidiaries or any material portion of the business, services, product lines or assets of Excel and its Subsidiaries or any material portion of the business, services, product lines or assets of Teleglobe or any of its Subsidiaries, or any other action, if any of the foregoing, individually or in the aggregate would have a Material Adverse Effect on any of Excel or Teleglobe (either with or without including Teleglobe's ownership of Excel after the Merger).

                  5.5  Acquisition Proposals.

                  (a) Teleglobe and Excel each shall not, directly or indirectly, through any officer, director, employee, stockholder, financial advisor, agent or other representative of such party (including any investment banker, attorney or accountant retained by such party or by any of such party's Subsidiaries or stockholders) (i) solicit, initiate, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or proposals that constitute, or could reasonably be expected to lead to, (x) a breach of this Agreement, either Voting Agreement or either Stock Option Agreement or otherwise interfere in any material respect with the completion of the Merger or (y) a proposal or offer for an Alternative Transaction (as defined below) involving such party or any of its Subsidiaries (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any Person relating to, or otherwise facilitate any effort or attempt to make or implement, any Acquisition Proposal, or (iii) agree to or recommend to its stockholders or shareholders, as applicable, any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Teleglobe or Excel from complying with Rule 14e-2 under the Exchange Act or similar provisions of the Canadian Securities Laws with respect to an Acquisition Proposal. Each of Teleglobe and Excel agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each of Excel and Teleglobe agrees not to release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made or who may reasonably be considered likely to make an Acquisition Proposal. Each of Teleglobe and Excel agrees that it will take the necessary steps to inform promptly the individuals or entities referred to in the first sentence of this Section 5.5 of the obligations undertaken in this
Section 5.5.

                           (b) Teleglobe and Excel shall each notify the other
party immediately after receipt by Teleglobe or Excel (or their advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

                           (c) As used in this Agreement, "Alternative
Transaction" means either (i) a transaction pursuant to which any person (or group of persons) other than Teleglobe or Excel or their respective Affiliates (a "Third Party"), would acquire more than 10% of the outstanding shares of Excel Common Stock or common shares of Teleglobe capital stock, as the case may be, whether pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Teleglobe or Excel pursuant to which any Third Party acquires more than 10% of the outstanding shares of Excel Common Stock or common shares of Teleglobe capital stock, as the case may be, or shares exercisable or convertible into or exchangeable for more than 10% of the outstanding shares of Excel Common Stock or common shares of Teleglobe capital stock, or of the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets or businesses (including for this purpose the outstanding equity securities of Subsidiaries of Teleglobe or Excel, and the entity surviving any merger or business combination including any of them) of Teleglobe or Excel having a fair market value (as determined by the Board of Directors of Teleglobe or Excel, as the case may be, in good faith) equal to more than 10% of the fair market value of all the assets or businesses of Teleglobe or Excel, as the case may be, and its Subsidiaries, taken as a whole, immediately prior to such transaction, (iv) any recapitalization, restructuring or other transaction which could reasonably be expected to prevent or materially impair or delay the consummation of the Merger or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  5.6 Fees and Expenses. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except that (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on Excel or its Subsidiaries, (b) Expenses incurred in connection with the filing, printing and mailing of the Joint Information Statement/Proxy Statement/ Prospectus shall be shared equally by Teleglobe and Excel and (c) the filing fees incurred pursuant to the requirements of the HSR Act and the Competition Act (Canada), which shall be shared equally by Teleglobe and Excel. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Voting Agreements, the Stock Option Agreements and the transactions contemplated hereby and thereby, including the preparation, printing, filing and mailing of the Joint Information Statement/Proxy Statement/Prospectus, the solicitation of shareholder and stockholder approvals and all other matters related to the transactions contemplated hereby, including registration fees in



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                                                                             51


connection with the Form F-4, costs incurred in connection with any shareholder litigation or costs incurred in the course of any contest involved in obtaining any Regulatory Approvals.

                  5.7 Directors' and Officers' Indemnification and Insurance. Teleglobe shall cause the Surviving Corporation to maintain in effect in its certificate of incorporation and by-laws (i) for a period of six years after the Effective Time, the current provisions regarding limitation of liability of directors and indemnification of officers, directors and employees contained in the certificate of incorporation and by-laws of Excel, and Teleglobe shall guarantee such obligation of the Surviving Corporation and (ii) for a period of six years, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Excel (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred at or before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Excel for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                  5.8 Public Announcements. Teleglobe and Excel shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

                  5.9 Accountants' Letters. Upon reasonable notice from the other, Teleglobe and Excel shall use their respective best efforts to cause Arthur Andersen LLP and Raymond Chabot Grant Thornton, respectively, to deliver to Teleglobe or Excel, as the case may be, a letter, dated within two Business Days of the date of effectiveness of the Form F-4 covering such matters as are requested by Teleglobe or Excel, as the case may be, and as are customarily addressed in accountant's "comfort" letters. In connection with Teleglobe's efforts to obtain such letter, if requested by Raymond Chabot Grant Thornton, Excel shall provide a representation letter to Raymond Chabot Grant Thornton complying with the statement on Auditing Standards No. 72 ("SAS 72") or the comparable Canadian auditing standards, if then required. In connection with Excel's efforts to obtain such letter, if requested by Arthur Andersen LLP, Teleglobe shall provide a representation letter to Arthur Andersen LLP complying with SAS 72, if then required.

                  5.10 Listing of Teleglobe Common Shares. Teleglobe shall use its best efforts to cause the Teleglobe Common Shares to be issued in the Merger and the Teleglobe Common Shares to be reserved for issuance upon exercise of the Converted Options to be approved for listing, subject to official notice of issuance, on the NYSE, and subject to customary requirements, on the TSE and the ME.



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                                                                             52



                  5.11 Rule 145 Affiliates of Teleglobe and Excel; Pooling Letters. Concurrently with the execution of this Agreement, each of the directors of Excel and of Teleglobe has executed an agreement in the form attached hereto as Exhibit I or J or as applicable. No later than 30 days following the date of this Agreement, Excel shall deliver to Teleglobe a letter identifying all other Persons who, to Excel's knowledge, at the time of execution of the Excel Stockholders Consent, at any Excel Stockholders Meeting or at the Effective Time, may be deemed to be "affiliates" of Excel for purposes of Rule 145 under the Securities Act or who may otherwise be deemed to be Affiliates of Excel (the "Rule 145 Affiliates"). Excel shall use its best efforts to cause each Person who is identified as a Rule 145 Affiliate in such list to deliver to Teleglobe at or prior to the Effective Time a written agreement to the effect that such Rule 145 Affiliate will not (a) sell, pledge, transfer or otherwise dispose of any Teleglobe Common Shares issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 under the Securities Act or an exemption from the registration requirements of the Securities Act, or (b) sell, pledge, transfer or otherwise dispose of, or hedge or otherwise reduce its risk with respect to, any common shares of Teleglobe capital stock or any shares of Excel Common Stock from the 30th day prior to the Effective Time to such time as results covering at least 30 days of combined operations of Teleglobe and Excel have been published by Teleglobe in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 6-K or any other public filing or announcement which includes the combined results of operations of Teleglobe and Excel except for transfers or other dispositions that, in the reasonable opinion of Teleglobe's independent public accountants, will not prevent Teleglobe from accounting for the Merger as a pooling of interests, taking into account the actions of other Affiliates of Excel, Teleglobe or their respective Stockholders. Teleglobe shall use its best efforts to cause each Person who would be deemed to be an Affiliate with respect to Teleglobe other than its directors, no later than 30 days following the date of this Agreement, to deliver to Excel a letter in the form attached hereto as Exhibit J.

                  5.12 Stockholder Litigation. Teleglobe, Merger Sub and Excel shall cooperate and consult with one another, to the fullest extent possible, in connection with any stockholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of Teleglobe and Excel shall use its respective best efforts to defeat such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. In the event that an Acquisition Proposal shall be pending with respect to Teleglobe or Excel, neither party shall make any material strategic decision with respect to any pending stockholder litigation or any other third party litigation which challenges the enforceability of this Agreement or otherwise seeks to impede, impair, delay or otherwise interfere with the transaction contemplated hereby without the prior written consent of the other party, which consent shall not unreasonably be withheld or delayed.

                  5.13 Restriction on Certain Dispositions. In order to assist in ensuring that all holders of shares of Excel Common Stock receive tax-free treatment under the Code, Teleglobe agrees that during the two year period beginning on the Closing Date (the "Restricted Period"), it will not dispose in any manner of any shares of the Surviving

Corporation Common Stock or dispose in any manner, or cause or permit the Surviving Corporation to dispose in any manner, of any of the assets of the Surviving Corporation, other than dispositions of assets of the Surviving Corporation in the ordinary course of business which do not constitute dispositions of "all or a substantial portion" of the assets of the Surviving Corporation for purposes of Treasury Regulation Section 1.367(a)-3T(g)(3)(iii) and "Permitted Dispositions". "Permitted Dispositions" shall be defined as: (a) transfers or successive transfers of Excel Common Stock or Excel assets to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each case by the transferor, provided such transfer or transfers qualify under Treasury Regulation Section 1.367(a)- 3T(g)(7), (b) a disposition made with respect to a liquidation of the Surviving Corporation subject to the provisions of Treasury Regulation Section 1.367(a)-3T(g)(3)(iv) and (c) any other transaction for which Excel or Teleglobe receives a private letter ruling from the IRS, holding that such transactions will not result in the recognition of gain according to the gain recognition agreements into which certain of the holders of Excel Common Stock will enter under Treasury Regulation Section 1.367(a)-3T(g)(3); provided, however, that any such transfer, disposition or transaction may be consummated only if the transferee shall agree in writing beforehand (i) to be bound by Teleglobe's agreements and covenants in this
Section 5.13 during any then remaining portion of the Restricted Period, (ii) not to effect any subsequent transfer, disposition or transaction or any sale, disposition, lease, transfer, mortgage, merger, consolidation, amalgamation, combination, liquidation or dissolution referred to in paragraph 2 of the Teleglobe By-Law Amendment without the affirmative vote of at least 66-2/3% of the entire Board of Directors (disregarding vacancies) of Teleglobe and (iii) to cause any subsequent transferee to agree to be bound by all of the foregoing; and, provided, further, that no transfer, disposition or transaction entered into by Teleglobe in accordance with this Section 5.13, or by any transferee of Teleglobe or any subsequent transferee, shall relieve Teleglobe from any liability to any third party beneficiary of this Section 5.13 that arises out of or is otherwise based upon any violation of the provisions of this Section 5.13.

                  5.14 Compliance with Section 228 of the DGCL. Excel has delivered, concurrently with the delivery to it of the Excel Stockholders Consent, a certificate of its Secretary as to the sufficiency of the Excel Stockholders Consent to adopt and approve the Merger Agreement and the Merger. Pursuant to the Joint Information Statement/Proxy Statement/Prospectus, Excel shall notify its Stockholders who have not consented in writing to the adoption and approval of the Merger Agreement and the Merger and who, if such action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date of the Excel Stockholder Consent.

                  5.15 Registration Rights Agreement. On or prior to the Closing Date Teleglobe will execute and deliver the Registration Rights Agreement.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                  6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of Teleglobe, Merger Sub and Excel to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. In connection with the approval and adoption of this Agreement, Excel shall have obtained the Required Excel Vote in accordance with applicable Law and the certificate of incorporation and by-laws of Excel.

                  (b) No Injunctions or Restraints, Illegality. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to
Section 5.4 shall have been the cause of, or shall have resulted in, such order or injunction.

                  (c) HSR Act; Competition Act (Canada); Required Consents. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired; the waiting period prescribed under the Competition Act (Canada) shall have expired, and the Director of Investigation and Research under said Act shall have advised Teleglobe in writing that the Director has determined not to make an application for an order under Section 92 of the Competition Act (Canada) in respect of the Merger and no order shall have been issued by the Competition Tribunal in connection with same; and all other Required Consents shall have been granted and be in full force and effect; provided, however, that a Required Consent shall not be deemed to have been obtained if in connection with the grant thereof or in another proceeding there shall have been an imposition by any Governmental Entity of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such Governmental Entity, which could reasonably be expected to have a Material Adverse Effect on either of Excel or Teleglobe (either with or without including Teleglobe's ownership of Excel and its Subsidiaries after the Merger).

                  (d) NYSE, TSE and ME Listings. The Teleglobe Common Shares to be issued in the Merger and such other shares to be reserved for issuance in connection with this Agreement shall have been approved for listing on the NYSE (subject to official notice of issuance) and the TSE and the ME (subject to customary requirements).

                  (e) Effectiveness of the Form F-4. The Form F-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form F-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC that have not been withdrawn.

                  6.2 Additional Conditions to Obligations of Teleglobe and Merger Sub. The obligations of Teleglobe and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Teleglobe on or prior to the Closing Date of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Excel set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall have been true and correct on the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and each of the representations and warranties of Excel that is not so qualified shall have been true and correct in all material respects on the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Teleglobe shall have received a certificate of the chief executive officer and the chief financial officer of Excel to such effect.

                  (b) Performance of Obligations of Excel. Excel shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and Teleglobe shall have received a certificate of the chief executive officer and the chief financial officer of Excel to such effect.

                  (c) Tax Opinion. Teleglobe shall have received an opinion, dated the Closing Date, based on the representations of Excel and Teleglobe attached hereto as Exhibits G and H and appropriate representations of certain shareholders of Excel and Teleglobe, of Goodman, Phillips & Vineberg, counsel to Teleglobe, to the effect that (i) the Merger will be treated for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) Teleglobe, Merger Sub and Excel will each be a party to the reorganization within the meaning of Section 368(b) of the Code and (iii) no gain or loss will be recognized by Teleglobe, Merger Sub or Excel as a result of the Merger.

                  (d) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any event or circumstance that shall have caused, or shall be reasonably likely to cause, a material adverse change in the business, condition (financial or otherwise), assets, liabilities or results of operations of Excel and its Subsidiaries, taken as a whole (without taking into account the Merger), other than any change relating to (i) the economy, foreign exchange rates or securities markets in general or (ii) the telecommunications industry, if, in any of (i) or (ii) the effect on Excel and its Subsidiaries, taken as a whole, is not either (A) particularized or unique to Excel and its Subsidiaries, taken as a whole, or (B) disproportionate relative to the effect on Teleglobe and its Subsidiaries, taken as a whole (without taking into account the Merger), or relative to the effect on the competitors of Excel and its Subsidiaries, taken as a whole.

                  (e) Excel Consent and Voting Agreement. There shall not have been a material breach of the Excel Consent and Voting Agreement by any of the stockholders of Excel party thereto.

                  (f) Third-Party Consents. Excel or its Subsidiaries shall have obtained in writing any third-party consents identified with an asterisk on
Section 3.1(d)(ii) of the Excel Disclosure Schedule and the same shall be in full force and effect at the Closing.

                  6.3 Additional Conditions to Obligations of Excel. The obligations of Excel to effect the Merger are subject to the satisfaction or waiver by Excel, on or prior to the Closing Date, of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Teleglobe and Merger Sub set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall have been true and correct on the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and each of the representations and warranties of each of Teleglobe and Merger Sub that is not so qualified shall have been true and correct in all material respects on the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Excel shall have received a certificate of the chief executive officer and the chief financial officer of Teleglobe to such effect.

                  (b) Performance of Obligations of Teleglobe. Teleglobe shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and Excel shall have received a certificate of the chief executive officer and the chief financial officer of Teleglobe to such effect.

                  (c) Tax Opinion. Excel shall have received an opinion, dated the Closing Date, based on the representations of Excel and Teleglobe attached hereto as Exhibits G and H and appropriate representations of certain shareholders of Excel and Teleglobe, and based on the IRS ruling referred to in paragraph (f) below, of Weil, Gotshal & Manges LLP, counsel to Excel, to the effect that (i) the Merger will be treated for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) Teleglobe, Merger Sub and Excel will each be a party to the reorganization within the meaning of Section 368(b) of the Code and (iii) no gain or loss will be recognized by the shareholders of Excel as a result of the Merger (except with respect to any cash received in lieu of fractional shares).

                  (d) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any event or circumstance that shall have caused, or shall be reasonably likely to cause, a material adverse change in the business, condition (financial or otherwise), assets, liabilities or results of operations of Teleglobe and its Subsidiaries, taken as a whole (without taking into account the Merger), other than any change relating to (i) the economy, foreign exchange rates or securities markets in general or (ii) the telecommunications industry, if, in any of (i) or (ii) the effect on Teleglobe and its Subsidiaries, taken as a whole without giving effect to the Merger, is not either (A) particularized or unique to Teleglobe and its Subsidiaries taken as a whole, or (B) disproportionate relative to the effect on Excel and its Subsidiaries, taken as a whole, or relative to the effect on the competitors of Teleglobe and its Subsidiaries, taken as a whole (without taking into account the Merger).

                  (e) Teleglobe Consent and Voting Agreements. There shall not have been a material breach of the Teleglobe Consent and Voting Agreements by any of the shareholders of Teleglobe party thereto.

                  (f) IRS Ruling. A ruling shall have been received from the IRS under Treasury Regulation Section 1.367(a)-3(c)(9) to the effect that Excel is substantially in compliance with the requirements of Treasury Regulation sections 1.367(a)-3(c)(1)(ii)-(iv) within the meaning of Treasury Regulation section 1.367-3(c)(9)(i); and the transfer of Excel Common Stock pursuant to the Merger will be deemed to comply with the substantiality test requirement of the active trade or business test described in Treasury Regulation Section 1.367-3(c)(1)(iv).

                  (g) Third-Party Consents. Teleglobe or its Subsidiaries shall have obtained in writing any third-party consents identified with an asterisk on
Section 3.2(d)(ii) of the Teleglobe Disclosure Schedule and the same shall be in full force and effect at the Closing.

                  (h) Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by Teleglobe.

                  (i) Shareholder Approval. Either (i) the Teleglobe Articles Amendment shall have been approved by the Required Articles Amendment Vote or
(ii) the Teleglobe By-Law Amendment shall have been approved by the Required By-Law Amendment Vote, in either case in accordance with applicable Law and the certificate of incorporation and by-laws of Teleglobe.


                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

                  7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, in the following circumstances:

                  (a) By mutual written consent of Teleglobe and Excel;

                  (b) By either Teleglobe or Excel if the Effective Time shall not have occurred on or before June 14, 1999 (the "Termination Date"); provided, however, that the right to



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terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including
Section 5.4) has to any extent been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and provided, further, that if on the Termination Date the conditions to the Closing set forth in Section 6.1(c) shall not have been fulfilled but shall be capable of being fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to December 31, 1999;

                  (c) By either Teleglobe or Excel if any Governmental Entity
(i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their best efforts to resist, resolve or lift, as applicable, in accordance with Section 5.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their best efforts to obtain, in accordance with
Section 5.4), in the case of each of (i) and (ii), which is necessary to fulfill the condition set forth in Section 6.1(c) and such action or inaction shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with Section 5.4 has to any extent been the cause of such action or inaction;

                  (d) By Excel if neither (i) the Required Articles Amendment Vote shall have been obtained nor (ii) the Required By-Law Amendment Vote shall have been obtained by reason of the failure to obtain either such vote upon the taking of such vote at a duly held meeting of shareholders of Teleglobe on or prior to the 150th day following the date of this Agreement;

                  (e) By Teleglobe or Excel if (i) the other party shall have materially breached or failed to comply with any of its obligations under this Agreement or (ii) any representation or warranty made by the other that is qualified as to materiality or Material Adverse Effect shall have been incorrect when made or any representation or warranty not so qualified shall have been incorrect in any material respect when made or in either case shall have since ceased to be true and correct or true and correct in all material respects, as the case may be, and such breach, failure or misrepresentation has not been cured within 30 days after notice thereof and the continuance of such breach, failure or misrepresentation would have a Material Adverse Effect on Excel or Teleglobe (whether before or after giving effect to the Merger);

                  (f) By Excel if any person or group shall have become the beneficial owner (determined in accordance with Rule 13d-3 under the Exchange
Act) of securities representing more than 25% of the outstanding voting stock of Teleglobe, other than any such person or group who satisfies such criteria as of the date of this Agreement (a "Competing Share Transaction");

                  (g) By Teleglobe if any person or group shall have become the beneficial owner (determined as set forth above) of securities representing more than 25% of the



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                                                                             59


outstanding voting stock of Excel, other than any such person or group that satisfies such criteria as of the date of this Agreement.

                  Notwithstanding anything else contained in this Agreement, the right to terminate this Agreement under this Section 7.1 shall not be available to any party (a) that is in material breach of its obligations hereunder or (b) whose failure to fulfill its obligations or to comply with its covenants under this Agreement has been the cause of, or resulted in, the failure to satisfy any conditions to the obligations of either party hereunder.

                  7.2 Effect of Termination. In the event of termination of this Agreement by either Teleglobe or Excel as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Teleglobe or Excel or their respective officers or directors except (i) with respect to Section 3.1(j), Section 3.2(j), the second sentence of Section 5.3, Section 5.7, this Section 7.2, Section 7.3, Section 7.4 and Article VIII and (ii) nothing herein will release any party from any liability arising from any breach of this Agreement.

                  7.3 Payment by Excel. (a) Teleglobe and Excel agree that if Teleglobe shall terminate this Agreement pursuant to Section 7.1(g), then Excel shall pay to Teleglobe an amount equal to $120 million (the "Termination Fee") plus Teleglobe's Expenses. Notwithstanding anything in this Agreement (including
Section 8.10) to the contrary, in the case of a termination pursuant to Section 7.1(g), the payment of any amount pursuant to this Section 7.3(a) shall constitute liquidated damages in full and complete satisfaction of, and shall be Teleglobe's sole and exclusive remedy, together with its rights under the Excel Stock Option Agreement, against Excel for any loss, liability, damage or claim arising out of or in connection with any such termination of this Agreement or the facts and circumstances resulting in such termination or otherwise related thereto or otherwise arising out of or in connection with this Agreement.

                  Excel acknowledges that the agreements contained in this
Section 7.3(a) are critical provisions of the transactions contemplated hereby and that without these agreements Teleglobe and Merger Sub would not enter into this Agreement. Accordingly, if Excel fails to pay promptly the Termination Fee and the Expenses due pursuant to this Section 7.3(a) and, in order to obtain such payment, Teleglobe or Merger Sub commences litigation which results in a judgment against Excel for the Termination Fee and the Expenses, Excel shall pay to Teleglobe its costs and expenses (including attorneys' fees) in connection with such litigation, together with interest on the amount of the Termination Fee and the Expenses at the prime rate of The Chase Manhattan Bank, N.A., in effect on the date and from the date such amounts were originally required to have been paid.

                  (b) The Termination Fee required to be paid pursuant to
Section 7.3(a) shall be paid by Excel no later than two Business Days after Teleglobe shall have notified Excel of such termination. The Expenses required to be paid pursuant to Section 7.3(a) shall be paid to Teleglobe not later than two Business Days after Teleglobe shall have provided Excel with an invoice for the Expenses. All payments under Section 7.3(a) shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.



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                                                                             60



                  7.4 Payment by Teleglobe. (a) Teleglobe and Excel agree that if (i) Excel shall terminate this Agreement pursuant to Section 7.1(f) or (ii) Excel shall terminate this Agreement pursuant to Section 7.1(d) and at the time of the meeting of the shareholders of Teleglobe at which the Teleglobe By-Law Amendment is considered an Acquisition Proposal (for purposes of this Section 7.4(a) only with respect to the definition of Acquisition Proposal, replacing in the definition of Alternative Transaction the number 10% with the number 25% in each of the four instances such number appears therein) shall be pending with respect to Teleglobe, then Teleglobe shall pay to Excel the Termination Fee plus Excel's Expenses. Notwithstanding anything in this Agreement (including Section 8.10) to the contrary, in the case of a termination pursuant to Section 7.1(f), the payment of any amount pursuant to this Section 7.4(a) shall constitute liquidated damages in full and complete satisfaction of, and shall be Excel's sole and exclusive remedy, together with its rights under the Teleglobe Stock Option Agreement, against Teleglobe for any loss, liability, damage or claim arising out of or in connection with any such termination of this Agreement or the facts and circumstances resulting in such termination or otherwise related thereto or otherwise arising out of or in connection with this Agreement.

                  Teleglobe acknowledges that the agreements contained in this
Section 7.4(a) are critical provisions of the transactions contemplated hereby and that without these agreements Excel would not enter into this Agreement. Accordingly, if Teleglobe fails to pay promptly the Termination Fee and the Expenses due pursuant to this Section 7.4(a) and, in order to obtain such payment, Excel commences litigation which results in a judgment against Teleglobe for the Termination Fee and the Expenses, Teleglobe shall pay to Excel its costs and expenses (including attorneys' fees) in connection with such litigation, together with interest on the amount of the Termination Fee and the Expenses at the prime rate of The Chase Manhattan Bank, N.A. in effect on the date and from the date such amounts were originally required to have been paid.

                  (b) The Termination Fee required to be paid pursuant to
Section 7.4(a) shall be paid by Teleglobe no later than two Business Days after Excel shall have notified Teleglobe of such termination. The Expenses required to be paid pursuant to Section 7.4(a) shall be paid to Excel not later than two Business Days after Excel shall have provided Teleglobe with an invoice for the Expenses. All payments under Section 7.4(a) shall be made by wire transfer of immediately available funds to an account designated by Excel.

                  7.5 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Excel or the shareholders of Teleglobe, as the case may be, but, after any such approval, no amendment shall be made which by Law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders or shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  7.6 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights nor shall any single or partial exercise thereof include any other or further exercise thereof or the exercise of any other right, power or privilege.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  8.1 Survival of Representations, Warranties and Covenants. The respective representations and warranties of the parties to this Agreement contained herein or in any certificates or other documents delivered prior to or at the Closing shall terminate at the Effective Time. The respective covenants and agreements of the parties contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement and shall terminate only in accordance with their terms.

                  8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  (a)      if to Teleglobe or Merger Sub, to

                           Teleglobe Inc.
                           1000, rue de La Gauchetiere ouest
                           Montreal, Quebec H3B 4X5
                           Attention:  Vice President, Legal Affairs
                             and Corporate Secretary
                             Facsimile: 514-868-7438

                                    with a copy to

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Attention: Philip T. Ruegger III, Esq.
                           Facsimile: 212-455-2502

                  (b)      if to Excel, to

                           Excel Communications, Inc.
                           8750 North Central Expressway
                           Suite 2000
                           Dallas, Texas 75231
                           Attention:   Executive Vice President, Secretary
                                        and General Counsel
                           Facsimile:   214-863-8838

                                    with a copy to

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention: Frederick S. Green, Esq.
                           Facsimile: 212-310-8007

                  8.3 Interpretation. When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article of, Section of or Exhibit to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Whenever the word "material" is used with respect to any Person and its Subsidiaries, it shall mean, unless otherwise specified, such Person and its Subsidiaries taken as a whole. All references herein to "$" or "dollars" shall be to U.S.
dollars.

                  8.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                  8.5 Entire Agreement; No Third Party Beneficiaries. (a) This Agreement, the Voting Agreements and the Stock Option Agreements and the Confidentiality Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

                  (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 3.2(ad), 5.7 and 5.13 (which are intended to be for the benefit of the Persons covered thereby (including, where appropriate, the stockholders of Excel and Teleglobe as of the date of this Agreement) and may be enforced by such Persons at any time).

                  8.6 Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

                  8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party and the written undertaking of the assignee to be bound by the terms of this Agreement, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned Subsidiary of Teleglobe without the consent of Excel; provided, however, that no such assignment shall relieve Teleglobe of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                  8.9 Submission to Jurisdiction; Waivers. Each of Teleglobe and Excel irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Teleglobe and Excel hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Teleglobe and Excel hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8.9, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

                  8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity, provided that the party seeking such relief is not in material default of its representations, warranties or covenants hereunder.

                  8.11 Definitions. As used in this Agreement:

                  (a) "Affiliates", when used with respect to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with such Person. As used in the definition of Affiliate, the term control means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  (b) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

                  (c) "Business Day" means any day (other than a Saturday or a Sunday) on which banks are not required or authorized to close in either the City of New York or the City of Montreal.

                  (d) "Canadian Securities Laws" means the CBCA, the Securities Act (Quebec) and the equivalent legislation in the other provinces of Canada, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, and the applicable rules, regulations, rulings, orders and forms made or promulgated under such statutes and the published policies of the regulatory authorities administering such statutes, as well as the rules, regulations, by-laws and policies of the ME and the TSE.

                  (e) "Material Adverse Effect" means, with respect to any entity, a material adverse effect on the business, condition (financial or otherwise), results of operations, assets or liabilities of such entity and its Subsidiaries taken as a whole.

                  (f) "the other party" means, with respect to Excel, Teleglobe and Merger Sub and means, with respect to Teleglobe and Merger Sub, Excel.

                  (g) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

                  (h) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                  (i) "Transaction Documents" means, collectively, this Agreement, the Voting Agreements, the Stock Option Agreements, the Registration Rights Agreement and the documents, certificates or instruments to be delivered pursuant to the transactions contemplated thereby.

                  8.12 Waiver of Jury Trial. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

                  IN WITNESS WHEREOF, Teleglobe, Merger Sub and Excel have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of June 14, 1998.

TELEGLOBE INC.


By:      /s/ Charles Sirois
         -------------------------------
   Name: Charles Sirois
   Title:Chairman and Chief Executive
         Officer


NORTH MERGER SUB CORPORATION


By:       /s/ Claude Seguin
          -------------------------------
   Name:  Claude Seguin
   Title: President


EXCEL COMMUNICATIONS, INC.



By:       /s/ Kenny A. Troutt
          -------------------------------
   Name:  Kenny A. Troutt
   Title: Chairman, President and Chief
          Executive Officer

                                                                       EXHIBIT A

                                                                 EXECUTION COPY

                       EXCEL CONSENT AND VOTING AGREEMENT


                  EXCEL CONSENT AND VOTING AGREEMENT, dated as of June 14, 1998 (this "Agreement"), by and among TELEGLOBE INC., a corporation governed by the Canada Business Corporations Act ("Teleglobe"), and each of the other signatories hereto (each, a "Stockholder" and, collectively, the "Stockholders").

WHEREAS, concurrently herewith, Teleglobe, North Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Teleglobe ("North Sub"), and Excel Communications, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

WHEREAS, each Stockholder is the record and beneficial owner of the number of shares ("Shares") of common stock, par value $.001 per share, of the Company ("Company Common Stock") set forth opposite such Stockholder's name in Schedule I hereto;

WHEREAS, approval and adoption of the Merger Agreement by the Company's stockholders is a condition to the consummation of the Merger;

WHEREAS, the Board of Directors of the Company has, prior to the execution of this Agreement, duly and validly approved and adopted the Merger Agreement and approved this Agreement, and such approvals and adoption have not been withdrawn;

WHEREAS, the Stockholders are executing this Agreement (i) as an inducement to Teleglobe to enter into and execute and to cause North Sub to enter into and execute the Merger Agreement and (ii) in reliance upon the representations, warranties, agreements and covenants of Teleglobe set forth in Sections 3.2(ad) and 5.13 thereof; and

WHEREAS, certain holders of common shares of Teleglobe capital stock are concurrently executing the Teleglobe Consent and Voting Agreements as an inducement to Excel to enter into and execute the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  Section 1. Consent and Agreement to Vote. Each Stockholder agrees (for itself and not as to any other Stockholder) that immediately following the execution and delivery of this Agreement and the Merger Agreement, it shall execute and deliver, or cause to be executed and delivered by the record owner thereof, in accordance with Section 228 of the DGCL, the Excel Stockholders Consent in the form of Exhibit A hereto (the "Consent"), which shall be irrevocable, with respect to all Shares that are owned beneficially or of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting.

                  Each Stockholder hereby further agrees (for itself and not as to any other Stockholder) that, during the term of this Agreement, it shall, from time to time, at the request of Teleglobe, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, however called, or in connection with any written consent of the holders of Company Common Stock, in either case, prior to the earlier of the Effective Time and the termination of this Agreement, if a meeting is held, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Company (whether acquired heretofore or hereafter), that are beneficially owned by such Stockholder or its wholly owned Affiliates or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, in favor of the approval and adoption of the Merger Agreement. Each Stockholder agrees, during the period commencing on the date hereof and ending on the earlier of the Effective Time and the termination of this Agreement, not to, and not to permit any of its wholly owned Affiliates to, vote or execute any written consent in lieu of a stockholders meeting or vote of the Company, if such consent or vote by the stockholders of the Company would be inconsistent with or frustrate the purposes of the other agreements of such Stockholder pursuant to this paragraph.

                  In furtherance and not in limitation of the foregoing, each Stockholder hereby grants to, and appoints, Teleglobe and each of Claude Seguin, Francois Laurin and

Andre Bourbonnais, in their respective capacities as officers of Teleglobe, and any individual who shall hereafter succeed to any such officer of Teleglobe, and any other designee of Teleglobe, each of them individually, its irrevocable proxy and attorney-in-fact (with full power of substitution) to vote the Shares as indicated in this Section 1. Each Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy.

                  Each Stockholder hereby revokes any and all previous proxies with respect to such Person's Shares or any other voting securities of the Company that relate to the approval of the Merger Agreement.

                  Section 2. Securities Act Covenants and Representations. In addition to, and not in lieu of, the other covenants and representations set forth herein, each Stockholder hereby agrees and represents to Teleglobe that such Stockholder understands that, to the extent such Stockholder is an "affiliate" (as such term is defined in Rule 405 under the Securities Act) of the Company at the time the Consent is executed or the Merger Agreement is submitted for a vote of the stockholders of the Company, any public offering, sale or other disposition by such Stockholder or any of its wholly owned Affiliates of any Teleglobe Common Shares received by such Person in the Merger (collectively, the "Restricted Sales") will, under current law, require any of
(i) the further registration under the Securities Act of any Teleglobe Common Shares to be sold by such Person, (ii) compliance with applicable provisions of Rule 145 promulgated by the SEC under the Securities Act or (iii) the availability of another exemption from such registration under the Securities Act. Each Stockholder agrees not to, and not to cause or permit any of its wholly owned Affiliates to, make any Restricted Sale unless the conditions of clause (i), (ii) or (iii) are met.

                  Section 3. Pooling Covenants and Representations. In addition to, and not in lieu of, the other covenants and representations set forth herein, each Stockholder that is an "affiliate" of the Company hereby agrees and represents to Teleglobe that from and after the date hereof, such Stockholder will not, and will not permit any of its wholly owned Affiliates to, sell, pledge, transfer or otherwise dispose of, or hedge or otherwise reduce its risk with respect to, any Shares (whether owned as of the date hereof or hereafter acquired) or any Teleglobe Common Shares received by such Stockholder in the Merger or other shares of capital stock of Teleglobe, from the 30th day prior to the Effective Time to such time as results covering at least 30 days of combined operations of the Company and Teleglobe have been published by Teleglobe in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 6-K or any other public filing or announcement which includes the combined results of operations of Teleglobe and Excel, except for transfers or other dispositions that, in the reasonable opinion of Excel's or Teleglobe's independent accountants, will not prevent Teleglobe from accounting for the Merger as a pooling of interests, taking into account the actions of other wholly owned Affiliates of the Company, Teleglobe or the Stockholders.

                  Section 4. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all of the terms of this Agreement.

                  Section 5. Representations and Warranties of Teleglobe. Teleglobe represents and warrants to each Stockholder as follows:

                  (a) This Agreement has been approved by the Board of Directors of Teleglobe, representing all necessary corporate action on the part of Teleglobe for the execution and performance hereof and thereof by Teleglobe (no action by the stockholders of Teleglobe being required).

                  (b) This Agreement has been duly executed and delivered by a duly authorized officer of Teleglobe.

                  (c) This Agreement constitute a valid and binding agreement of Teleglobe, enforceable against Teleglobe in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (d) The execution and delivery of this Agreement by Teleglobe does not violate or breach, and will not give rise to any violation or breach, of Teleglobe's charter or bylaws, or, except as will not materially impair its ability to effectuate, carry out or comply with all of the terms of this Agreement, any Law, Governmental Entity approval or Contract by which Teleglobe or its Subsidiaries or their respective assets or properties may be bound.

                  Section 6. Representations and Warranties of the Stockholders. Each Stockholder, as to such Stockholder only, represents and warrants to Teleglobe as follows:

                  (a) Schedule I sets forth, opposite such Stockholder's name, the number and type of Shares of which such Stockholder is the record or beneficial owner. Such Stockholder is the lawful owner of such Shares, free and clear of all liens, charges, options, rights, encumbrances, stockholders agreements, voting agreements, agreements to transfer or otherwise dispose of such Shares and commitments of every kind, other than this Agreement and as disclosed in Schedule I and has the sole power to vote (or cause to be voted) the Shares as set forth in this Agreement and the Consent. Except as set forth on such Schedule I, neither such Stockholder nor any of its Affiliates owns or holds any rights to acquire any additional shares of Company Common Stock or other securities of the Company or any interest therein or any voting rights with respect to any additional shares of Company Common Stock or any other securities of the Company.

                  (b) This Agreement and the Consent each have been duly executed and delivered by a duly authorized officer of such Stockholder or, if the Stockholder is a natural person, the Stockholder has the legal capacity to execute this Agreement.

                  (c) This Agreement and the Consent constitute the valid and binding agreements of such Stockholder, enforceable against such Stockholder in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (d) The execution and delivery of this Agreement and the Consent by such Stockholder does not violate or breach, and will not give rise to any violation or breach, of such Stockholder's charter, by-laws, trust instrument or partnership agreement, to the extent applicable or, except as will not materially impair the ability of such Stockholder to effectuate, carry out or comply with all of the terms of this Agreement, any Law, third party consent, Governmental Entity approval or Contract by which such Stockholder or its assets or properties may be bound.

         Section 7. Effectiveness and Termination. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder; provided however (A) that any amendment by the parties to the Merger Agreement to (x) the Exchange Ratio or the Merger Consideration (each as defined in Section 1.8(a) of the Merger Agreement), (y) Article VI of the Merger Agreement entitled "Conditions Precedent" or (z) Article VII of the Merger Agreement entitled "Termination and Amendment" or (B) the waiver on or prior to the Closing Date by Teleglobe and/or Excel of any material Condition Precedent set forth in Article VI of the Merger Agreement, shall require the written consent of the Shareholders, failing which this Agreement may be terminated in writing by any Shareholder who has not consented to such amendment or such waiver. In any event, if the Effective Time shall not have occurred on or before December 31, 1999, this Agreement may be terminated in writing by any Shareholder and it shall be of no further force or effect as to such Shareholder.

         Section 8.  Miscellaneous.

                  (a) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  (i)      if to Teleglobe, to

                           Teleglobe Inc.
                           1000, rue de La Gauchetiere ouest
                           Montreal, Quebec H3B 4X5
                           Attention: Vice President, Legal Affairs and
                           Corporate Secretary
                           Facsimile: 514-868-7438

                           with a copy to

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Attention: Philip T. Ruegger III, Esq.
                           Facsimile: 212-455-2502

                  (ii)     if to any Stockholder, to

                           Excel Communications, Inc.
                           8750 North Central Expressway
                           Suite 2000
                           Dallas, TX 75231
                           Attention: Executive Vice President,
                           Secretary and General Counsel
                           Facsimile: 214-863-8838

                                 with a copy to

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153-0119
                           Attention: Frederick S. Green, Esq.
                           Facsimile: 212-310-8007

                  (b) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                  (d) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  (e) Waiver of Jury Trial. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

                  (f) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws of such state.

                  (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party and the written undertaking of the assignee to be bound by the terms of this Agreement, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                  (i) Submission to Jurisdiction; Waivers. Each of Teleglobe and each Stockholder irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Teleglobe and each Stockholder hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Teleglobe and each Stockholder hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8(i), (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

                  (j) Specific Performance. Each party acknowledges that if it fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the other party for which money damages would not be an adequate remedy. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if either party should institute an action or proceeding seeking specific enforcement of the provisions hereof, the other party in respect of such claim hereby waives the claim or defense that the other party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each party further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

                  (k) Expenses. Each of Teleglobe and each Stockholder shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                  (l) Action in Stockholder Capacity Only. No Stockholder makes any agreement or understanding herein as a director or officer of the Company or in any capacity other than as a stockholder of the Company. Each Stockholder signs solely in its capacity as a record holder and beneficial owner of Shares and nothing herein shall limit or affect any actions taken by a representative of such Stockholder in such representative's capacity as an officer or director of the Company.

                  (m) Obligations Several. The obligations of each Stockholder under this Agreement shall be several and not joint. No Stockholder shall have any liability, duty or obligation arising out of or resulting from any failure by any other Stockholder (or any Affiliate thereof) to comply with the terms and conditions of this Agreement.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

TELEGLOBE INC.

By:    /s/ Charles Sirois
       ------------------------------
Name:  Charles Sirois
Title: Chairman and Chief
        Executive Officer



TROUTT PARTNERS, LTD.

By:      The Troutt Family Trust, its
         general partner

         By:     /s/ Kenny A. Troutt
                 --------------------
         Name:   Kenny A. Troutt
         Title:  Trustee



THE TROUTT FAMILY TRUST

By:        /s/ Kenny A. Troutt
           --------------------------
   Name:   Kenny A. Troutt
   Title:  Trustee



AUSTEX ENTERPRISES, LTD.

By:      Starah Corporation, its
         general partner

         By:     /s/ Stephen R. Smith
                 --------------------
         Name:   Stephen R. Smith
         Title:  President

NYFS05...:\41\44241\0005\2097\EXH6188R.190

                                                                      EXHIBIT A

                               STOCKHOLDER CONSENT

                           Action Taken by the Written
                             Consent of Stockholders
                                       of
                                      Excel
                                                                   June 14, 1998

                  The undersigned stockholders of Excel, a Delaware corporation, acting by written consent in lieu of a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware, hereby irrevocably consent to the adoption of and adopt the following resolution with respect to the shares of the common stock, par value $.001 per share, of Excel owned of record by such stockholders on the date hereof:

                  RESOLVED, that the Merger Agreement, dated as of June 14, 1998 (the "Merger Agreement"), among Teleglobe, a corporation amalgamated under the Canada Business Corporations Act, North Sub, a direct and wholly-owned subsidiary of Teleglobe, and Excel, a Delaware corporation, a copy of which has been furnished to the undersigned stockholders, be, and it hereby is, adopted and approved by the undersigned stockholders.

                  The action of the stockholders of Excel approved pursuant hereto shall become effective when one or more consents have been (a) signed by stockholders holding shares having a majority of the outstanding shares of Excel Common Stock, being not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) delivered to Excel at its principal place of business.




                                                 (Print Name)

                                                 By:

                                                    Name:

                                                    Title:

                                                 Number of Shares:

                                                 Address of the stockholder:




                                                 Date of Execution:

                                   Schedule I

                                 Share Ownership

Name and Address                                              Number of Shares
of Shareholder                                                Beneficially Owned
----------------                                              ------------------

Troutt Partners, Ltd.                                         53,000,000
8750 North Central Expressway
Suite 2000
Dallas, Texas 75231

Troutt Family Trust                                           10,680,000
8750 North Central Expressway
Suite 2000
Dallas, Texas 75231

Austex Enterprises, Ltd.                                      7,367,933
8750 North Central Expressway
Suite 2000
Dallas, Texas 75231

                                   Schedule II

                                 Liens on Shares

[Austex has liens on portions of shares.]

                                                                       EXHIBIT B


                     TELEGLOBE CONSENT AND VOTING AGREEMENT
                            RE: FUNDS NO. 650 AND 724



         TELEGLOBE CONSENT AND VOTING AGREEMENT, dated as of June 14, 1998 (this "Agreement"), by and among Excel Communications, Inc., a Delaware corporation ("Excel"), and Funds No. 650 and 724 by its manager, Mackenzie Financial Corporation, (the "Shareholder").

         WHEREAS, concurrently herewith, Excel, Teleglobe Inc., a corporation governed by the Canada Business Corporations Act (the "Corporation"), and North Merger Sub Corporation, a Delaware corporation and a wholly-owned subsidiary of the Corporation ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

         WHEREAS, the Shareholder is the beneficial owner of the number of common shares of the capital stock of the Corporation ("Shares") set forth in
Schedule I hereto;

         WHEREAS, the Share Issuance has to be approved by the Corporation's shareholders prior to the consummation of the Merger to satisfy the listing requirements of the Exchanges;

         WHEREAS, the Teleglobe By-Law Amendment has to be approved by the Corporation's shareholders prior to the consummation of the Merger under Canadian law;

         WHEREAS, Teleglobe will in due course convene its shareholders to approve the Teleglobe Articles Amendment;

         WHEREAS, the Board of Directors of the Corporation has, prior to the execution of this Agreement, duly and validly approved and adopted the Merger Agreement and the transactions contemplated thereby and approved this Agreement and the Teleglobe Articles of Amendment and the Teleglobe By-Law Amendment (and has recommended approval of the same to the Shareholders), and such approvals and adoption have not been withdrawn;

         WHEREAS, the Shareholder is executing this Agreement (i) as an inducement to Excel to enter into and execute the Merger Agreement; and (ii) as an inducement to certain holders of shares of Excel Common Stock (the "Excel Stockholders") to enter into and execute the Excel Consent and Voting Agreement;

         WHEREAS, approval and adoption of the Merger Agreement by Excel's stockholders is also a condition to the consummation of the Merger; and

         WHEREAS, the Excel Stockholders are concurrently executing the Excel Consent and Voting Agreement as an inducement to The Corporation to enter into and execute the Merger Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1. Consent and Agreement to Vote. In order to provide the Exchanges with evidence that holders of more than 50% of the voting shares of The Corporation are in favour of the Merger, the Shareholder hereby agrees that immediately upon the execution and delivery of this Agreement and the Merger Agreement, it shall execute and deliver or cause to be executed and delivered by the record owner thereof, a Shareholder's Consent in the form of Schedule II hereto, which shall be irrevocable, with respect to all Shares that are owned beneficially or of record by the Shareholder or as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, such Consent to be executed in lieu of a formal approval of the shareholders at a meeting duly held therefor.

         The Shareholder also agrees that, during the term of this Agreement, it shall, from time to time at the request of Excel, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of shareholders of the Corporation however called, or in connection with any written consent of the holders of Shares (if required by any of the Exchanges), for the purposes of the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment or any action required in furtherance thereof or in furtherance of the Merger, in either case, prior to the earlier of the Effective Time and the termination of this Agreement, appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Corporation (whether acquired heretofore or hereafter), that are beneficially owned by such Shareholder or its wholly-owned Affiliates or as to which such Shareholder has, directly or indirectly, the right to vote or direct the voting, in favour of the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment and any other action required in furtherance thereof or in furtherance of the Merger Agreement, the Merger, each of the actions contemplated by the Merger Agreement and any other action required in furtherance thereof or hereof. The Shareholder agrees, during the period commencing on the date hereof and ending on the earlier of the Effective Time and the termination of this Agreement, not to, and not to permit any of its wholly-owned Affiliates to, vote or execute any written consent in lieu of a shareholders meeting or vote of the Corporation, if such consent or vote by the shareholders of the Corporation would be inconsistent with or frustrate the purposes of the other agreements of such Shareholder pursuant to this paragraph.

         In furtherance of the agreements in the foregoing paragraphs, the Shareholder hereby agrees to, and to cause its respective wholly-owned Affiliates to, cooperate with Excel and the Corporation in connection with the Merger Agreement and the consummation of the transactions contemplated thereby. Excel agrees to cooperate with the Shareholder in connection with any filings required to be made by such Shareholder pursuant to the HSR Act and the Competition Act (Canada) in connection with the Merger Agreement and consummation of the transactions contemplated thereby, including in connection with any filing with Governmental Entities or otherwise in connection with
Section 5.4 of the Merger Agreement.

         Section 2. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement, including making such modifications as the Exchanges acting reasonably may require as to the form of the Consent (none of which shall affect the validity or enforceability of the Consent). Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all of the terms of this Agreement.

         Section 3. Representations and Warranties of Excel. Excel represents and warrants to the Shareholder as follows:

         (a) This Agreement has been approved by the Board of Directors of Excel, representing all necessary corporate action on the part of Excel for the execution and performance hereof and thereof by Excel (no action by the stockholders of Excel being required).

         (b) This Agreement has been duly executed and delivered by a duly authorized officer of Excel.

         (c) This Agreement constitutes a valid and binding agreement of Excel, enforceable against Excel in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         (d) The execution and delivery of this Agreement by Excel does not violate or breach, and will not give rise to any violation or breach, of Excel's charter or by-laws or, except as will not materially impair its ability to effectuate, carry out or comply with all of the terms of this Agreement, any Law, Governmental Entity approval or Contract by which Excel or its Subsidiaries or their respective assets or properties may be bound.

         Section 4. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to Excel as follows:

         (a) Schedule I sets forth the number of Shares of which the Shareholder is the record or beneficial owner. Such Shareholder is the lawful owner of such Shares, free and clear of all liens, charges, encumbrances, shareholders agreements, voting agreements, agreements to transfer such Shares and, to the actual knowledge of the Shareholder, commitments of every other kind, to which the Shareholder is a party, other than this Agreement and as disclosed in
Schedule I and has the sole power to vote (or cause to be voted) the Shares as set forth in this Agreement and the Consent. Except as set forth on such
Schedule I, neither the Shareholder nor any of its Affiliates owns or holds any rights to acquire any additional common shares or other securities of the capital stock of the Corporation or any interest therein or any voting rights with respect to any additional common shares or any other securities of the capital stock of the Corporation.

         (b) This Agreement and the Consent have been duly executed and delivered by a duly authorized officer of such Shareholder.

         (c) This Agreement and the Consent constitute valid and binding agreements of the Shareholder, enforceable against such Shareholder in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         (d) The execution and delivery of this Agreement and the Consent by the Shareholder do not violate or breach, and will not give rise to any violation or breach, of such Shareholder's charter, by-laws, trust instrument or partnership agreement, to the extent applicable or, except as will not materially impair (x) the ability of such Shareholder to effectuate, carry out or comply with all of the terms of this Agreement or (y) its business activities, any Law, third party consent, Governmental Entity approval or Contract by which such Shareholder or its properties or assets may be bound.

         Section 5. Effectiveness and Termination. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder; provided however (A) that any amendment by the parties to the Merger Agreement to (x) the Exchange Ratio or the Merger Consideration (each as defined in Section 1.8(a) of the Merger Agreement), (y) Article VI of the Merger Agreement entitled "Conditions Precedent" or (z) Article VII of the Merger Agreement entitled "Termination and Amendment" or (B) the waiver on or prior to the Closing Date by The Corporation of any material condition precedent set forth in Article VI of the Merger Agreement, shall require the written consent of the Shareholder, failing which this Agreement may be terminated in writing by the Shareholder. In any event, this Agreement may be terminated in writing by the Shareholder and it shall be of no further force or effect if the Effective Time shall not have occurred on or before December 31, 1999.

         Section 6.  Miscellaneous.

         (a) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:


         (i)      If to Excel, to:

                  EXCEL COMMUNICATIONS, INC.
                  8750 North Central Expressway
                  Suite 2000
                  Dallas, Texas 75231
                  Attention:  J. Christopher Dance
                  Facsimile: 214-863-8831
                  with a copy to:

                  WEIL, GOTSHAL & MANGES LLP
                  767 Fifth Avenue
                  New York, New York 10153-09119
                  Attention: Frederick S. Green, Esq.
                  Facsimile: 212-310-8007

         (ii)     If to the Shareholder, to

                  MACKENZIE FINANCIAL CORPORATION
                  150 Bloor Street West
                  Suite 815
                  Toronto, Ontario
                  M5S 3B5
                  Attention: Sian Brown
                  Facsimile: 416-922-7062

         (b) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         (d) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         (e) Governing Law. This Agreement shall be governed and construed in accordance with the laws in force in the Province of Ontario, Canada.

         (f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         (g) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party and the written undertaking of the assignee to be bound by the terms of this Agreement, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         (h) Submission to Jurisdiction; Waivers. Each of Excel and the Shareholder irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in any court of competent jurisdiction of the Province of Ontario and each of Excel and the Shareholder hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Excel and the Shareholder hereby irrevocably waives, and agrees not to assert, by way of motion, as a defence, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve proceedings in accordance with this Section 7(h), (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal proceedings commenced in such courts, and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         (i) Specific Performance. Each party acknowledges that if it fails to perform any of its obligations under this Agreement, except if such non-performance by the Shareholder is due to fiduciary duties owed to its unitholders, immediate and irreparable harm or injury would be caused to the other party for which money damages would not be an adequate remedy. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if any party should institute an action or proceeding, seeking specific enforcement of the provisions hereof, each party in respect of such claim hereby waives the claim or defence that the other party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defence that such a remedy at law exists. Each party further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                            EXCEL COMMUNICATIONS, INC.


                                            By: /s/ Kenny A. Troutt
                                            ------------------------------------
                                            Name:   Kenny A. Troutt
                                            Title:  President and Chief
                                                    Executive Officer


                                            FUND NO. 650 AND 724
                                            BY ITS MANAGER, MACKENZIE FINANCIAL
                                            CORPORATION


                                            By: /s/ Dina DeGeer
                                            ------------------------------------
                                            Name:  Dina DeGeer
                                            Title: Officer, Bluewater Investment
                                                   Management Inc., proxy holder
                                                   for Mackenzie Financial
                                                   Corporation

                                   SCHEDULE I

                                 SHARE OWNERSHIP


      Number of Shares                                    Rights to Acquire
     Beneficially Owned                  Liens            Additional Shares
     ------------------                  -----            -----------------


        2,481,400(1)                     None                   None





-------------------------

1. Before giving effect to the Teleglobe Stock Dividend.

                                   SCHEDULE II

                               SHAREHOLDER CONSENT

                                                                   June 14, 1998


         The undersigned shareholder of Teleglobe Inc. ("Teleglobe") hereby irrevocably consents to the adoption of and adopt the following resolutions with respect to the common shares of the capital stock of Teleglobe owned beneficially by the undersigned on the date hereof as listed below.

         RESOLVED, that the Share Issuance, as defined in the Merger Agreement, dated as of June 14, 1998, among Teleglobe, North Merger Sub Corporation, a wholly-owned subsidiary of Teleglobe, and Excel Communications, Inc., a Delaware corporation, a copy of which has been furnished to the undersigned shareholder, be, and it hereby is, approved by the undersigned shareholder.

                                           FUNDS NO 650 AND 724 by its manager,
                                           Mackenzie Financial Corporation
                                           (Print Name)

                                           By: -----------------------------
                                              Name: Dina DeGeer
                                              Title: Officer, Bluewater
                                                     Investment Management Inc.,
                                                     proxy holder for Mackenzie
                                                     Financial Corporation

                                           Number of Shares: 2,481,400 Common
                                           Shares 1

                                           Address of the shareholder:
                                           150 King Street West
                                           Suite 1502, Box 63
                                           Toronto, Ontario
                                           M5H 1J9

                                           Date of Execution: June 14, 1998




--------
1        Before giving effect to the Teleglobe Stock Dividend.



NYFS05...:\41\44241\0005\2097\EXH6188Y.260

                     TELEGLOBE CONSENT AND VOTING AGREEMENT
                           RE: TELESYSTEM TELECOM LTD.


         TELEGLOBE CONSENT AND VOTING AGREEMENT, dated as of June 14, 1998 (this "Agreement"), by and among Excel Communications, Inc., a Delaware corporation ("Excel"), and Telesystem Telecom Ltd. (the "Shareholder").

         WHEREAS, concurrently herewith, Excel, Teleglobe Inc., a corporation governed by the Canada Business Corporations Act (the "Corporation"), and North Merger Sub Corporation, a Delaware corporation and a wholly-owned subsidiary of the Corporation ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

         WHEREAS, the Shareholder is the beneficial owner of the number of common shares of the capital stock of the Corporation ("Shares") set forth in
Schedule I hereto;

         WHEREAS, the Share Issuance has to be approved by the Corporation's shareholders prior to the consummation of the Merger to satisfy the listing requirements of the Exchanges;

         WHEREAS, the Teleglobe By-Law Amendment has to be approved by the Corporation's shareholders prior to the consummation of the Merger under Canadian law;

         WHEREAS, Teleglobe will in due course convene its shareholders to approve the Teleglobe Articles Amendment;

         WHEREAS, the Board of Directors of the Corporation has, prior to the execution of this Agreement, duly and validly approved and adopted the Merger Agreement and the transactions contemplated thereby and approved this Agreement and the Teleglobe Articles of Amendment and the Teleglobe By-Law Amendment (and has recommended approval of the same to the Shareholders), and such approvals and adoption have not been withdrawn;

         WHEREAS, the Shareholder is executing this Agreement (i) as an inducement to Excel to enter into and execute the Merger Agreement; and (ii) as an inducement to certain holders of shares of Excel Common Stock (the "Excel Stockholders") to enter into and execute the Excel Consent and Voting Agreement;

         WHEREAS, approval and adoption of the Merger Agreement by Excel's stockholders is also a condition to the consummation of the Merger; and

         WHEREAS, the Excel Stockholders are concurrently executing the Excel Consent and Voting Agreement as an inducement to the Corporation to enter into and execute the Merger Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1. Consent and Agreement to Vote. In order to provide the Exchanges with evidence that holders of more than 50% of the voting shares of the Corporation are in favour of the Merger, the Shareholder hereby agrees that immediately upon the execution and delivery of this Agreement and the Merger Agreement, it shall execute and deliver or cause to be executed and delivered by the record owner thereof, a Shareholder's Consent in the form of Schedule II hereto, which shall be irrevocable, with respect to all Shares that are owned beneficially or of record by the Shareholder or as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, such Consent to be executed in lieu of a formal approval of the shareholders at a meeting duly held therefor.

         The Shareholder also agrees that, during the term of this Agreement, it shall, from time to time at the request of Excel, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of shareholders of the Corporation however called, or in connection with any written consent of the holders of Shares (if required by any of the Exchanges), for the purposes of the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment or any action required in furtherance thereof or in furtherance of the Merger, in either case, prior to the earlier of the Effective Time and the termination of this Agreement, appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Corporation (whether acquired heretofore or hereafter), that are beneficially owned by such Shareholder or its wholly-owned Affiliates or as to which such Shareholder has, directly or indirectly, the right to vote or direct the voting, in favour of the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment and any other action required in furtherance thereof or in furtherance of the Merger Agreement, the Merger, each of the actions contemplated by the Merger Agreement and any other action required in furtherance thereof or hereof. The Shareholder agrees, during the period commencing on the date hereof and ending on the earlier of the Effective Time and the termination of this Agreement, not to, and not to permit any of its wholly-owned Affiliates to, vote or execute any written consent in lieu of a shareholders meeting or vote of the Corporation, if such consent or vote by the shareholders of the Corporation would be inconsistent with or frustrate the purposes of the other agreements of such Shareholder pursuant to this paragraph.

         In furtherance and not in limitation of the foregoing, the Shareholder hereby grants to, and appoints, Excel and each of Kenny A. Troutt, Nicholas A. Merrick and J. Christopher Dance, in their respective capacities as officers of Excel, and any individual who shall hereafter succeed to any such officer of Excel, and any other designee of Excel, each of them individually, its irrevocable proxy and attorney-in-fact (with full power of substitution) to vote the Shares, if applicable, as indicated in this Section 1. The Shareholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy.

         (a) In furtherance of the agreements in the foregoing paragraphs, the Shareholder hereby agrees to, and to cause its respective wholly-owned Affiliates to, cooperate with Excel and the Corporation in connection with the Merger Agreement and the consummation of the transactions contemplated thereby. Excel agrees to cooperate with the Shareholder in connection with any filings required to be made by such Shareholder pursuant to the HSR Act and the Competition Act (Canada) in connection with the Merger Agreement and consummation of the transactions contemplated thereby, including in connection with any filing with Governmental Entities or otherwise in connection with
Section 5.4 of the Merger Agreement.

         (b) The Shareholder hereby revokes any and all previous proxies with respect to its Shares or any other voting securities of the Corporation that relate to the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment or any other action required in furtherance thereof or in furtherance of the transactions contemplated hereby or by the Merger Agreement.

         Section 2. Pooling Covenants and Representations. In addition to, and not in lieu of, the other covenants and representations set forth herein, the Shareholder that is an "affiliate" (as such term is defined in Rule 405 under the Securities Act) of the Corporation hereby agrees and represents to Excel that from and after the date hereof, such Shareholder will not, and will not permit any of its Affiliates to, sell, pledge Shares as collateral for a non-recourse loan (or for any recourse loan the effect of which would cause the loss of pooling of interests accounting treatment for the Merger), transfer, or otherwise dispose of, or hedge or otherwise reduce its risk with respect to, any Shares (whether owned as of the date hereof or thereafter acquired) or other shares of the capital stock of the Corporation, from the 30th day prior to the Effective Time to such time as results covering at least 30 days of combined operations of the Corporation and Excel have been published by the Corporation in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 6-K or any other public filing or announcement which includes the combined results of operations, except for transfers or other dispositions that, in that reasonable opinion of Excel's or the Corporation's independent accountants, will not prevent the Corporation from accounting for the Merger as a pooling of interests, taking into account the actions of other Affiliates of the Corporation, Excel or the Shareholder.

         Section 3. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement, including making such modifications as the Exchanges may require as to the form of the Consent (none of which shall affect the validity or enforceability of the Consent). Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all of the terms of this Agreement.

         Section 4. Representations and Warranties of Excel. Excel represents and warrants to the Shareholder as follows:

         (a) This Agreement has been approved by the Board of Directors of Excel, representing all necessary corporate action on the part of Excel for the execution and performance hereof and thereof by Excel (no action by the stockholders of Excel being required).

         (b) This Agreement has been duly executed and delivered by a duly authorized officer of Excel.

         (c) This Agreement constitutes a valid and binding agreement of Excel, enforceable against Excel in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         (d) The execution and delivery of this Agreement by Excel does not violate or breach, and will not give rise to any violation or breach, of Excel's charter or by-laws or, except as will not materially impair its ability to effectuate, carry out or comply with all of the terms of this Agreement, any Law, Governmental Entity approval or Contract by which Excel or its Subsidiaries or their respective assets or properties may be bound.

         Section 5. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to Excel as follows:

         (a) Schedule I sets forth the number of Shares of which the Shareholder is the record or beneficial owner. Such Shareholder is the lawful owner of such Shares, free and clear of all liens, charges, encumbrances, shareholders agreements, voting agreements, agreements to transfer such Shares and commitments of every kind to which the Shareholder is a party, other than this Agreement and as disclosed in Schedule I and has the sole power to vote (or cause to be voted) the Shares as set forth in this Agreement and the Consent. Except as set forth on such Schedule I, neither the Shareholder nor any of its Affiliates owns or holds any rights to acquire any additional common shares or other securities of the capital stock of the Corporation or any interest therein or any voting rights with respect to any additional common shares or any other securities of the capital stock of the Corporation.

         (b) This Agreement and the Consent have been duly executed and delivered by a duly authorized officer of such Shareholder.

         (c) This Agreement and the Consent constitute valid and binding agreements of the Shareholder, enforceable against such Shareholder in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         (d) The execution and delivery of this Agreement and the Consent by the Shareholder do not violate or breach, and will not give rise to any violation or breach, of such Shareholder's charter, by-laws, trust instrument or partnership agreement, to the extent applicable or, except as will not materially impair (x) the ability of such Shareholder to effectuate, carry out or comply with all of the terms of this Agreement or (y) its business activities, any Law, third party consent, Governmental Entity approval or Contract by which such Shareholder or its properties or assets may be bound.

         Section 6. Effectiveness and Termination. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder; provided however (A) that any amendment by the parties to the Merger Agreement to (x) the Exchange Ratio or the Merger Consideration (each as defined in Section 1.8(a) of the Merger Agreement), (y) Article VI of the Merger Agreement entitled "Conditions Precedent" or (z) Article VII of the Merger Agreement entitled "Termination and Amendment" or (B) the waiver on or prior to the Closing Date by the Corporation of any material condition precedent set forth in Article VI of the Merger Agreement, shall require the written consent of the Shareholder, failing which this Agreement may be terminated in writing by the Shareholder. In any event, this Agreement may be terminated in writing by the Shareholder and it shall be of no further force or effect if the Effective Time shall not have occurred on or before December 31, 1999.

         Section 7.  Miscellaneous.

         (a) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

         (i)      If to Excel, to:

                  EXCEL COMMUNICATIONS, INC.
                  8750 North Central Expressway
                  Suite 2000
                  Dallas, Texas 75231
                  Attention: J. Christopher Dance
                  Facsimile: 214-863-8831

                  with a copy to:

                  WEIL, GOTSHAL & MANGES LLP
                  767 Fifth Avenue
                  New York, New York 10153-09119
                  Attention: Frederick S. Green, Esq.
                  Facsimile: 212-310-8007

         (ii)     If to the Shareholder, to

                  TELESYSTEM TELECOM LTD.
                  1000 de La Gauchetiere Street West
                  25th Floor
                  Montreal, Quebec
                  H3B 4W5
                  Attention: Jean-Marc Fortier
                  Facsimile: 514-397-0089

         (b) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         (d) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         (e) Governing Law. This Agreement shall be governed and construed in accordance with the laws in force in the Province of Ontario, Canada.

         (f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         (g) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party and the written undertaking of the assignee to be bound by the terms of this Agreement, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         (h) Submission to Jurisdiction; Waivers. Each of Excel and the Shareholder irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in any court of competent jurisdiction of the Province of Ontario and each of Excel and the Shareholder hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Excel and the Shareholder hereby irrevocably waives, and agrees not to assert, by way of motion, as a defence, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve proceedings in accordance with this Section 7(h), (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal proceedings commenced in such courts, and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         (i) Specific Performance. Each party acknowledges that if it fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the other party for which money damages would not be an adequate remedy. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if any party should institute an action or proceeding, seeking specific enforcement of the provisions hereof, each party in respect of such claim hereby waives the claim or defence that the other party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defence that such a remedy at law exists. Each party further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.


         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                                    EXCEL COMMUNICATIONS, INC.


                                                    By:  /s/ Kenny A. Troutt
                                                         -----------------------
                                                    Name:    Kenny A. Troutt
                                                    Title:   President and Chief
                                                             Executive Officer


                                                    TELESYSTEM TELECOM LTD.


                                                    By: /s/ Charles Sirois
                                                        ------------------------
                                                    Name:   Charles Sirois
                                                    Title: President and
                                                           Chairman of the Board

                                   SCHEDULE I

                                 SHARE OWNERSHIP




 NUMBER OF SHARES                                                     RIGHTS TO ACQUIRE
BENEFICIALLY OWNED                LIENS(2)                            ADDITIONAL SHARES
------------------                --------                            -----------------


   11,314,983(1)      1,531,536 shares pledged with Montreal           n/a
                      Trust (in connection with the issuance of
                      Exchangeable Debentures on November 18, 1992)

                      2,000,000 shares pledged with Montreal
                      Trust (in connection with the issuance of Series 1 First Ranking Preferred Shares on
                      August 31, 1993)

                      1,500,000 shares pledged with
                      Royal Bank (in connection with a
                      credit agreement dated April 23, 1996)

                      1,500,000 shares pledged with
                      Scotia Bank (in connection with a
                      credit agreement dated April 23, 1996)

                      4,783,447 shares pledged with
                      Syndicate (in connection with a
                      credit agreement dated April 22, 1997)



1.   22,629,966 Common Shares after giving effect to the Teleglobe Stock
     Dividend.

2.   Before giving effect to the Teleglobe Stock Dividend.

                                   SCHEDULE II

                               SHAREHOLDER CONSENT

                                                                 June     , 1998


         The undersigned shareholder of Teleglobe Inc. ("Teleglobe") hereby irrevocably consents to the adoption of and adopt the following resolutions with respect to the common shares of the capital stock of Teleglobe owned beneficially by the undersigned on the date hereof as listed below.

         RESOLVED, that the Share Issuance, as defined in the Merger Agreement, dated as of June 14, 1998, among Teleglobe, North Merger Sub Corporation, a wholly-owned subsidiary of Teleglobe, and Excel Communications, Inc., a Delaware corporation, a copy of which has been furnished to the undersigned shareholder, be, and it hereby is, approved by the undersigned shareholder.


                                           Telesystem Telecom Ltd.
                                           (Print Name)

                                           By: ---------------------------------
                                               Name:  Charles Sirois
                                               Title: President and Chairman
                                                      of the Board

                                           Number of Shares: 11,314,983 Common
                                                             Shares 1

                                           Address of the shareholder:
                                           1000 de La
                                           Gauchetiere Street
                                           West 25th Floor
                                           Montreal, Quebec
                                           H3B 4W5

                                           Date of Execution: June  , 1998

--------



1 22,629,966 Common Shares after giving effect to the Teleglobe Stock Dividend.

                     TELEGLOBE CONSENT AND VOTING AGREEMENT
                                  RE: BCE INC.


         TELEGLOBE CONSENT AND VOTING AGREEMENT, dated as of June 14, 1998 (this "Agreement"), by and among Excel Communications, Inc., a Delaware corporation ("Excel"), and BCE Inc. (the "Shareholder").

         WHEREAS, concurrently herewith, Excel, Teleglobe Inc., a corporation governed by the Canada Business Corporations Act (the "Corporation"), and North Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of the Corporation ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

         WHEREAS, the Shareholder is the beneficial owner of the number of common shares of the capital stock of the Corporation ("Shares") set forth in
Schedule I hereto;

         WHEREAS, the Share Issuance has to be approved by the Corporation's shareholders prior to the consummation of the Merger to satisfy the listing requirements of the Exchanges;

         WHEREAS, the Teleglobe By-Law Amendment has to be approved by the Corporation's shareholders prior to the consummation of the Merger under Canadian law;

         WHEREAS, Teleglobe will in due course convene its shareholders to approve the Teleglobe Articles Amendment;

         WHEREAS, the Board of Directors of the Corporation has, prior to the execution of this Agreement, duly and validly approved and adopted the Merger Agreement and the transactions contemplated thereby and approved this Agreement and the Teleglobe Articles of Amendment and the Teleglobe By-Law Amendment (and has recommended approval of the same to the Shareholders), and such approvals and adoption have not been withdrawn;

         WHEREAS, the Shareholder is executing this Agreement (i) as an inducement to Excel to enter into and execute the Merger Agreement; and (ii) as an inducement to certain holders of shares of Excel Common Stock (the "Excel Stockholders") to enter into and execute the Excel Consent and Voting Agreement;

         WHEREAS, approval and adoption of the Merger Agreement by Excel's stockholders is also a condition to the consummation of the Merger; and

         WHEREAS, the Excel Stockholders are concurrently executing the Excel Consent and Voting Agreement as an inducement to the Corporation to enter into and execute the Merger Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1. Consent and Agreement to Vote. In order to provide the Exchanges with evidence that holders of more than 50% of the voting shares of the Corporation are in favour of the Merger, the Shareholder hereby agrees that immediately upon the execution and delivery of this Agreement and the Merger Agreement, it shall execute and deliver or cause to be executed and delivered by the record owner thereof, a Shareholder's Consent in the form of Schedule II hereto, which shall be irrevocable, with respect to all Shares that are owned beneficially or of record by the Shareholder or as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, such Consent to be executed in lieu of a formal approval of the shareholders at a meeting duly held therefor.

         The Shareholder also agrees that, during the term of this Agreement, it shall, from time to time at the request of Excel, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of shareholders of the Corporation however called, or in connection with any written consent of the holders of Shares (if required by any of the Exchanges), for the purposes of the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment or any action required in furtherance thereof or in furtherance of the Merger, in either case, prior to the earlier of the Effective Time and the termination of this Agreement, appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Corporation (whether acquired heretofore or hereafter), that are beneficially owned by such Shareholder or its wholly-owned Affiliates or as to which such Shareholder has, directly or indirectly, the right to vote or direct the voting, in favour of the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment and any other action required in furtherance thereof or in furtherance of the Merger Agreement, the Merger, each of the actions contemplated by the Merger Agreement and any other action required in furtherance thereof or hereof. The Shareholder agrees, during the period commencing on the date hereof and ending on the earlier of the Effective Time and the termination of this Agreement, not to, and not to permit any of its wholly-owned Affiliates to, vote or execute any written consent in lieu of a shareholders meeting or vote of the Corporation, if such consent or vote by the shareholders of the Corporation would be inconsistent with or frustrate the purposes of the other agreements of such Shareholder pursuant to this paragraph.

         In furtherance and not in limitation of the foregoing, the Shareholder hereby grants to, and appoints, Excel and each of Kenny A. Troutt, Nicholas A. Merrick and J. Christopher Dance in their respective capacities as officers of Excel, and any individual who shall hereafter succeed to any such officer of Excel, and any other designee of Excel, each of them individually, its irrevocable proxy and attorney-in-fact (with full power of substitution) to vote the Shares, if applicable, as indicated in this Section 1. The Shareholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy.

         (a) In furtherance of the agreements in the foregoing paragraphs, the Shareholder hereby agrees to, and to cause its respective wholly-owned Affiliates to, cooperate with Excel and the Corporation in connection with the Merger Agreement and the consummation of the transactions contemplated thereby. Excel agrees to cooperate with the Shareholder in connection with any filings required to be made by such Shareholder pursuant to the HSR Act and the Competition Act (Canada) in connection with the Merger Agreement and consummation of the transactions contemplated thereby, including in connection with any filing with Governmental Entities or otherwise in connection with
Section 5.4 of the Merger Agreement.

         (b) The Shareholder hereby revokes any and all previous proxies with respect to its Shares or any other voting securities of the Corporation that relate to the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment or any other action required in furtherance thereof or in furtherance of the transactions contemplated hereby or by the Merger Agreement.

         Section 2. Pooling Covenants and Representations. In addition to, and not in lieu of, the other covenants and representations set forth herein, if the Shareholder is an "affiliate" (as such term is defined in Rule 405 under the Securities Act) of the Corporation, it hereby agrees and represents to Excel that from and after the date hereof, such Shareholder will not, and will not permit any of its wholly-owned Affiliates to, sell, pledge, transfer, or otherwise dispose of, or hedge or otherwise reduce its risk with respect to, any Shares (whether owned as of the date hereof or thereafter acquired) or other shares of the capital stock of the Corporation, from the 30th day prior to the Effective Time to such time as results covering at least 30 days of combined operations of the Corporation and Excel have been published by the Corporation in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 6-K or any other public filing or announcement which includes the combined results of operations, except for transfers or other dispositions that, in that reasonable opinion of Excel's or the Corporation's independent accountants, will not prevent the Corporation from accounting for the Merger as a pooling of interests, taking into account the actions of other Affiliates of the Corporation, Excel or the Shareholder.

         Section 3. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement, including making such modifications as the Exchanges may require as to the form of the Consent (none of which shall affect the validity or enforceability of the Consent). Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all of the terms of this Agreement.

         Section 4. Representations and Warranties of Excel. Excel represents and warrants to the Shareholder as follows:

         (a) This Agreement has been approved by the Board of Directors of Excel, representing all necessary corporate action on the part of Excel for the execution and performance hereof and thereof by Excel (no action by the stockholders of Excel being required).

         (b) This Agreement has been duly executed and delivered by a duly authorized officer of Excel.

         (c) This Agreement constitutes a valid and binding agreement of Excel, enforceable against Excel in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         (d) The execution and delivery of this Agreement by Excel does not violate or breach, and will not give rise to any violation or breach, of Excel's charter or by-laws or, except as will not materially impair its ability to effectuate, carry out or comply with all of the terms of this Agreement, any Law, Governmental Entity approval or Contract by which Excel or its Subsidiaries or their respective assets or properties may be bound.

         Section 5. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to Excel as follows:

         (a) Schedule I sets forth the number of Shares of which the Shareholder is the record or beneficial owner. Such Shareholder is the lawful owner of such Shares, free and clear of all liens, charges, encumbrances, shareholders agreements, voting agreements, agreements to transfer such Shares and commitments of every kind to which the Shareholder is a party, other than this Agreement and as disclosed in Schedule I and has the sole power to vote (or cause to be voted) the Shares as set forth in this Agreement and the Consent. Except as set forth on such Schedule I, neither the Shareholder nor any of its Affiliates owns or holds any rights to acquire any additional common shares or other securities of the capital stock of the Corporation or any interest therein or any voting rights with respect to any additional common shares or any other securities of the capital stock of the Corporation.

         (b) This Agreement and the Consent have been duly executed and delivered by a duly authorized officer of such Shareholder.

         (c) This Agreement and the Consent constitute valid and binding agreements of the Shareholder, enforceable against such Shareholder in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         (d) The execution and delivery of this Agreement and the Consent by the Shareholder do not violate or breach, and will not give rise to any violation or breach, of such Shareholder's charter, by-laws, trust instrument or partnership agreement, to the extent applicable or, except as will not materially impair (x) the ability of such Shareholder to effectuate, carry out or comply with all of the terms of this Agreement or (y) its business activities, any Law, third party consent, Governmental Entity approval or Contract by which such Shareholder or its properties or assets may be bound.

         Section 6. Effectiveness and Termination. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder; provided however (A) that any amendment by the parties to the Merger Agreement to (x) the Exchange Ratio or the Merger Consideration (each as defined in Section 1.8(a) of the Merger Agreement), (y) Article VI of the Merger Agreement entitled "Conditions Precedent" or (z) Article VII of the Merger Agreement entitled "Termination and Amendment" or (B) the waiver on or prior to the Closing Date by the Corporation of any material condition precedent set forth in Article VI of the Merger Agreement, shall require the written consent of the Shareholder, failing which this Agreement may be terminated in writing by the Shareholder. In any event, this Agreement may be terminated in writing by the Shareholder and it shall be of no further force or effect if the Effective Time shall not have occurred on or before June 14, 1999.

         Section 7.  Miscellaneous.

         (a) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

         (i)      If to Excel, to:

                  EXCEL COMMUNICATIONS, INC.
                  8750 North Central Expressway
                  Suite 2000
                  Dallas, Texas 75231
                  Attention:  J. Christopher Dance
                  Facsimile: 214-863-8831

                  with a copy to:

                  WEIL, GOTSHAL & MANGES LLP
                  767 Fifth Avenue
                  New York, New York 10153-09119
                  Attention: Frederick S. Green, Esq.
                  Facsimile: 212-310-8007

         (ii)     If to BCE, to

                  BCE INC.
                  1000 de la Gauchetiere Street West
                  Suite 3700
                  Montreal, Quebec
                  H3B 4Y7
                  Attention: J. Marc Ryan
                  Facsimile: 514-397-7263

         (b) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         (d) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         (e) Governing Law. This Agreement shall be governed and construed in accordance with the laws in force in the Province of Ontario, Canada.

         (f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         (g) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party and the written undertaking of the assignee to be bound by the terms of this Agreement, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         (h) Submission to Jurisdiction; Waivers. Each of Excel and the Shareholder irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in any court of competent jurisdiction of the Province of Ontario and each of Excel and the Shareholder hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Excel and the Shareholder hereby irrevocably waives, and agrees not to assert, by way of motion, as a defence, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve proceedings in accordance with this Section 7(h), (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal proceedings commenced in such courts, and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         (i) Specific Performance. Each party acknowledges that if it fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the other party for which money damages would not be an adequate remedy. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if any party should institute an action or proceeding, seeking specific enforcement of the provisions hereof, each party in respect of such claim hereby waives the claim or defence that the other party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defence that such a remedy at law exists. Each party further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.


         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                              EXCEL COMMUNICATIONS, INC.


                                              By: /s/ Kenny A. Troutt
                                                  ------------------------
                                              Name:    Kenny A. Troutt
                                              Title:   President and Chief
                                                       Executive Officer


                                              BCE INC.


                                              By: /s/ William D. Anderson
                                                  ------------------------------
                                              Name: William D. Anderson
                                              Title:

                                   SCHEDULE I

                                 SHARE OWNERSHIP



  Number of Shares                                         Rights to Acquire
 Beneficially Owned                  Liens                 Additional Shares
-------------------                  -----                 -----------------

   14,815,186(1)                      None                        None
    1,285,000(2)                      None                        None



1.   29,630,372 giving effect to the Teleglobe Stock Dividend.

2. 1,285,000 First Series Preferred Shares (2,570,000 giving effect to the Teleglobe Stock Dividend). The Shareholder has given unconditional and irrevocable notice to convert its 1,285,000 First Series Preferred Shares of the capital stock of the Corporation into an equal number of Common Shares of the capital stock of the Corporation (2,570,000 giving effect to the Teleglobe Stock Dividend) and hereby agrees that it will vote the converted shares as provided in this Agreement.

                                   SCHEDULE II

                               SHAREHOLDER CONSENT
                                                                   June 14, 1998


         The undersigned shareholder of Teleglobe Inc. ("Teleglobe") hereby irrevocably consents in accordance with the Teleglobe Consent and Voting Agreement executed as of the date hereof to the adoption of and adopt the following resolution with respect to the common shares of the capital stock of Teleglobe owned beneficially by the undersigned on the date hereof as listed below.

         RESOLVED, that the Share Issuance, as defined in the Merger Agreement, dated as of June 14, 1998, among Teleglobe, North Merger Sub Corporation, a wholly-owned subsidiary of Teleglobe, and Excel Communications, Inc., a Delaware corporation, a copy of which has been furnished to the undersigned shareholder, be, and it hereby is, approved by the undersigned shareholder.

                                      BCE INC.
                                      (Print Name)

                                      By: --------------------------------
                                         Name:  William D. Anderson
                                         Title: Chief Financial Officer

                                      Number of Shares: 14,815,186 Common
                                                        Shares 1 and
                                                        1,285,000 First Series
                                                        Preferred Shares 2

                                      Address of the shareholder:
                                      1000 de La Gauchetiere Street West
                                      Suite 3700
                                      Montreal, Quebec, H3B 4Y7

                                      Date of Execution : June 14, 1998


--------

1     29,630,372 giving effect to the Teleglobe Stock Dividend.

2 2,570,000 giving effect to the Teleglobe Stock Dividend. The Shareholder has given unconditional and irrevocable notice to convert its 1,285,000 First Series Preferred Shares of the capital stock of the Corporation into an equal number of Common Shares of the capital stock of the Corporation (2,570,000 giving effect to the Teleglobe Stock Dividend) and hereby agrees that it will vote the converted shares as provided in this Agreement.

                                                                    TRANSLATION

                     TELEGLOBE CONSENT AND VOTING AGREEMENT
                      RE: CAPITAL COMMUNICATIONS CDPQ INC.


         TELEGLOBE CONSENT AND VOTING AGREEMENT, dated as of June 14, 1998 (this "Agreement"), by and among Excel Communications, Inc., a Delaware corporation ("Excel"), and Capital Communications CDPQ Inc. (the "Shareholder").

         WHEREAS, concurrently herewith, Excel, Teleglobe Inc., a corporation governed by the Canada Business Corporations Act (the "Corporation"), and North Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of the Corporation ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

         WHEREAS, the Shareholder is the beneficial owner of the number of common shares of the capital stock of the Corporation ("Shares") set forth in
Schedule I hereto;

         WHEREAS, the Share Issuance has to be approved by the Corporation's shareholders prior to the consummation of the Merger to satisfy the listing requirements of the Exchanges;

         WHEREAS, the Teleglobe By-Law Amendment has to be approved by the Corporation's shareholders prior to the consummation of the Merger under Canadian law;

         WHEREAS, Teleglobe will in due course convene its shareholders to approve the Teleglobe Articles Amendment;

         WHEREAS, the Board of Directors of the Corporation has, prior to the execution of this Agreement, duly and validly approved and adopted the Merger Agreement and the transactions contemplated thereby and approved this Agreement and the Teleglobe Articles of Amendment and the Teleglobe By-Law Amendment (and has recommended approval of the same to the Shareholders), and such approvals and adoption have not been withdrawn;

         WHEREAS, the Shareholder is executing this Agreement (i) as an inducement to Excel to enter into and execute the Merger Agreement; and (ii) as an inducement to certain holders of shares of Excel Common Stock (the "Excel Stockholders") to enter into and execute the Excel Consent and Voting Agreement;

                                - 2 -                                TRANSLATION



         WHEREAS, approval and adoption of the Merger Agreement by Excel's stockholders is a condition to the consummation of the Merger; and

         WHEREAS, the Excel Stockholders are concurrently executing the Excel Consent and Voting Agreement as an inducement to the Corporation to enter into and execute the Merger Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1. Consent and Agreement to Vote. In order to provide the Exchanges with evidence that holders of more than 50% of the voting shares of the Corporation are in favour of the Merger, the Shareholder hereby agrees that immediately upon the execution and delivery of this Agreement and the Merger Agreement, it shall execute and deliver or cause to be executed and delivered by the record owner thereof, a Shareholder's Consent in the form of Schedule II hereto, which shall be irrevocable, with respect to all Shares that are owned beneficially or of record by the Shareholder or as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, such Consent to be executed in lieu of a formal approval of the shareholders at a meeting duly held therefor.

         The Shareholder also agrees that, during the term of this Agreement, it shall, from time to time at the request of Excel, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of shareholders of the Corporation however called, or in connection with any written consent of the holders of Shares (if required by any of the Exchanges), for the purposes of the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment or any action required in furtherance thereof or in furtherance of the Merger, in either case, prior to the earlier of the Effective Time and the termination of this Agreement, appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Corporation (whether acquired heretofore or hereafter), that are beneficially owned by such Shareholder or its wholly-owned Affiliates or as to which such Shareholder has, directly or indirectly, the right to vote or direct the voting, in favour of the approval of the Share Issuance, the Teleglobe By-Law Amendment and/or the Teleglobe Articles Amendment and any other action required in furtherance thereof or in furtherance of the Merger Agreement, the Merger, each of the actions contemplated by the Merger Agreement and any other action required in furtherance thereof or hereof. The Shareholder agrees, during the period commencing on the date hereof and ending on the earlier of the Effective Time and the termination of this Agreement, not to, and not to permit any of its wholly-owned Affiliates to, vote or execute any written consent in lieu of a shareholders meeting or vote of the Corporation, if such consent or vote by the shareholders of the Corporation would be inconsistent with or frustrate the purposes of the other agreements of such Shareholder pursuant to this paragraph.

                                       - 3 -                         TRANSLATION



         In furtherance of the agreements in the foregoing paragraphs, the Shareholder hereby agrees to, and to cause its respective wholly-owned Affiliates to, cooperate with Excel and the Corporation in connection with the Merger Agreement and the consummation of the transactions contemplated thereby. Excel agrees to cooperate with the Shareholder in connection with any filings required to be made by such Shareholder pursuant to the HSR Act and the Competition Act (Canada) in connection with the Merger Agreement and consummation of the transactions contemplated thereby, including in connection with any filing with Governmental Entities or otherwise in connection with
Section 5.4 of the Merger Agreement.

         Section 2. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement, including making such modifications as the Exchanges may require as to the form of the Consent (none of which shall affect the validity or enforceability of the Consent). Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all of the terms of this Agreement, provided that the Shareholder shall in no way be limited to sell or otherwise dispose of any of the Shares during the term of this Agreement.

         Section 3. Representations and Warranties of Excel. Excel represents and warrants to the Shareholder as follows:

         (a) This Agreement has been approved by the Board of Directors of Excel, representing all necessary corporate action on the part of Excel for the execution and performance hereof and thereof by Excel (no action by the stockholders of Excel being required).

         (b) This Agreement has been duly executed and delivered by a duly authorized officer of Excel.

         (c) This Agreement constitutes a valid and binding agreement of Excel, enforceable against Excel in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         (d) The execution and delivery of this Agreement by Excel does not violate or breach, and will not give rise to any violation or breach, of Excel's charter or by-laws or, except as will not materially impair its ability to effectuate, carry out or comply with all of the terms of this Agreement, any Law, Governmental Entity approval or Contract by which Excel or its Subsidiaries or their respective assets or properties may be bound.

                                    - 4 -                            TRANSLATION



         Section 4. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to Excel as follows:

         (a) Schedule I sets forth the number of Shares of which the Shareholder is the beneficial owner. Such Shareholder is the lawful owner of such Shares, free and clear of all liens, charges, encumbrances, shareholders agreements, voting agreements, agreements to transfer such Shares and commitments of every kind to which the Shareholder is a party, other than this Agreement and as disclosed in Schedule I and has the sole power to vote (or cause to be voted) the Shares as set forth in this Agreement and the Consent. Except as set forth on such Schedule I, neither the Shareholder nor any of its Affiliates owns or holds any rights to acquire any additional common shares or other securities of the capital stock of the Corporation or any interest therein or any voting rights with respect to any additional common shares or any other securities of the capital stock of the Corporation.

         (b) This Agreement and the Consent have been duly executed and delivered by a duly authorized officer of such Shareholder.

         (c) This Agreement and the Consent constitute valid and binding agreements of the Shareholder, enforceable against such Shareholder in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing and are subject to Crown privilege.

         (d) The execution and delivery of this Agreement and the Consent by the Shareholder do not violate or breach, and will not give rise to any violation or breach, of such Shareholder's charter, by-laws, trust instrument or partnership agreement, to the extent applicable or, except as will not materially impair (x) the ability of such Shareholder to effectuate, carry out or comply with all of the terms of this Agreement and the Consent or (y) its business activities, any Law, third party consent, Governmental Entity approval or Contract by which such Shareholder or its properties or assets may be bound.

         Section 5. Effectiveness and Termination. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder; provided however (A) that any amendment by the parties to the Merger Agreement to (x) the Exchange Ratio or the Merger Consideration (each as defined in Section 1.8(a) of the Merger Agreement), (y) Article VI of the Merger Agreement entitled "Conditions Precedent" or (z) Article VII of the Merger Agreement entitled "Termination and Amendment" or (B) the waiver on or prior to the Closing Date by the Corporation of any material condition precedent set forth in Article VI of the Merger Agreement, shall require the written consent of the Shareholder, failing which this Agreement may be terminated in writing by the Shareholder. In any event, this

                                    - 5 -                            TRANSLATION


Agreement may be terminated in writing by the Shareholder and it shall be of no further force or effect if the Effective Time shall not have occurred on or before June 14, 1999.

         Section 6.  Miscellaneous.

         (a) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

         (i)      If to Excel, to:

                  EXCEL COMMUNICATIONS, INC.
                  8750 North Central Expressway
                  Suite 2000
                  Dallas, Texas 75231
                  Attention:  J. Christopher Dance
                  Facsimile: 214-863-8831

                  with a copy to:

                  WEIL, GOTSHAL & MANGES LLP
                  767 Fifth Avenue
                  New York, New York 10153-09119
                  Attention: Frederick S. Green, Esq.
                  Facsimile: 212-310-8007

         (ii)     If to the Shareholder, to

                  CAPITAL COMMUNICATIONS CDPQ INC.
                  1981 McGill College Avenue
                  6th floor
                  Montreal, Quebec
                  H3A 3C7
                  Attention: The President
                  Facsimile: 514-847-5980

                               - 6 -                                 TRANSLATION



                  with a copy to:

                  CAISSE DE DEPOT ET PLACEMENT DU QUEBEC
                  1981 McGill College Avenue
                  8th floor
                  Montreal, Quebec
                  H3A 3C7
                  Attention: Claude Bergeron
                  Facsimile: 514-847-2498

         (b) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         (d) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         (e) Governing Law. This Agreement shall be governed and construed in accordance with the laws in force in the Province of Quebec, Canada.

         (f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         (g) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other

                                    - 7 -                            TRANSLATION



party and the written undertaking of the assignee to be bound by the terms of this Agreement, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         (h) Submission to Jurisdiction; Waivers. Each of Excel and the Shareholder irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in any court of competent jurisdiction of the Province of Quebec and each of Excel and the Shareholder hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts which constitutes a submission to the jurisdiction of a Quebec authority as provided for in Section 3148(5) of the Civil Code of Quebec. Each of Excel and the Shareholder hereby irrevocably waives, and agrees not to assert, by way of motion, as a defence, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve proceedings in accordance with this Section 7(h), (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal proceedings commenced in such courts (whether through service of a writ of seizure, seizure prior to judgment, post-judgment seizure, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         (i) Specific Performance. Each party acknowledges that if it fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the other party for which money damages would not be an adequate remedy. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if any party should institute an action or proceeding, seeking specific enforcement of the provisions hereof, each party in respect of such claim hereby waives the claim or defence that the other party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defence that such a remedy at law exists. Each party further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

                                     - 8 -                           TRANSLATION



         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                               EXCEL COMMUNICATIONS, INC.


                                               By:    /s/ Kenny A. Troutt
                                                      --------------------------
                                               Name:      Kenny A. Troutt
                                               Title:   President and Chief
                                                        Executive Officer


                                               CAPITAL COMMUNICATIONS
                                               CDPQ INC.

                                               By:   /s/ Ginette Depelteau
                                                     ---------------------------
                                               Name:     Ginette Depelteau

                                               By:    /s/ Pierre Belanger
                                                      --------------------------
                                               Name:      Pierre Belanger
                                               Title:     President

We hereby consent to Capital Communications CDPQ Inc. taking in our name the undertakings contained in this Agreement.


                                               CAISSE DE DEPOT ET PLACEMENT
                                               DU QUEBEC

                                               By:    /s/ Claude Bergeron
                                                      --------------------------
                                               Name:      Claude Bergeron

                                               By:    /s/ Ginette Depelteau
                                                      --------------------------
                                               Name:      Ginette Depelteau

                                   SCHEDULE I                        TRANSLATION

                                 SHARE OWNERSHIP





            Number of Shares                                Rights to Acquire
           Beneficially Owned               Liens           Additional Shares
           ------------------               -----           -----------------

              4,028,424(1)                  None                  None




1.     8,056,848 giving effect to the Teleglobe Stock Dividend.

                                  SCHEDULE II                       TRANSLATION

                               SHAREHOLDER CONSENT

                                                                  June 14, 1998

         The undersigned shareholder of Teleglobe Inc. ("Teleglobe") hereby irrevocably consents to the adoption of and adopt the following resolution with respect to the common shares of the capital stock of Teleglobe owned beneficially or of record by the undersigned on the date hereof as listed below.

         RESOLVED, that the Share Issuance, as defined in the Merger Agreement, dated as of June 14, 1998 among Teleglobe, North Merger Sub Corporation, a wholly-owned subsidiary of Teleglobe, and Excel Communications, Inc., a Delaware corporation, a copy of which has been furnished to the undersigned shareholder, be, and it hereby is, approved by the undersigned shareholder.


                                             Capital Communications CDPQ Inc.
                                             (Print Name)

                                             By:  /s/ Pierre Belanger
                                                  ------------------------------
                                                Name: Pierre Belanger
                                                Title: President

                                             By: /s/ Ginette Depelteau
                                                 -------------------------------
                                                Name:Ginette Depelteau

                                             Number of Shares: 4,028,424 Common
                                             Shares 1

                                             Address of the shareholder:
                                             1981 McGill College Avenue
                                             6th Floor
                                             Montreal, Quebec
                                             H3A 3C7

                                             Date of Execution: June 14, 1998


--------
1          8,056,848 giving effect to the Teleglobe Stock Dividend.



NYFS05...:\41\44241\0005\2097\EXH6188Y.320

                                                                       EXHIBIT C
                                                                  EXECUTION COPY

                          EXCEL STOCK OPTION AGREEMENT


                  STOCK OPTION AGREEMENT, dated as of June 14, 1998 (the "Agreement"), between TELEGLOBE INC., a corporation governed by the Canada Business Corporations Act (the "Grantee"), and EXCEL COMMUNICATIONS, INC., a Delaware corporation (the "Grantor").

                  WHEREAS, the Grantee, the Grantor and North Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of the Grantee ("Merger Sub"), are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used without definition herein have the meanings assigned to them in the Merger Agreement), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Grantor;

                  WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Grantee has requested that the Grantor grant to the Grantee an option to purchase the shares of Common Stock, $.001 par value per share, of the Grantor (the "Common Stock") covered hereby, upon the terms and subject to the conditions hereof; and

                  WHEREAS, in order to induce the Grantee to enter into the Merger Agreement, the Grantor is willing to grant the Grantee the requested option.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  1. The Option; Exercise; Adjustments; Payment of Spread; Termination.

                  (a) Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 26,300,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (the "Shares") (representing 19.9%, rounded down to the nearest whole multiple of 50,000 shares, of the outstanding shares of Common Stock as of the date hereof) at a cash purchase price equal to $27.563 per Share (the "Purchase Price"). The Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, following the occurrence of the event referred to in
Section 2(c) hereof and prior to the expiration of the Option in accordance with
Section 1(e) of this Agreement.

                  (b) In the event of any change in the number of issued and outstanding Shares of Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Grantor, the number of Shares subject to the Option and the Purchase Price shall be appropriately adjusted to restore the Grantee to its economic and other rights hereunder.

                  (c) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Exercise Notice") specifying a date (subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")) not later than 10 Business Days and not earlier than two Business Days following the date such notice is given for the closing of such purchase.

                  (d) If an Acquisition Proposal involving Grantor is consummated within 12 months after termination of the Merger Agreement, then the Grantee may, at any time the Option is then exercisable pursuant to the terms of
Section 1(a) hereof, elect, in lieu of exercising the Option to purchase Shares provided in Section 1(a) hereof, to send a written notice to the Grantor (the "Cash Exercise Notice") specifying a date not later than 20 Business Days and not earlier than 10 Business Days following the date such notice is given on which date the Grantor shall pay to the Grantee an amount in cash in United States dollars equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Shares subject to the Option as Grantee shall specify. As used herein "Spread" shall mean the excess, if any, over the Purchase Price of the higher of (x) if applicable, the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by any person in an Acquisition Proposal (the "Alternative Purchase Price") or (y) the average of the closing sales prices of the Shares of Common Stock on the NYSE Composite Tape for the ten trading days ending on and including the fifth trading day prior to the date of the Cash Exercise Notice. If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of (A) the fixed cash amount, if any, included in the Alternative Purchase Price plus (B) the fair market value of such other property determined in accordance with the procedures set forth in
Section 6(b) hereof (but using the date of the Cash Exercise Notice). Upon exercise of the Grantee's right to receive cash pursuant to this Section

1(d) and the payment of such cash to the Grantee, the obligations of the Grantor to deliver Shares pursuant to Section 3 hereof shall be terminated with respect to such number of Shares for which the Grantee shall have elected to be paid the Spread.

                  (e) The Option and the rights and obligations of the parties hereunder shall terminate at the earliest of (i) the Effective Time (as defined in the Merger Agreement), (ii) the termination of the Merger Agreement pursuant to circumstances under which the Grantee is not entitled to receive the Termination Fee in accordance with Section 7.3 of the Merger Agreement (other than a termination by Teleglobe pursuant to Section 7.1(e) if an Acquisition Proposal with respect to Excel shall be pending at the time of such termination), (iii) the date on which the Grantee realizes a Total Profit equal to the Profit Limit (as such terms are defined in Section 9) and (iv) 30 days after the first anniversary of the date (the "Merger Termination Date") on which the Merger Agreement is terminated (the date referred to in clause (iii) being hereinafter referred to as the "Option Expiration Date"); provided that if the Option cannot be exercised or the Shares cannot be delivered to Grantee upon such exercise because the conditions set forth in Section 2(a) or Section 2(b) hereof have not yet been satisfied (other than because of a permanent injunction or final unappealable order of a Governmental Entity of competent jurisdiction prohibiting delivery of the Shares), the Option Expiration Date shall be extended until 30 days after such impediment to exercise has been removed.

                  (f) The Grantor will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, or diminish the economic value of the Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Grantee against dilution or other impairment. In furtherance and not in limitation of the foregoing, in the event that after the date of this Agreement, the Grantor shall issue Shares of Common Stock at a price below their fair market value (as such term is used in Section 6(b) hereof) at such time, the Purchase Price shall be adjusted accordingly so that the economic value of the Option relative to the fair market value of the Shares at the time of such issuance shall be maintained.

                  2. Conditions to Delivery of Shares. The Grantor's obligation to deliver Shares upon exercise of the Option is subject only to the conditions that:

                           (a)      No preliminary or permanent injunction or
other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Shares shall be in effect; and

                           (b)      Any applicable waiting periods under the
HSR Act shall have expired or been terminated; and

                           (c)      The Termination Fee shall be payable
pursuant to Section 7.3 of the Merger Agreement or the Merger Agreement shall have been terminated by Teleglobe pursuant to Section 7.1(e) thereof and an Acquisition Proposal with respect to Excel shall have been pending at the time of such termination.

                  3.  The Closing.

                           (a)      Any closing hereunder shall take place on
the date specified by the Grantee in its Exercise Notice at 9:00 A.M., local time, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or, if the conditions set forth in Section 2(a) or 2(b) have not then been satisfied, on the second Business Day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, the Grantor will deliver to the Grantee a certificate or certificates, duly endorsed (or accompanied by duly executed stock powers), representing the Shares in the denominations designated by the Grantee in its Exercise Notice and the Grantee will purchase such Shares from the Grantor at the price per Share equal to the Purchase Price, subject to Section 9. Any payment made by the Grantee to the Grantor, or by the Grantor to the Grantee, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of federal funds to a bank designated by the party receiving such funds.

                           (b)      The certificates representing the Shares
may bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act.

                  4. Representations and Warranties of the Grantee. The Grantee represents and warrants to the Grantor that the Grantee (a) is a sophisticated investor capable of evaluating the merits and risks of an investment in the Option and Common Stock and (b) is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act or any "blue sky" or state securities laws.


                  5. Listing of Shares; HSR Act Filings; Governmental Consents. Subject to applicable law and the rules and regulations of the NYSE, the Grantor shall (i) promptly file a notice to list the Shares on the NYSE and (ii) make, as promptly as practicable, all necessary filings by the Grantor under the HSR Act and use its reasonable best efforts to obtain all necessary approvals thereunder as promptly as practicable in respect of the grant of the Option, exercise of the Option and listing of the underlying shares of Excel Common Stock; provided, however, that if the Grantor is unable to effect such listing on the NYSE by the Closing Date, the Grantor will nevertheless be obligated to deliver the Shares upon the Closing Date. Each of the parties hereto will use its best efforts to obtain consents of all third parties and Governmental Entities, if any, necessary to the consummation of the transactions contemplated hereby.

                  6. Right of First Refusal. If the Grantee, at any time prior to 30 days after the first anniversary of the Merger Termination Date, seeks to sell, transfer or dispose of all or any part of the Shares to any third person in any type of transaction, it shall give the Grantor (or a designee of the Grantor) the opportunity, in the following manner, to purchase such Shares:

                           (a)      The Grantee shall give notice to the
Grantor in writing of its intent to sell Shares (a "Disposition Notice"), specifying the number of Shares to be sold, the price and, if applicable, the material terms of any agreement relating thereto. For purposes of this Section 6, if the Disposition Notice is given with respect to the sale of the Shares pursuant to a tender or exchange offer, it shall be assumed that all Shares tendered will be accepted for payment. The Disposition Notice may be given at any time, including prior to the giving of any Exercise Notice.

                           (b)      The Grantor or its designee shall have the
right, exercisable by written notice given to the Grantee within fifteen Business Days after receipt of a Disposition Notice (or, if applicable, in the case of a proposed sale pursuant to a tender or exchange offer for shares of Common Stock, by written notice given to the Grantee at least two Business Days prior to the then announced expiration date of such tender or exchange offer (the "Expiration Date"), it being understood that any such Disposition Notice in the case of a tender or exchange offer shall be given at least four Business Days prior to such Expiration Date), to purchase all, but not less than all, of the Shares specified in the Disposition Notice at the price set forth in the Disposition Notice. If the purchase price specified in the Disposition Notice includes any property other than cash, the purchase price to be paid by the Grantor shall be an amount of cash in United States dollars equal to the sum of (i) the cash included in the purchase price plus (ii) the fair market value of such other property at the date of the Disposition Notice. If such other property consists of securities with an existing public trading market, the average closing price (or the average closing bid and asked price if closing prices are unavailable) for such securities on their principal public trading market for the five trading days ending five days prior to the date of the Disposition Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and at the time of the closing referred to in paragraph (c) below, agreement on the value of such other property has not been reached, the higher of (i) the cash included in the purchase price and (ii) the average closing price of the Common Stock on the New York Stock Exchange for the five trading days ending five days prior to the date of the Disposition Notice shall be used as the per share purchase price; provided, however, that promptly after the closing, the Grantee and the Grantor or its designee, as the case may be, shall settle any additional amounts to be paid or returned as a result of the determination of fair market value of such other property made by a nationally recognized investment banking firm selected by the Grantor and approved by the Grantee within 30 days of the closing. Such determination shall be final and binding on all parties hereto.

                           (c)      If the Grantor exercises its right of first
refusal hereunder, the closing of the purchase of the Shares with respect to which such right has been exercised shall take place within twenty Business Days after the notice of such exercise (or, if applicable, in the case of a tender or exchange offer, no later than one Business Day prior to the expiration date of the offer if written notice was given within the time set forth in the parenthetical in the first sentence of paragraph (b) above).

                           (d)      If the Grantor does not exercise its right
of first refusal hereunder within the time specified for such exercise, the Grantee shall be free for 90 days following the expiration of such time for exercise to sell the Shares (or enter into an agreement to sell the Shares) specified in the Disposition Notice, at the price specified in the Disposition Notice or any price in excess thereof and otherwise on substantially the same terms set forth in the Disposition Notice; provided, that if such sale is not consummated within such 90-day period (or the agreement to sell entered into in such 90 day period is not thereafter performed in accordance with its terms), then the provisions of this Section 6 will again apply to the sale of such Shares.

                  7. Repurchase of Shares. Beginning on the first anniversary date of the Merger Termination Date, the Grantor shall have the right to purchase (the "Repurchase Right") all, but not less than all, of the Shares at the greater of (i) the Purchase Price or (ii) the average closing price of the Common Stock on the NYSE for the ten trading days ending on and including the fifth trading day prior to the date the Grantor gives written notice of its intention to exercise the Repurchase Right. If the Grantor does not exercise the Repurchase Right within 30 days following the first anniversary of the Merger Termination Date, the Repurchase Right shall terminate. In the event the Grantor wishes to exercise the Repurchase Right, the Grantor shall send a written notice to the Grantee specifying a date (not later than 10 Business Days and not earlier than two Business Days following the date such notice is given) for the closing of such purchase.

                  8. Registration Rights.

                           (a)      In the event that the Grantee shall desire
to sell 25% or more of the Shares within two years after the purchase of such Shares pursuant hereto, and such sale requires, in the opinion of counsel to the Grantee, which opinion shall be reasonably satisfactory to the Grantor and its counsel, registration of such Shares under the Securities Act, the Grantor shall, at its option, either repurchase said shares at a price established pursuant to the procedure set forth in Section 7, or cooperate with the Grantee and any underwriters in registering such Shares for resale in a bona fide firm commitment underwritten public offering in which the Grantee and the underwriters will effect as wide a distribution of such Shares as is reasonably practicable and shall use their best efforts to prevent any person from purchasing through such offering more than 2% of the outstanding Shares, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable foreign, federal and state securities laws and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Grantor shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 135 days if the offering would, in the judgment of the Board of Directors of the Grantor, require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed offering of securities of the Grantor or any other material transaction involving the Grantor.

                           (b)      If the Common Stock is registered pursuant
to the provisions of this Section 8, the Grantor agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as the Grantee may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish to the Grantee such numbers of copies of the registration statement as amended or supplemented as may reasonably be requested. The Grantor shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Grantor, except that the Grantee shall pay the fees and disbursements of its counsel and the underwriting fees and selling commissions applicable to the Shares sold by the Grantee. The Grantor shall indemnify and hold harmless Grantee, its affiliates and its officers and directors from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the Grantee, its affiliates or its officers expressly for use in any registration statement (or any amendment thereto) or any preliminary or final prospectus filed pursuant to this paragraph ("Grantee Information"). The Grantee shall indemnify and hold harmless Grantor, its affiliates and its officers and directors from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any Grantee Information. The Grantor shall also indemnify and hold harmless each underwriter and each person who controls any underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement and prospectus filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the underwriters expressly for use in any registration statement (or any amendment thereto) or any preliminary or final prospectus filed pursuant to this paragraph.

                  9. Profit Limitation.

                           (a)      Notwithstanding any other provision of this
Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $120,000,000 (the "Profit Limit") and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) deliver to the Grantor for cancellation Shares previously purchased by Grantee, (ii) pay cash or other consideration to the Grantor or (iii) undertake any combination thereof, so that Grantee's Total Profit shall not exceed the Profit Limit after taking into account the foregoing actions.

                           (b)      Notwithstanding any other provision of this
Agreement, the Option may not be exercised for a number of Shares as would, as of the date of the Exercise Notice, result in a Notional Total Profit (as defined below) of more than the Profit Limit. If exercise of the Option otherwise would exceed the Profit Limit, the Grantee, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Limit, or elect to reduce the amount of the Termination Fee payable to Grantee pursuant to
Section 7.3 of the Merger Agreement; provided that nothing in this sentence shall be construed to restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1(a) hereof or to reduce the amount of the Termination Fee payable to Grantee pursuant to Section
7.3 of the Merger Agreement on any subsequent date.

                           (c)      As used herein, the term "Total Profit"
shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash to be received by Grantee pursuant to Section 7.3 of the Merger Agreement, (ii) (x) the amount received by Grantee pursuant to the Grantor's repurchase of Shares pursuant to Sections 1(d), 6 or 7 hereof, less (y) the Purchase Price, (iii) the amount received by Grantee in respect of a Cash Exercise Notice pursuant to Section 1(d) hereof, and (iv) (x) the net cash amounts received by Grantee pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged) to any unaffiliated party, less (y) the Purchase Price.

                           (d)      As used herein, the term "Notional Total
Profit" with respect to any number of Shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of the Exercise Notice assuming that the Option was exercised on such date for such number of Shares and assuming that such Shares, together with all other Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

                  10. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

                  11. Specific Performance. Each party acknowledges that if it fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the other party for which money damages would not be an adequate remedy. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if either party should institute an action or proceeding seeking specific enforcement of the provisions hereof, the other party in respect of such claim hereby waives the claim or defense that the other party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each party further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

                  12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  (a)      if to the Grantee, to

                           Teleglobe Inc.
                           1000 rue de La Gauchetiere ouest
                           Montreal, Quebec H3B 4X5
                           Attention:  Vice President, Legal Affairs and
                                       Corporate Secretary
                           Facsimile: 514-868-7438
                           with a copy to

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Attention: Philip T. Ruegger III, Esq.
                           Facsimile No.: 212-455-2502

                  (b)      if to the Grantor, to

                           Excel Communications, Inc.
                           8750 North Central Expressway
                           Suite 2000
                           Dallas, TX 75231
                           Attention:  Executive Vice President,
                                       Secretary and General Counsel
                           Facsimile: 214-863-8838

                           with a copy to

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10157
                           Attention: Frederick S. Green
                           Facsimile No.: 212-310-8007

                  13. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  14. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                  15. Entire Agreement; No Third Party Beneficiaries. (a) This Agreement, the Teleglobe Inc. Stock Option Agreement, the Voting Agreements, the Merger Agreement, the Registration Rights Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  16. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws of such state.

                  17. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  18. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  19. Submission to Jurisdiction; Waivers. Each of the Grantee and the Grantor irrevocably agree that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of the Grantee and the Grantor hereby irrevocably submit with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the Grantee and the Grantor hereby irrevocably waive, and agree not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 19, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal proceedings commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

                  20. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

                  IN WITNESS WHEREOF, the Grantee and the Grantor have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                              TELEGLOBE INC.


                                              By:  /s/ Charles Sirois
                                                   -----------------------------
                                               Name:  Charles Sirois
                                               Title: Chairman and Chief
                                                      Executive Officer


                                              EXCEL COMMUNICATIONS, INC.


                                              By:  /s/ Kenny A. Troutt
                                                 -------------------------------
                                                 Name: Kenny A. Troutt
                                                 Title: Chairman, Chief
                                                        Executive Officer, and
                                                        President

NYFS05...:\41\44241\0005\2097\AGR6188V.300

                                                                       EXHIBIT D

                                                                EXECUTION COPY

                        TELEGLOBE STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, dated as of June 14, 1998 (the "Agreement"), between TELEGLOBE, INC., a corporation governed by the Canada Business Corporations Act (the "Grantor" or the "Corporation"), and EXCEL COMMUNICATIONS, INC., a Delaware corporation (the "Grantee").

         WHEREAS, the Grantee, the Grantor and North Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of the Grantor ("Merger Sub") are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used without definition herein have the meanings assigned to them in the Merger Agreement), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Grantee;

         WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Grantee has requested that the Grantor grant to the Grantee an option to purchase Common Shares of the capital stock of the Grantor (the "Common Shares"), upon the terms and subject to the conditions hereof; and

         WHEREAS, in order to induce the Grantee to enter into the Merger Agreement, the Grantor is willing to grant the Grantee the requested option.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1.  The Option; Exercise; Adjustments; Payment of Spread; Termination.

                (a) Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 25,700,000 duly authorized, validly issued, fully paid and non-assessable Common Shares (representing 19.9%, rounded down to the nearest whole multiple of 50,000 Common Shares, of the outstanding Common Shares of the capital stock of the Grantor as of the date hereof) at a cash purchase price equal to $25.812 per Common Share (the "Purchase Price"). (The number of Common Shares and the Purchase Price specified in the immediately preceding sentence have been determined after giving effect to the Teleglobe Stock Dividend). The Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, following the occurrence of the event referred to in Section 2(c) hereof and prior to the expiration of the Option in accordance with Section 1(e) of this Agreement.

                (b) In the event of any change in the number of issued and outstanding Common Shares by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Grantor (other than the Teleglobe Stock Dividend), the number of Common Shares subject to the Option and the Purchase Price shall be appropriately adjusted to restore the Grantee to its economic and other rights hereunder.

                (c) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Exercise Notice") specifying a date (subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Competition Act (Canada) (the "Competition Act")) not later than 10 Business Days and not earlier than two Business Days following the date such notice is given for the closing of such purchase.

                (d) If an Acquisition Proposal involving Grantor is consummated within 12 months after termination of the Merger Agreement, then the Grantee may, at any time the Option is then exercisable pursuant to the terms of Section 1(a) hereof, elect, in lieu of exercising the Option to purchase Common Shares provided in Section 1(a) hereof, to send a written notice to the Grantor (the "Cash Exercise Notice") specifying a date not later than 20 Business Days and not earlier than 10 Business Days following the date such notice is given on which date the Grantor shall pay to the Grantee an amount in cash in United States dollars equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Common Shares subject to the Option as Grantee shall specify. As used herein "Spread" shall mean the excess, if any, over the Purchase Price of the higher of (x) if applicable, the highest price per Common Share (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by any person in an Acquisition Proposal (the "Alternative Purchase Price") or (y) the weighted average of the closing sales prices of the Common Shares on the NYSE, TSE and ME, for the ten trading days ending on and including the fifth trading day prior to the date of the Cash Exercise Notice converted, in the case of the TSE and ME, to United States dollars using, in the weighted average formula, the Bank of Canada's noontime currency conversion rate for each of the days concerned. If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of (A) the fixed cash amount, if any, included in the Alternative Purchase Price plus
(B) the fair market value of such other property determined in accordance with the procedures set forth in Section 6(b) hereof (but using the date of the Cash Exercise Notice). Upon exercise of the Grantee's right to receive cash pursuant to this Section 1(d) and the payment of such cash to the Grantee, the obligations of the Grantor to deliver Common Shares pursuant to Section 3 hereof shall be terminated with respect to such number of Common Shares for which the Grantee shall have elected to be paid the Spread.

                If the Grantee receives official notice that all approvals of the Exchanges in respect of the granting of the Option or the issuance of the Common Shares purchasable upon the exercise thereof will not be granted or issued (or, if the Option is then exercisable and a reasonable period of time has lapsed without receiving such official notice after application therefor has been made), then the Grantee shall be entitled to receive, and shall receive at any time the Option is then exercisable pursuant to the terms of Section 1(a) hereof, in lieu of the grant of the Option or the exercise of the Option to purchase the Common Shares subject thereto, an amount in cash equal to the Spread multiplied by such number of the Common Shares subject to the Option as Grantee shall specify in a written notice to the Grantor. Such cash amount shall be payable by the Grantor to the Grantee within two business days of such notice.

                (e) The Option and the rights and obligations of the parties hereunder shall terminate at the earliest of (i) the Effective Time (as defined in the Merger Agreement), (ii) the termination of the Merger Agreement pursuant to circumstances under which the Grantee is not entitled to receive the Termination Fee in accordance with Section 7.4 of the Merger Agreement (other than a termination by Excel pursuant to Section 7.1(e) if an Acquisition Proposal with respect to Teleglobe shall be pending at the time of such termination), and (iii) the date on which Grantee realizes a Total Profit equal to the Profit Limit (as such terms are defined in Section 9) and (iv) 30 days after the first anniversary of the date (the "Merger Termination Date") on which the Merger Agreement is terminated (the date referred to in clause (iii) being hereinafter referred to as the "Option Expiration Date"); provided that if the Option cannot be exercised or the Common Shares cannot be delivered to Grantee upon such exercise because the conditions set forth in Section 2(a) or Section 2(b) hereof have not yet been satisfied (other than because of a permanent injunction or final unappealable order of a Governmental Entity of competent jurisdiction prohibiting delivery of the Shares), the Option Expiration Date shall be extended until 30 days after such impediment to exercise has been removed.

         (f) The Grantor will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or diminish the economic value of the Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Grantee against dilution or other impairment. In furtherance and not in limitation of the foregoing, in the event that after the date of this Agreement, the Grantor shall issue Common Shares at a price below their fair market value (as such term is used in Section 6(b) hereof) at such time, the Purchase Price shall be adjusted accordingly so that the economic value of the Option relative to the fair market value of the Common Shares at the time of such issuance shall be maintained.

         2. Conditions to Delivery of the Common Shares. The Grantor's obligation to deliver the Common Shares upon exercise of the Option is subject only to the conditions that:

                (a) No preliminary or permanent injunction or other order issued by any federal, state or provincial court of competent jurisdiction prohibiting the delivery of the Common Shares shall be in effect; and

                (b) Any applicable waiting periods under the HSR Act and the Competition Act shall have expired or been terminated; and

                (c) The Termination Fee shall be payable pursuant to Section 7.4 of the Merger Agreement or the Merger Agreement shall have been terminated by Excel pursuant to Section 7.1(e) thereof and an Acquisition Proposal with respect to Teleglobe shall have been pending at the time of such termination.

         3. The Closing.

                (a) Any closing hereunder shall take place on the date specified by the Grantee in its Exercise Notice at 9:00 A.M., local time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, 10157, if the conditions set forth in Section 2(a) or 2(b) have not then been satisfied, on the second Business Day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, the Grantor will deliver to the Grantee a certificate or certificates, duly endorsed (or accompanied by duly executed stock powers), representing the Common Shares in the denominations designated by the Grantee in its Exercise Notice and the Grantee will purchase such Common Shares from the Grantor at the price per Common Share equal to the Purchase Price. Any payment made by the Grantee to the Grantor, or by the Grantor to the Grantee, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of funds to a bank designated by the party receiving such funds.

                (b) The certificates representing the Common Shares may bear an appropriate legend relating to the fact that such Common Shares have not been registered under the Securities Act.

         4. Representations and Warranties of the Grantee. The Grantee represents and warrants to the Grantor that the Grantee (a) is a sophisticated investor capable of evaluating the merits and risks of an investment in the Option and the capital stock of the Grantor and (b) is acquiring the Option and, if and when it exercises the Option, will be acquiring the Common Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act, any "blue sky" or state securities law or the Canadian Securities Laws.

         5. Listing of the Underlying Shares; HSR Act and Competition Act Filings; Governmental Consents. Subject to applicable law and the rules and regulations of the NYSE, the TSE and the ME, the Grantor shall promptly file a notice to reserve for listing the Common Shares on the NYSE, the TSE and the ME, provided, however that if the Grantor is unable to effect the listings on the NYSE, the TSE and the ME by the Closing Date, the Grantor will nevertheless be obligated to deliver the Common Shares upon the Closing Date. Each of the Grantor and the Grantee shall make, as promptly as practicable, all necessary filings under (i) the HSR Act, (ii) the Competition Act and (iii) the Canadian Securities Laws, and use its best efforts to obtain all necessary approvals thereunder in respect of the grant of the Option, exercise of the option and listing of the underlying Common Shares as promptly as practicable. Each of the parties hereto will use its best efforts to obtain consents of all third parties and Governmental Entities, if any, necessary to the consummation of the transactions contemplated hereby.

         6. Right of First Refusal. If the Grantee, at any time prior to 30 days after the first anniversary of the Merger Termination Date, seeks to sell, transfer or dispose of all or any part of the Common Shares to any third person in any type of transaction, it shall give the Grantor (or a designee of the Grantor) the opportunity, in the following manner, to purchase such Common
Shares:

                (a) The Grantee shall give notice to the Grantor in writing of its intent to sell Common Shares (a "Disposition Notice"), specifying the number of Common Shares to be sold, the price and, if applicable, the material terms of any agreement relating thereto. For purposes of this Section 6, if the Disposition Notice is given with respect to the sale of the Common Shares pursuant to a tender or exchange offer, it shall be assumed that all Common Shares tendered will be accepted for payment. The Disposition Notice may be given at any time, including prior to the giving of any Exercise Notice.

                (b) The Grantor or its designee shall have the right, exercisable by written notice given to the Grantee within fifteen Business Days after receipt of a Disposition Notice (or, if applicable, in the case of a proposed sale pursuant to a tender or exchange offer for Common Shares, by written notice given to the Grantee at least two Business Days prior to the then announced expiration date of such tender or exchange offer (the "Expiration Date"), it being understood that any such Disposition Notice in the case of a tender or exchange offer shall be given at least four Business Days prior to such Expiration Date), to purchase all, but not less than all, of the Common Shares specified in the Disposition Notice at the price set forth in the Disposition Notice. If the purchase price specified in the Disposition Notice includes any property other than cash, the purchase price to be paid by the Grantor shall be an amount of cash in United States dollars equal to the sum of (i) the cash included in the purchase price plus (ii) the fair market value of such other property at the date of the Disposition Notice. If such other property consists of securities with an existing public trading market, the average closing price (or the average closing bid and asked price if closing prices are unavailable) for such securities on their principal public trading market for the five trading days ending five days prior to the date of the Disposition Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and at the time of the closing referred to in paragraph
(c) below, agreement on the value of such other property has not been reached, the higher of (i) the cash included in the purchase price and (ii) the weighted average of the closing sales price of the Common Shares on the NYSE, TSE and ME for the ten trading days ending on and including the fifth trading day prior to the date of the Disposition Notice shall be used as the per share purchase price, in the case of the MSE and the TE, to United States dollars using, in the weighted average formula, the Bank of Canada's noontime currency conversion rate for each of the days concerned, provided, however, that promptly after the closing, the Grantee and the Grantor or its designee, as the case may be, shall settle any additional amounts to be paid or returned as a result of the determination of fair market value of such other property made by a nationally recognized investment banking firm selected by the Grantor and approved by the Grantee within 30 days of the closing. Such determination shall be final and binding on all parties hereto.

                (c) If the Grantor exercises its right of first refusal hereunder, the closing of the purchase of the Common Shares with respect to which such right has been exercised shall take place within twenty Business Days after the notice of such exercise (or, if applicable, in the case of a tender or exchange offer, no later than one Business Day prior to the expiration date of the offer if written notice was given within the time set forth in the parenthetical in the first sentence of paragraph (b) above).

                (d) If the Grantor does not exercise its right of first refusal hereunder within the time specified for such exercise, the Grantee shall be free for 90 days following the expiration of such time for exercise to sell the Common Shares (or enter into an agreement to sell the Common Shares) specified in the Disposition Notice, at the price specified in the Disposition Notice or any price in excess thereof and otherwise on substantially the same terms set forth in the Disposition Notice; provided, that if such sale is not consummated within such 90-day period (or the agreement to sell entered into in such 90 day period is not thereafter performed in accordance with its terms), then the provisions of this Section 6 will again apply to the sale of such Common Shares.

         7. Repurchase of Shares. Beginning on the first anniversary date of the Merger Termination Date, the Grantor shall have the right to purchase (the "Repurchase Right") all, but not less than all, of the Common Shares at the greater of (i) the Purchase Price or (ii) the weighted average of the closing price of the Common Shares on the NYSE, TSE and ME for the ten trading days ending on and including the fifth trading day prior to the date the Grantor gives written notice of its intention to exercise the Repurchase Right. If the Grantor does not exercise the Repurchase Right within 30 days following the first anniversary of the Merger Termination Date, the Repurchase Right shall terminate. In the event the Grantor wishes to exercise the Repurchase Right, the Grantor shall send a written notice to the Grantee specifying a date (not later than 10 Business Days and not earlier than two Business Days following the date such notice is given) for the closing of such purchase.

         8. Registration Rights.

                (a) In the event that the Grantee shall desire to sell 25% or more of the Common Shares within two years after the purchase of such shares pursuant hereto, and such sale requires, in the opinion of counsel to the Grantee, which opinion shall be reasonably satisfactory to the Grantor and its counsel, registration of such Common Shares under the Securities Act, the Grantor shall, at its option, either repurchase said Common Shares at a price established pursuant to the procedure set forth in Section 7, or cooperate with the Grantee and any underwriters in registering such Common Shares for resale in a bona fide firm commitment underwritten public offering in which the Grantees and the underwriters will effect as wide a distribution of such Common Shares as is reasonably practicable and shall use their best efforts to prevent any person from purchasing through such offering more than 2% of such outstanding shares, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable foreign, federal and state securities laws and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Grantor shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 135 days if the offering would, in the judgment of the Board of Directors of the Grantor, require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed offering of securities of the Grantor or any other material transaction involving the Grantor.

                (b) If the Common Shares are registered pursuant to the provisions of this Section 8, the Grantor agrees (i) to furnish copies of the registration statement and the prospectus relating to the Common Shares covered thereby in such numbers as the Grantee may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Common Shares meeting the requirements of such securities laws, and to furnish to the Grantee such numbers of copies of the registration statement as amended or supplemented as may reasonably be requested. The Grantor shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Grantor, except that the Grantee shall pay the fees and disbursements of its counsel and the underwriting fees and selling commissions applicable to the Common Shares sold by the Grantee. The Grantor shall indemnify and hold harmless Grantee, its affiliates and its officers and directors from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the Grantee, its affiliates or its officers expressly for use in any registration statement (or any amendment thereto) or any preliminary or final prospectus filed pursuant to this paragraph ("Grantee Information"). The Grantee shall indemnify and hold harmless Grantor, its affiliates and officers and directors from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any Grantee Information. The Grantor shall also indemnify and hold harmless each underwriter and each person who controls any underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement and prospectus filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the underwriters expressly for use in any registration statement (or any amendment thereto) or any preliminary or final prospectus filed pursuant to this paragraph.

         9.     Profit Limitation.

                (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed U.S.$120,000,000 (the "Profit Limit") and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) deliver to the Grantor for cancellation Shares previously purchased by Grantee, (ii) pay cash or other consideration to the Grantor or (iii) undertake any combination thereof, so that Grantee's Total Profit shall not exceed the Profit Limit after taking into account the foregoing actions.

                (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Shares as would, as of the date of the Exercise Notice, result in a Notional Total Profit (as defined below) of more than the Profit Limit. If exercise of the Option otherwise would exceed the Profit Limit, the Grantee, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Limit, or elect to reduce the amount of the Termination Fee payable to Grantee pursuant to Section 7.4 of the Merger Agreement; provided that nothing in this sentence shall be construed to restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1(a) hereof or to reduce the amount of the Termination Fee payable to Grantee pursuant to Section 7.4 of the Merger Agreement on any subsequent date.

                (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash to be received by Grantee pursuant to Section 7.4 of the Merger Agreement, (ii) (x) the amount received by Grantee pursuant to the Grantor's repurchase of Shares pursuant to Sections 1(d), 6 or 7 hereof, less (y) the Purchase Price, (iii) the amount received by Grantee in respect of a Cash Exercise Notice pursuant to
Section 1(d) hereof, and (iv) (x) the net cash amounts received by Grantee pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged) to any unaffiliated party, less (y) the Purchase Price.

                (d) As used herein, the term "Notional Total Profit" with respect to any number of Shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of the Exercise Notice assuming that the Option was exercised on such date for such number of Shares and assuming that such Shares, together with all other Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

         10. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

         11. Specific Performance. Each party acknowledges that if it fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the other party for which money damages would not be an adequate remedy. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if either party should institute an action or proceeding, seeking specific enforcement of the provisions hereof, the other party in respect of such claim hereby waives the claim or defense that the other party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each party further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

         12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                (a)   if to the Grantee, to

                      Excel Communications, Inc.
                      8750 North Central Expressway
                      Suite 2000
                      Dallas, Texas 75231
                      Attention: Executive Vice President, Secretary
                                 and General Counsel
                      Facsimile: 214-863-8838

                      with a copy to

                      Weil, Gotshal & Manges LLP
                      767 Fifth Avenue
                      New York, New York  10157
                      Attention: Frederick S. Green
                      Facsimile: 212-310-8007

                (b)   if to the Grantor, to

                      Teleglobe Inc.
                      1000, rue de La Gauchetiere ouest
                      Montreal, Quebec H3B 4X5
                      Attention:  Vice President, Legal Affairs and
                                  Corporate Secretary
                      Facsimile: 514-868-7438
                      with a copy to

                      Simpson Thacher & Bartlett
                      425 Lexington Avenue
                      New York, New York  10017
                      Attention: Philip T. Ruegger
                      Facsimile: 212-455-2502

         13. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         14. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         15. Entire Agreement; No Third Party Beneficiaries. (a) This Agreement, the Excel Communications, Inc. Stock Option Agreement, the Voting Agreements, the Merger Agreement, the Registration Rights Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         16. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Province of Quebec, Canada, without regard to the principles of conflicts of laws of such jurisdiction.

         17. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         18. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         19. Submission to Jurisdiction; Waivers. Each of the Grantee and the Grantor irrevocably agree that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in any court of competent jurisdiction of the Province of Ontario and each of the Grantee and the Grantor hereby irrevocably submit with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts which constitutes a submission to the jurisdiction of the Province of Ontario. Each of the Grantee and the Grantor hereby irrevocably waive, and agree not to assert, by way of motion, as a defence, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 19, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal proceedings commenced in such courts (whether through service of a writ of seizure, seizure prior to judgment, post-judgment seizure, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         20. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

         IN WITNESS WHEREOF, the Grantee and the Grantor have caused this Agreement to be duly executed and delivered on the day and year first above written.


                                                     TELEGLOBE INC.



                                                     By: /s/ Charles Sirois
                                                         -----------------------
                                                      Name: Charles Sirois
                                                      Title: Chairman and
                                                             Chief Executive
                                                             Officer


                                                     EXCEL COMMUNICATIONS, INC.


                                                     By:  /s/ Kenny A. Troutt
                                                          ----------------------
                                                      Name: Kenny A. Troutt
                                                      Title: Chairman, Chief
                                                             Executive Officer
                                                             and President

                                                                       EXHIBIT E




                          REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT, dated as of ____________, 199_ (this "Agreement"), among TELEGLOBE INC., a corporation governed by the Canada Business Corporations Act (the "Company"), and the holders signatory hereto (the "Shareholders") of common shares of Company capital stock (the "Company Common Shares").

                              W I T N E S S E T H :

                  WHEREAS, in connection with and pursuant to Section 6.3(h) of the Agreement and Plan of Merger, dated as of June 14, 1998 (the "Merger Agreement"), among the Company, North Merger Sub Corporation, a Delaware corporation ("North Sub"), and Excel Communications, Inc., a Delaware corporation ("Excel"), the Company agreed to enter into this Agreement for the benefit of the Shareholders;

                  WHEREAS, pursuant to the Merger, North Sub was merged with and into Excel, with Excel surviving the Merger as a wholly owned subsidiary of the Company, and the shares of the Common Stock, par value $.001 per share, of Excel (the "Excel Common Stock") that were outstanding immediately prior to the Merger were automatically converted pursuant to the Merger into Company Common Shares based on the Exchange Ratio;

                  WHEREAS, pursuant to the Merger Agreement, the Company has agreed to grant to the Shareholders certain registration rights with respect to the Company Common Shares issued to the Shareholders in the Merger and constitute Registrable Securities (as hereinafter defined), as well as certain other securities to which the Shareholders may be entitled as provided below, upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, it is intended by the Company that this Agreement shall become effective immediately;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, intending to be legally bound hereby, hereby agrees as follows:

                  1. DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Merger Agreement.

                  2.       REGISTRATION RIGHTS.

                  (a) Registration Upon Request. (i) At any time, and from time to time, commencing with the Effective Time and ending on December 31, 200_ [INSERT FIFTH CALENDAR YEAR FOLLOWING THE CALENDAR YEAR IN WHICH THE MERGER OCCURRED] (the "Effective Period"), upon the written request (a "demand") of any Qualified Holder(s) (as hereinafter defined) requesting that the Company effect the registration for sale under the Securities Act of 1933, as amended (the "Securities Act"), of Registrable Securities held by such holders (or qualify such Registrable Securities for distribution under the securities laws of any Canadian jurisdiction), the Company promptly shall use its best efforts to register under the Securities Act (a "Demand Registration") and, if reasonably required by the Managing Underwriter(s) (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to file a prospectus under applicable Canadian securities laws, the Registrable Securities which the Company has been requested to register, all to the extent necessary to permit the disposition of such Registrable Securities in accordance with the methods intended by the sellers thereof; provided that (i) each such demand shall cover at least U.S. $50,000,000 in Company Common Shares based on the closing price for the Company Common Shares on the NYSE Composite Tape for the last trading day immediately preceding the date of the demand, (ii) the Qualified Holder(s) shall not be permitted to make a demand within 60 days following the effective date of any registration statement for equity securities of the Company (other than on Form F-4, Form S-4 or Form S-8 or any successor or equivalent form) and (iii) the Company shall not be required to effect more than five Demand Registrations for the Shareholders pursuant to this Section 2(a). An exercise of a Demand Registration right will not count as the use of such right unless the registration statement to which it relates is declared effective under the Securities Act. However, an exercise of a Demand Registration right will count as the use of such right even though the registration statement to which it relates is declared effective if such effective registration statement is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission (the "Commission") or of another governmental agency or court due to a material misrepresentation in or material omission from information provided in writing by such Qualified Holder expressly for inclusion by such Qualified Holder in such registration statement.

                           (ii)  As used in this Agreement, the term
"Registrable Securities" means any and all (A) Company Common Shares acquired by the Qualified Holders pursuant to the Merger and (B) any other securities issued or issuable with respect to any shares of the Company Common Shares described in clause (A) of this paragraph by way of a stock dividend or stock split or in connection with a combination, exchange, reorganization, recapitalization or reclassification of any securities of the Company, or pursuant to a merger, consolidation or other similar business combination transaction involving the Company.

                           (iii)  As to any particular Registrable
Securities, such securities shall cease to constitute Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution contemplated by the registration statement, (B) such securities shall have been sold in satisfaction of all applicable conditions to the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto), (C) such securities shall have been transferred, sold or disposed of by a Qualified Holder to any person that is not a Qualified Holder or (iv) such securities shall have ceased to be issued and outstanding.

                           (iv)     (A)     The term "Qualified Holder(s)"
means any holder of Registrable Securities and any transferee of any such holder who or which has agreed to be bound by the terms of this Agreement and has succeeded to the interest of such Shareholder by gift or by virtue of the laws of descent and distribution.

                           (v)      The Company shall be required to
register the Company Common Shares pursuant to Section 2(a) only if such Company Common Shares are to be offered and sold in a Broad Public Distribution. For purposes hereof, "Broad Public Distribution" means an underwritten distribution registered under the Securities Act or a distribution exempt from registration thereunder in which the Qualified Holders making the demand use their best efforts to cause the Managing Underwriter(s) expressly to agree in writing that they collectively will not sell Company Common Shares to any "person" within the meaning of Section 13(d)(3) of the Exchange Act who, to the best of such underwriters' knowledge after inquiry, would own, immediately after such distribution, common shares or other voting securities of the Company having aggregate voting power of more than 5% of the voting power of all the then outstanding common shares or other voting securities.

                                    (B)     The term "Majority Qualified
Holder(s)" means a majority in interest of the Qualified Holders participating in a registration of Registrable Securities pursuant hereto.

                           (vi) It is hereby further agreed that with
respect to any Demand Registration requested pursuant to this Section 2(a), the Company may defer the filing or effectiveness of the registration statement for a period of up to 135 days if (A) the Company is, at such time, working on an underwritten public offering of the Company Common Shares and is advised by its Managing Underwriter(s) that such offering would in such Managing Underwriter(s) opinion be adversely affected in any material respect by such filing or (B) the general counsel of the Company, in his good faith judgment, determines that any such filing or the offering of any Registrable Securities would impair or interfere in any material respect with any proposed financing, other offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company, or would require the Company to make public disclosure of information which would have an material adverse effect on the Company.

                           (vii)            The Company shall have the right to
cause the registration of additional securities for sale for the account of any person (including the Company) in any registration of Registrable Securities requested by the Qualified Holder(s) pursuant to Section 2(a); provided, that the Company shall not have the right to cause the registration of such additional securities to the extent the Qualified Holder(s) is advised in writing (with a copy to the Company) by the Managing Underwriter(s) for such Demand Registration that, in such firm's opinion, registration of such additional securities would impair or interfere in any material respect with the marketing and sale of the Registrable Securities proposed to be registered in the offering by the Qualified Holder(s), and in no event shall any Qualified Holder be obligated to reduce the number of Registrable Securities to be included in any offering in order to accommodate the addition of any other person (including the Company). The Qualified Holder(s) may require that any such additional securities be included in the offering proposed by the Qualified Holder(s) on the same terms and conditions as the Registrable Securities that are included therein.

                           (viii) If the Managing Underwriter(s) for a
Demand Registration pursuant to this Section 2(a) that involves an underwritten offering shall advise the Company or the Shareholders on whose behalf the offering is to be effected that, in its opinion, the inclusion of the amount and kind of Registrable Securities to be sold for the account of Qualified Holders would impair or interfere in any material respect with the marketing and sale of the securities proposed to be registered in the offering, then the number and kind of Registrable Securities to be sold for the account of such Qualified Holders shall be reduced (and may be reduced to zero), pro rata among all requesting Qualified Holders on the basis of the relative number of shares of such Registrable Securities owned of record or beneficially by each such Qualified Holder at the time of the request for a Demand Registration. If, as a result of these proration provisions, any Qualified Holder shall not be entitled to include all Registrable Securities in a registration pursuant to this Section 2(a)(vii) that such Qualified Holder has requested be included, such Qualified Holder may elect to withdraw its Registrable Securities from the registration; provided, however, that such withdrawal election shall be irrevocable and, after making a withdrawal election, a Qualified Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal election was made.

                  (b) Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall use its best efforts to:

                           (i)  prepare and file with the Commission a
registration statement on a form which is available for the sale of Registrable Securities by the holders thereof in accordance with the intended plan of distribution therefor (subject to Section 2(a)(v)), and is reasonably acceptable to the Majority Qualified Holders of Registrable Securities participating therein (and, if reasonably requested by the Managing Underwriter(s), prepare and file with the applicable securities regulatory authority in each Canadian province or with the Director under the CBCA, preliminary and final prospectuses), and use its best efforts to cause such registration statement to become and remain effective under the Securities Act for not less than a period of 60 days (unless the Registrable Securities registered thereunder have been sold or disposed of prior to the expiration of such 60-day period); provided, however, that with respect to any demand for registration pursuant to Section 2(a) made within the period commencing 60 days next preceding the end of the Company's fiscal year and ending 90 days after the end of the Company's fiscal year only, if the Company is not then eligible to effect a registration under the Securities Act by use of Form F-3, Form F-10 or Form S-3 (or other comparable short-form registration statement), the Company shall be entitled to delay such registration until ten days after the earlier of
(x) such time as the Company receives audited financial statements for such fiscal year and (y) the expiration of 75 days after the last day of such fiscal year;

                           (ii)  prepare and file with the Commission
such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period of time as is necessary to complete the offering and the distribution of the securities covered thereby (but, in no event, longer than 60 days after such registration statement becomes effective) in each case exclusive of any period during which the prospectus used in connection with such registration statement shall not comply with the requirements of Section 10 of the Securities Act; and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during said 60-day period;

                           (iii)  furnish to each seller of Registrable
Securities and each underwriter of the securities being sold by such seller, (A) such number of copies of such registration statement and of each such amendment thereof and supplement thereto (including all annexes, appendices, schedules and exhibits), (B) such number of copies of the prospectus used in connection with such registration statement (including each preliminary prospectus and any summary prospectus and the final prospectus filed pursuant to Rule 424(b) under the Securities Act) and (C) such number of copies of other documents, as such seller and underwriter may reasonably request in order to facilitate the disposition of Registrable Securities in accordance with the methods intended by the sellers thereof and, in each of the foregoing cases, afford the seller a reasonable opportunity to review and comment on drafts of each of the foregoing documents prior to their filing or distribution, as the case may be;

                           (iv) register or qualify the Registrable
Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as any seller and each underwriter of the Registrable Securities shall reasonably request, and do any and all other acts and things which may be necessary or desirable to enable such seller and underwriter to consummate the offering and disposition of Registrable Securities in such jurisdictions; provided, however, the Company shall not be required to qualify generally to do business as a foreign corporation, subject itself to taxation, or consent to general service of process, in any jurisdiction wherein it would not, but for the requirements of this Section 2(b), be obligated to be qualified;

                           (v) cause the Registrable Securities covered
by such registration statement to be registered with, or approved by, such other public, governmental or regulatory authorities as may be necessary to facilitate the disposition of such Registrable Securities in accordance with the methods of disposition intended by the sellers thereof;

                           (vi)  notify each seller of any Registrable
Securities covered by such registration statement and the Managing Underwriter(s), if any, promptly and, if requested by any such person, confirm such notification in writing, (A) when a prospectus or any prospectus supplement has been filed with the Commission, and, with respect to a registration statement or any post-effective amendment thereto, when the same has been declared effective by the Commission, (B) of any request by the Commission for amendments or supplements to a registration statement or related prospectus, or for additional information, (C) of the issuance by the Commission of any stop order or the initiation of any proceedings for such or a similar purpose (and the Company shall make every reasonable effort to obtain the withdrawal of any such order at the earliest practicable moment), (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (and the Company shall make every reasonable effort to obtain the withdrawal of any such suspension at the earliest practicable moment), (E) of the occurrence of any event which requires the making of any changes to a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (and the Company shall as promptly as practicable prepare and furnish to such seller and the Managing Underwriter(s) a reasonable number of copies of a supplemented or amended prospectus such that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading), and (F) of the Company's determination that the filing of a post-effective amendment to the Registration Statement shall be necessary or appropriate. Each holder of Registrable Securities agrees that such holder will, as expeditiously as possible, notify the Company at any time when a prospectus relating to a registration statement covering such seller's Registrable Securities is required to be delivered under the Securities Act, of the happening of any event of the kind described in this Section 2(b)(vi) as a result of any information provided by such seller in writing specifically for inclusion in such prospectus included in such registration statement and, at the request of the Company, promptly prepare and furnish to it such information as may be necessary so that, after incorporation into a supplement or amendment of such prospectus as thereafter delivered to the purchasers of such securities, the information provided by such seller shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each holder of Registrable Securities shall be deemed to have agreed by acquisition of such Registrable Securities that upon the receipt of any notice from the Company of the occurrence of any event of the kind described in clause (E) of this Section 2(b)(vi), such holder shall forthwith discontinue such holder's offer and disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder shall have received copies of a supplemented or amended prospectus which is no longer defective as contemplated by clause (E) of this Section 2(b)(vi) and, if so directed by the Company, shall deliver to the Company, at the Company' expense, all copies (other than permanent file copies) of the defective prospectus covering such Registrable Securities which are then in such holder's possession. In the event the Company shall provide any notice of the type referred to in the preceding sentence, the 60-day period mentioned in Sections 2(b)(i) and 2(b)(ii) shall be extended by the number of days from and including the date such notice is provided, to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received copies of the corrected prospectus contemplated by clause (E) of this Section 2(b)(vi);

                           (vii) use its reasonable best efforts to
comply with all applicable rules and regulations of the Commission, as the same may hereafter be amended, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which shall satisfy the provisions of Section 11(a) of the Securities Act;

                           (viii) in the case of a qualification under
Canadian securities laws, take such reasonable actions as may be necessary to facilitate the sale of Registrable Securities on a public basis in Canada, including making any necessary filings with Canadian securities authorities or any Canadian stock exchange on which the Registrable Securities may be listed from time to time;

                           (ix) cause all such Registrable Securities
covered by such registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, if the listing of such

Registrable Securities is then permitted under the rules and regulations of such exchange;

                           (x)  engage and provide a transfer agent
(which may be an existing transfer agent) for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                           (xi)  enter into one or more underwriting
agreements (in customary form and substance) and take all such other actions (including, without limitation, to the extent reasonably consistent with work commitments but without diminishment of the Company's obligations hereunder, and upon reasonable notice, participation in a reasonable number of "roadshow" presentations) as the participating holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the plan of distribution intended by the sellers thereof; it being hereby acknowledged and agreed that in all cases the selection of any Managing Underwriter(s) shall be made by the Company with the consent of the Majority Qualified Holders (which consent may not be unreasonably withheld or delayed); and

                           (xii)  obtain an opinion from counsel to the
Company, and a "cold comfort" letter from an independent certified public accounting firm of Canadian or U.S. national recognition and standing who have certified the Company's financial statements included in the registration statement or any amendment thereto, in each case in form and substance reasonably satisfactory to the Majority Qualified Holders, and covering such matters of the type customarily covered by such opinions and "cold comfort" letters as the Majority Qualified Holders shall reasonably request.

                  (c) Custody Agreement and Power of Attorney. Upon the Company's request, the Qualified Holder(s) will execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company with respect to the Registrable Securities to be registered pursuant to this Section 2 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Qualified Holders will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of

Registrable Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Qualified Holder's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on behalf of the Qualified Holders with respect to the matters specified therein.

                  (d) Registration Expenses. Whether or not any registration statement prepared and filed pursuant to this Section 2 is declared effective by the Commission, the Company shall pay (A) all Commission, Canadian securities regulatory authority, CBCA and any NYSE, TSE or ME registration and filing fees and expenses; (B) all listing, transfer and/or exchange agent and registrar fees; (C) fees and expenses in connection with the qualification of the Registrable Securities under securities or "blue sky" laws including reasonable fees, disbursements and related charges of counsel for the underwriters in connection therewith; (D) printing expenses; (E) messenger and delivery expenses; (F) fees and out-of-pocket expenses of counsel for the Company and its independent certified public accountants (including the expenses of any audit, review and/or "cold comfort" letters) and other persons, including special experts, retained by the Company; (G) the reasonable fees and disbursements of one counsel in each of the U.S. and Canada, other than the Company's counsel, selected by the Majority Qualified Holders of the Registrable Securities being registered to represent all Qualified Holders of the Registrable Securities being registered in connection with each such registration (it being understood that any Qualified Holder may, at its own expense, retain separate counsel to represent it in connection with such registration); and (H) any other costs and expenses of such registration and the disposition of the securities pursuant to the registration statement therefor (collectively, clauses (A) through (H), "Registration Expenses"); provided, however, that the Company shall not be required to pay, and the Qualified Holders shall pay, all transfer taxes and all discounts, commissions or fees of underwriters, selling brokers and dealers.

                  (e)  Indemnification; Contribution.

                           (i)  The Company shall indemnify and hold
harmless, to the fullest extent permitted by law, each holder (a "Participating Holder") of Registrable Securities registered pursuant to Section 2(a) or Section 2(b) hereof, its officers and directors, if any, and each person, if any, who controls such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (including the reasonable costs of investigation and reasonable attorneys' fees, disbursements and related charges) (under the Securities Act, the Canadian Securities Acts, common law and otherwise) (collectively, "Claims"), joint or several, which arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus, preliminary prospectus, any amendment or supplement thereto or any document incorporated by reference or in any filing made in connection with the registration or qualification of the offering under "blue sky" or other securities laws of jurisdictions in which the Participating Holder's Registrable Securities are offered (collectively, "Security Filings"), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement (unless such statement is corrected in the final prospectus and the Company has previously furnished copies thereof to any Participating Holder seeking such indemnification and to the underwriters of the registration in question), or contained in the final prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company shall, and it hereby agrees to, reimburse such holders for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such claim or proceeding; provided, however, that such indemnification shall not extend to any Claims which are caused by any untrue statement or alleged untrue statement contained in, or by any omission or alleged omission from, information furnished in writing to the

Company by any Qualified Holder expressly for use in any such Security Filing.

                           (ii)  In the case of an underwritten offering
in which the registration statement covers Registrable Securities, the Company agrees to enter into an underwriting agreement in customary form and substance with such underwriters and to indemnify the underwriters, their officers and directors, if any, and each person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as provided in the preceding paragraph with respect to the indemnification of the holders of Registrable Securities; provided, however, the Company shall not be required to indemnify any such underwriter, or any officer or director of such underwriter or any person who controls such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is sought results from (i) such underwriter's failure to deliver or otherwise provide a copy of the final prospectus to the person asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of securities to such person, if such statement or omission was in fact corrected in such final prospectus or (ii) an untrue statement or omission or alleged untrue statement or omission relating to information furnished in writing by such underwriter expressly for inclusion in any Security Filing.

                           (iii)  Each Participating Holder shall
furnish to the Company in writing such information regarding such holder and the intended method of distribution as shall be reasonably requested by the Company and as required by law or the Commission for use in any Security Filing (and the Company may exclude from registration the Registrable Securities of any such Participating Holder if such holder fails to furnish such information within a reasonable time after receiving such request) and hereby severally indemnifies, to the fullest extent permitted by law, the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any Claims resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated or necessary to make the statements in the registration statement or prospectus, or any amendment thereof or supplement thereto (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading; provided, however, (A) each such Participating Holder shall be liable hereunder if and only to the extent that any such Claim arises out of or is based upon any such untrue statement or omission made in reliance upon and in conformity with information pertaining to such holder that is furnished in writing to the Company by such holder expressly for use in any such Security Filing and (B) no such Participating Holder shall be liable hereunder in an amount exceeding the net proceeds to be received by such Participating Holder (before deducting expenses) from the sale of Registrable Securities hereunder.

                           (iv)  In the case of an underwritten offering
of Registrable Securities, each Participating Holder, as a condition to its right to participate in such offering, shall enter into an underwriting agreement in customary form and substance with such underwriters, and agree to indemnify such underwriters, their officers and directors, if any, and each person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent and subject to the same limitations as provided in the preceding paragraph with respect to indemnification by such holder to the Company, but subject to the same limitation as provided in Section 2(e)(ii) with respect to indemnification by the Company of such underwriters, officers, directors and control persons; provided, however, that no such Participating Holder shall be liable hereunder in an amount exceeding the net proceeds to be received by such Participating Holder (before deducting expenses) from the sale of Registrable Securities hereunder.

                           (v)  Any person seeking indemnification under
the provisions of this Section 2(e) shall, promptly after receipt by such person of notice of the commencement of any action, suit, claim or proceeding, notify each party against whom indemnification is to be sought in writing of the commencement thereof; provided, however, the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 2(e) (except to the extent that it has been materially prejudiced by such failure) or from any liability which the indemnifying party may otherwise have. In case any such action, suit, claim or proceeding is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such suit, action, claim or proceeding, (B) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such action, suit, claim or proceeding within a reasonable time after notice of commencement of the action, suit, claim or proceeding, or (C) such indemnified party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (B) or (C) of the preceding sentence shall have occurred or shall otherwise be applicable, then the reasonable fees, disbursements and related charges of one counsel or firm of counsel selected by a majority in interest of the indemnified parties shall be borne by the indemnifying party. The indemnifying party shall have the right to direct the defense of such action, suit, claim or proceeding on behalf of the indemnified party whether or not the indemnified party employs separate counsel, unless the indemnifying party has failed to perform his or its indemnification obligations hereunder. Anything in this paragraph to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent (which consent in the case of an action, suit, claim or proceeding exclusively seeking monetary relief shall not be unreasonably withheld or delayed). Such indemnification shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party.

                           (vi)  If the indemnification from the
indemnifying party as provided in this Section 2(e) is unavailable or is otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by and the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party shall be determined by reference to, among other things, whether any action in question, including any untrue (or alleged untrue) statement of a material fact or omission (or alleged omission) to state a material fact, has been made, or relates to information supplied by such indemnifying party or such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2(e)(v) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any such investigation or proceeding. Notwithstanding the foregoing, no Participating Holder shall be liable hereunder in an amount exceeding the net proceeds to be received by such Participating Holder (before deducting expenses) from the sale of Registrable Securities hereunder.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations described above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  If, however, indemnification is available under this Section 2(e), the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Sections 2(e)(i) through 2(e)(v) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration.

                  (f) Certain Requirements in Connection with Registration Rights. If the holders of Registrable Securities initially requesting such Demand Registration have entered into one or more underwriting agreements in connection therewith, or if a proposed registration under Section 2(b) involves an underwritten offering, all shares constituting Registrable Securities to be included in such registration shall be subject to such underwriting agreements and no person may participate in such registration unless such person agrees to sell his or its securities on the basis provided in the underwriting arrangements and completes all questionnaires, powers of attorney, indemnities, underwriting agreements, "lock up" letters and other documents which are reasonable and customary under the circumstances.

                  3. RULE 144(C).

                  The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and the regulations of the Commission thereunder so as to make available current public information to the extent required to enable any Qualified Holder to sell Registrable Securities without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation); provided, however, that the Company's compliance with the requirements of this Section 3 and the availability of Rule 144 for the sale of any Qualified Holders securities shall not limit a Shareholder's rights to request registration under this Agreement so long as such person's securities constitute Registrable Securities within the meaning thereof under this Agreement.

                  4.       NOTICES.

                  Except as otherwise provided below, whenever it is provided in this Agreement that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties hereto, desires to provide to or serve upon any person any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail (return receipt requested, postage prepaid), or by overnight mail, courier, or delivery service or by telecopy and confirmed by telecopy addressed as follows:

                  (a)  If to the Company, to:

                           TELEGLOBE INC.
                           1000, rue del La Gauchetiere ouest
                           Montreal, Quebec H3B 4X5
                           Telephone:  514-
                           Facsimile:  514-868-7438
                           Attention:  Vice President, Legal Affairs and
                                       Corporate Secretary

                               - With a copy to -

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Telephone: 212-455-2000
                           Facsimile: 212-455-2502
                           Attention: Philip T. Ruegger III, Esq.

                  (b)      If to the Shareholders to:

                           Their respective addresses set forth in the stock records of the Company prepared pursuant to the Merger for purposes of the exchange of the Excel Common Stock into the Company Common Shares, as changed from time to time pursuant to procedures established by the Company or the transfer agent of the Company, as the case may be

                               - With a copy to -

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Telephone:  (212) 310-8000
                           Facsimile:  (212) 310-8007
                           Attention: Frederick S. Green, Esq.

or at such other address as may be substituted by notice delivered as provided herein. The furnishing of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly furnished or served on (i) the date on which personally delivered, with receipt acknowledged, (ii) the date on which telecopied and confirmed by telecopy answerback, (iii) the next business day if delivered by overnight or express mail, courier or delivery service, or (iv) three business days after the same shall have been deposited in the United States mail, as the case may be. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  5.       ENTIRE AGREEMENT.

                  This Agreement represents the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter; and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the Company on the one hand, and the holders of a majority of the Registrable Securities on the other hand.

                  6.       ASSIGNS AND SUCCESSORS.

                  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns and successors.

                  7.       PARAGRAPH HEADINGS.

                  The paragraph headings contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning, interpretation or construction of the terms or other provisions of this Agreement.

                  8.       APPLICABLE LAW.

                  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, applicable to contracts to be made, executed, delivered and performed wholly within such state and, in any case, without regard to the conflicts of law principles and policies of such state.

                  9.       SEVERABILITY.

                  If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

                  10.      NO WAIVER.

                  The failure of any party at any time or times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

                  11.      COUNTERPARTS.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument.

                  12.      NO INCONSISTENT RIGHTS.

                  The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent in any material respect with the rights granted to the holders of Registrable Securities in this Agreement. The Company is not a party to any agreement, with respect to any of its securities, granting any registration rights to any person, which agreement is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement and is in effect on the date hereof.

                  13.      LIMIT ON INDIVIDUAL SHAREHOLDERS.

                  Notwithstanding anything to the contrary contained in this Agreement, the rights granted to each Shareholder under Section 2(a) hereof shall terminate and cease to apply to such Shareholder at such time as such Shareholder has received an aggregate of U.S. $750,000,000 in proceeds from the sale of Registrable Securities pursuant to this Agreement.

                  14.      EXECUTION BY SHAREHOLDERS.

                  The obligations of the Company under this Agreement shall be irrevocable but the rights of any

Shareholder under this Agreement with respect thereto shall be and become effective only upon the delivery to the Company by any Qualified Holder requesting registration under this Agreement of a duly executed counterpart signature page to this Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly officers thereunto duly authorized as of the date first above written.


                                             TELEGLOBE, INC.



                                             By:__________________________
                                                Name:
                                                Title:


                                             -----------------------------

NYFS05...:\41\44241\0005\2482\AGR6058V.35G

                                                                      EXHIBIT F


                                 TELEGLOBE INC.

                          BY-LAW OR ARTICLES AMENDMENT


         Notwithstanding any other provision in the By-laws of the Corporation,

                  (1) (a) The Board of Directors of the Corporation shall consist at the Effective Time (as defined in the Agreement and Plan of Merger (the "Merger Agreement") dated as of June 14, 1998 among the Corporation, North Merger Sub Corporation and Excel Communications, Inc. ("Excel"), a Delaware corporation) of a total of fifteen members as follows:

                           (i) 7 members shall be Teleglobe Directors (as defined in paragraph (e) below);

                           (ii) 7 members shall be Excel Directors (as defined in paragraph (e) below); and

                           (iii) member shall be named jointly by the Teleglobe Directors and the Excel Directors.

                  (b) In connection with any annual, annual and special or special meeting of shareholders of the Corporation during the period from the Effective Time until December 31 of the fifth complete calendar year after the calendar year in which the Effective Time occurs (the "Time Period") involving an election of directors:

                           (i) the Excel Directors shall be entitled to nominate 5 qualified individuals (or such greater number as shall be necessary to ensure that the nominees for Excel Directors represent at least 34% of the total number of directors comprising the Teleglobe Board) to stand for election at any such meeting;

                           (ii) the Teleglobe Directors shall be entitled to nominate 5 qualified individuals (or such greater number equal to or, subject to the 34% requirement in clause (b)(i) above, greater than the number of individuals nominated pursuant to such clause (b)(i) above) to stand for election at any such meeting; and

                           (iii) the Teleglobe Directors and Excel Directors shall be entitled to jointly nominate 3 qualified individuals to stand for election at any such meeting.

                  (c) Any vacancy in the Board of Directors among the Teleglobe Directors during the Time Period shall be filled by the Board of Directors with a qualified individual nominated by the remaining Teleglobe Directors.

                  (d) Any vacancy in the Board of Directors among the Excel Directors during the Time Period shall be filled by the Board of Directors with a qualified individual nominated by the remaining Excel Directors.

                  (e) For purposes of this section (1), a Teleglobe Director means (i) any person serving as a director of the Corporation who is designated by the Board of Directors of the Corporation prior to the Effective Time for purposes of continuing as a director of the

Corporation under clause (a)(i) above, and (ii) any person who becomes a director of the Corporation in the manner contemplated by either clause (b)(ii) or paragraph (c) above. For purposes of this section (1), an Excel Director means (i) any person designated by the Board of Directors of Excel prior to the Effective Time for purposes of becoming a director of the Corporation under clause (a)(ii) above, and (ii) any person who becomes a director of the Corporation in the manner contemplated by either clause (b)(i) or paragraph (d) above.

                  (f) There shall at no time be more than two members of the Board of Directors who are employed by the Corporation or its affiliates, one of whom shall be the Chief Executive Officer of the Corporation and the other of whom shall be the Chief Executive Officer of Excel.

                  (2) During the Time Period, any sale, disposition, transfer or pledge of any shares of a Subsidiary (as defined below) or any sale, disposition, lease, transfer or mortgage of all or a substantial portion of the assets of a Subsidiary or any merger, consolidation, amalgamation, combination, liquidation or dissolution involving any Subsidiary shall, in addition to any other approval, require approval by an affirmative vote of at least 66-2/3% of the entire Board of Directors (disregarding vacancies) of the Corporation.

                  For purposes of this section (2), Subsidiary means a subsidiary (as defined in the Canada Business Corporations Act) of the Corporation which is incorporated under the laws of one of the United States of America and has a net book value of more than U.S.
$400 million.

                  (3) This By-law shall come into force at the Effective Time and shall remain in effect until the expiration of the Time Period and may be amended, modified or repealed in any manner provided for under applicable law if accompanied by an affirmative vote of at least 66-2/3% of the entire Board of Directors (disregarding vacancies) of the Corporation.

NYFS05...:\41\44241\0005\2097\EXH6188T.500

                                                                     Exhibit G
                                    [FORM OF]
                                    TELEGLOBE
                                   CERTIFICATE


                  In connection with the merger (the "Merger") of North Merger Sub Corporation, Inc. ("North Sub"), a Delaware corporation and a direct wholly-owned subsidiary of Teleglobe, Inc., a corporation amalgamated under the Canada Business Corporations Act ("Teleglobe"), with and into Excel Communications, Inc., a Delaware corporation ("EXCEL"), pursuant to the Agreement and Plan of Merger dated as of June 14, 1998 (the "Merger Agreement"), among Teleglobe, North Sub and EXCEL, Teleglobe hereby certifies, on behalf of Teleglobe and North Sub, the following:

         1. The consideration to be issued in the Merger to the shareholders of EXCEL was the result of arm's length negotiation between the managements of Teleglobe and EXCEL. The fair market value of the common stock of Teleglobe ("Parent Common Stock") and any cash in lieu of fractional shares to be received by each shareholder of EXCEL will be approximately equal to the fair market value of the common stock of EXCEL ("EXCEL Common Stock") surrendered in the Merger.

         2. In connection with the Merger, none of the EXCEL Common Stock will be acquired by Teleglobe or any person related to Teleglobe (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) for consideration other than Parent Common Stock and cash in lieu of fractional share interests therein.

         3. In the Merger, shares of EXCEL Common Stock representing control of EXCEL, as defined in Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"), will be exchanged solely for Parent Common Stock. For purposes of this representation, any shares of EXCEL Common Stock exchanged for cash or other property originating with Teleglobe or a direct or indirect subsidiary of Teleglobe will be treated as outstanding EXCEL Common Stock on the date of the Merger.

         4. Following the Merger, Teleglobe will cause EXCEL to hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of North Sub held immediately before the Merger. For purposes of this representation, assets transferred from Teleglobe to North Sub are not included as assets of North Sub immediately before the Merger where such assets are used to pay dissenters, to pay reorganization expenses, to pay creditors of EXCEL or to enable North Sub to satisfy state minimum capitalization requirements (where the money is returned to Teleglobe as part of the transaction).

         5. Following the Merger, EXCEL will continue its historic business or use a significant portion of its historic business assets in a business (within the meaning of Treasury Regulation Section 1.368-1(d)).

         6. Teleglobe has no plan or intention to liquidate EXCEL; to merge EXCEL with or into another corporation; to sell, distribute or otherwise dispose of EXCEL Common Stock acquired in the Merger except for transfers or successive transfers of EXCEL Common Stock to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each case by the transferor; or to cause EXCEL to sell or otherwise dispose of any of its assets or of any of the assets acquired from North Sub, except for dispositions made in the ordinary course of business or transfers or successive transfers of assets to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each case by the transferor corporation.

         7. In connection with the Merger, neither Teleglobe nor any person related to Teleglobe (within the meaning of Treasury Regulation Section 1.368- 1(e)(3)) will purchase, exchange redeem or otherwise acquire (directly or indirectly) any Parent Common Stock issued to holders of EXCEL Common Stock in the Merger.

         8. Teleglobe and North Sub will pay their respective expenses, if any, incurred in connection with the Merger, and will not pay any of the expenses of the shareholders of EXCEL incurred in connection with the Merger.

         9. Neither Teleglobe nor any person related to Teleglobe (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) has owned during the past five (5) years any shares of stock of EXCEL.

         10. Neither Teleglobe nor North Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         11. Before the Merger, Teleglobe will be in control of North Sub within the meaning of Section 368(c) of the Code.

         12. Teleglobe has no plan or intention to cause EXCEL to issue additional shares of EXCEL Common Stock that would result in Teleglobe losing control of EXCEL within the meaning of
                  Section 368(c) of the Code.

         13. There is no intercorporate indebtedness existing between Teleglobe and EXCEL or between North Sub and EXCEL that was issued, acquired or will be settled at a discount.

         14. North Sub will have no liabilities assumed by EXCEL, and will not transfer to EXCEL any assets subject to liabilities, in the Merger.

         15. None of the compensation to be received by any shareholder-employee of EXCEL in the Merger will be separate consideration for, or allocable to, any of such person's shares of EXCEL Common Stock; none of the shares of Parent Common Stock to be received by any shareholder- employee of EXCEL will be separate consideration for, or allocable to, any past or future services; and the compensation to be paid to any shareholder-employee after the Merger will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         16. The Merger is being affected for bona fide business reasons, as described in the Proxy Statement.

         17. The Merger Agreement (including all exhibits and attachments thereto) represents the full and complete agreement between Teleglobe, North Sub and EXCEL regarding the Merger, and there are no other written or oral agreements regarding the Merger.

         18. The Merger is not pursuant to an agreement that was binding on or before January 28, 1998.

         19. The payment of cash in lieu of fractional shares of Parent Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Teleglobe of issuing fractional shares, if any, and does not represent separately bargained-for consideration.

         20. Parent Common Stock entitles the holder to vote for the board of directors of Teleglobe.

         21. U.S. transferors (as defined in Treasury Regulation Section 1.367(a)- 3(c)(5)(v)) will, in the aggregate, receive (taking into account any attribution or constructive ownership rules of Treasury Regulation Section 1.367(a)-3(c)) in the Merger 50% or less of both the total voting power and the total value of all of the capital stock of Teleglobe outstanding immediately after the Merger.

         22. Officers, directors and five-percent target shareholders (as defined in Treasury Regulation Section 1.367(a)-3(c)(5)(iii)) of EXCEL will own (taking into account any attribution or constructive ownership rules of Treasury Regulation Section 1.367(a)-3(c)) 50% or less of both the total voting power and total value of all of the capital stock of Teleglobe outstanding immediately after the Merger.

         23. Teleglobe or one or more of its qualified subsidiaries (as defined in Treasury Regulation Section 1.367(a)-3(c)(5)(vii)) or one or more of its qualified partnerships (as defined in Treasury Regulation Section 1.367(a)-3(c)(5)(viii)) has been engaged in an active trade or business outside the United States, within the meaning of Treasury Regulation Sections 1.367(a)-2T(b)(2) and (3) and 1.367(a)-3(c)(3)(ii), for the
                  entire 36-month period immediately before the Merger.

         24. None of Teleglobe, its qualified subsidiaries or its qualified partnerships has an intention to substantially dispose of or discontinue such trade or business referred to in paragraph 23 (within the meaning of Treasury Regulation Sections 1.367(a)-2T(b)(2) and (3)) that any of them are involved in outside the United States.

         25. At the time of the Merger, the substantiality test (as defined in Treasury Regulation Section 1.367(a)-3(c)(3)(iii)) will be satisfied based on that certain Internal Revenue Service ruling (referred to in Section 6.3(f) of the Merger Agreement) received by EXCEL prior to the date of the Merger.

         26. Following the Merger, Teleglobe will cause EXCEL to comply with the reporting requirements of Treasury Regulation Section 1.367(a)-3(c)(6).

         27. Teleglobe has neither issued or acquired options (or an interest similar to an option) with for a principal purpose (within the meaning of Treasury Regulation Section 1.367(a)-3(c)(4)(ii)) of avoiding the general rule of Section 367(a)(1) of the Code.

         28. EXCEL will not, immediately after the transfer, own directly or indirectly (applying the attribution rules of Sections 267(c)(1) and (5) of the Code) any stock of Teleglobe.

                  IN WITNESS WHEREOF, Teleglobe, on behalf of Teleglobe and North Sub, has executed this Certificate on this -- day of -------, 1998.


                                              TELEGLOBE, INC.


                                              By: ------------------------------
                                                  Name:
                                                  Title:







NYFS05...:\41\44241\0005\2097\CRT6188U.400

                                                                    Exhibit H


                                    [FORM OF]
                                      EXCEL
                                   CERTIFICATE

                  In connection with the merger (the "Merger") of North Merger Sub Corporation, Inc. ("North Sub"), a Delaware corporation and a direct wholly-owned subsidiary of Teleglobe, Inc., a corporation amalgamated under the Canada Business Corporations Act ("Teleglobe"), with and into Excel Communications, Inc., a Delaware corporation ("EXCEL"), pursuant to the Agreement and Plan of Merger dated as of June 14, 1998 (the "Merger Agreement"), among Teleglobe, North Sub and EXCEL, EXCEL hereby certifies the following:


         1. The consideration to be received in the Merger by the shareholders of EXCEL was the result of arm's length bargaining between the managements of Teleglobe and EXCEL. The fair market value of the common stock of Teleglobe ("Parent Common Stock") and any cash received in lieu of fractional shares to be received by each shareholder of EXCEL will be approximately equal to the fair market value of the common stock of EXCEL ("EXCEL Common Stock") surrendered in the Merger.

         2. Prior to and in connection with the Merger, no outstanding stock of EXCEL has been or will be (i) redeemed by EXCEL, (ii) acquired by a person related to EXCEL (within the meaning of Treasury Regulation Section 1.368-1(e)(3) determined without regard to Treasury Regulation Section 1.368-1(e)(3)(i)(A)) for consideration other than Parent Common Stock or EXCEL Common Stock, or (iii) the subject of any extraordinary distribution by EXCEL.

         3. There is no plan or intention on the part of any shareholder of EXCEL who owns five percent or more of the EXCEL Common Stock as of the date of the Merger, and to the best knowledge of EXCEL there is no plan or intention on the part of any of the remaining shareholders of EXCEL, to sell, exchange or otherwise dispose of Parent Common Stock to be received in the Merger by such holder of EXCEL Common Stock directly or indirectly to Teleglobe or to a person related to Teleglobe (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) for consideration other than Parent Common Stock.

         4. On the date of the Merger, EXCEL will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in EXCEL that, if exercised or converted, would affect Teleglobe's acquisition or retention of "control" of EXCEL within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

         5. EXCEL has no plan or intention to issue additional shares of its stock that would result in Teleglobe losing "control" of EXCEL within the meaning of Section 368(c) of the Code.

         6. EXCEL and its shareholders will pay their respective expenses, if any, incurred in connection with the Merger.

         7. EXCEL is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         8. EXCEL is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         9. There is no intercorporate indebtedness existing between Teleglobe and EXCEL or between North Sub and EXCEL that was issued, acquired or will be settled at a discount.

         10. In the Merger, shares of EXCEL Common Stock representing control of EXCEL within the meaning of Section 368(c) of the Code will be exchanged solely for Parent Common Stock. For purposes of this representation, any shares of EXCEL Common Stock exchanged for cash or other property originating with Teleglobe or a direct or indirect subsidiary of Teleglobe will be treated as outstanding EXCEL Common Stock on the date of the Merger.

         11. In connection with the Merger, EXCEL has not sold, transferred or otherwise disposed of any of its assets as would prevent Teleglobe or members of its qualified group (within the meaning of Treasury Regulation 1.368-1(d)(4)(ii)) from causing EXCEL after the Merger to continue the historic business of EXCEL or to use a significant portion of EXCEL's historic business assets in a business.

         12. On the date of the Merger, the fair market value of the assets of EXCEL will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

         13. Following the Merger, EXCEL will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by EXCEL to dissenters, amounts paid by EXCEL to EXCEL shareholders who receive cash or other property in the Merger, amounts used by EXCEL to pay its reorganization expenses and those of its shareholders, and all redemptions and distributions (except for regular, normal dividends) made by EXCEL will be included as assets of EXCEL immediately prior to the Merger.

         14. The Merger is being affected for bona fide business reasons, as described in the Proxy Statement.

         15. The Merger Agreement (including all exhibits and attachments thereto) represents the full and complete agreement between Teleglobe and EXCEL regarding the Merger, and there are no other written or oral agreements regarding the Merger.

         16. The Merger is not pursuant to an agreement that was binding on or before January 28, 1998.

         17. The payment of cash in lieu of fractional shares of Parent Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Teleglobe of issuing fractional shares, if any, and does not represent separately bargained-for consideration.

         18. U.S. transferors (as defined in Treasury Regulation Section 1.367(a)-3(c)(5)(v)) will, in the aggregate, receive (taking into account any attribution or constructive ownership rules of Treasury Regulation Section 1.367(a)-3(c)) in the Merger 50% or less of both the total voting power and the total value of all of the outstanding stock of Teleglobe outstanding immediately after the Merger.

         19. Officers, directors and five-percent target shareholders (as defined in Treasury Regulation Section 1.367(a)-3(c)(5)(iii)) of EXCEL will own (taking into account any attribution or constructive ownership rules of Treasury Regulation Section 1.367(a)-3(c)) 50% or less of both the total voting power and total value of all of the capital stock of Teleglobe outstanding immediately after the Merger.

         20. Each U.S. person exchanging EXCEL Common Stock for Parent Common Stock in the Merger that is a five percent transferee shareholder (as defined in Treasury Regulation Section 1.367(a)-3(c)(5)(ii)) of Teleglobe will comply with the requirements of Treasury Regulation Section 1.367(a)-3T(g).

         21. At the time of the Merger, the shareholders of EXCEL Common Stock have no intention to substantially dispose of or discontinue any active trade or business (within the meaning of Treasury Regulation Sections 1.367(a)-2T(b)(2) and (3) and 1.367(a)-3(c)(3)(i)) that Teleglobe, any qualified subsidiary of Teleglobe or any qualified partnership of Teleglobe is engaged in outside the United States.

         22. At the time of the Merger, the substantiality test (as defined in Treasury Regulation Section 1.367(a)-3(c)(3)(iii)) will be satisfied based on that certain Internal Revenue Service ruling (referred to in Section 6.3(f) of the Merger Agreement) received by EXCEL prior to the date of the Merger.

         23. EXCEL has neither issued or acquired options (or an interest similar to an option) for a principal purpose (within the meaning of Treasury Regulation Section 1.367(a)-3(c)(4)(ii)) of avoiding the general rule of Section 367(a)(1) of the Code.

         24. EXCEL will not, immediately after the transfer, own directly or indirectly (applying the attribution rules of Sections 267(c)(1) and (5) of the Code) any stock of Teleglobe.

                  IN WITNESS WHEREOF, EXCEL has executed this Certificate on this day of , 1998.
                                                EXCEL COMMUNICATIONS, INC.

                                                By:
                                                   Name:
                                                   Title:






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

                                                                   EXHIBIT I


                                    [FORM OF]
                               AFFILIATE'S LETTER
                                      EXCEL

                                                                  June __, 1998

Teleglobe Inc.
1000, rue de la Gauchetiere ouest
Montreal, Quebec H3B 4X5
Canada

Excel Communications, Inc.
8750 North Central Expressway
Suite 2000
Dallas, Texas 75231

Ladies and Gentlemen:

         Pursuant to the terms of the Agreement and Plan of Merger dated as of June 14, 1998 (the "AGREEMENT") among North, a corporation amalgamated under the Canada Business Corporations Act ("TELEGLOBE"), Excel Communications, Inc., a Delaware corporation ("EXCEL"), and North Merger Sub Corporation, a Delaware corporation ("NORTH SUB"), North Sub will be merged with and into Excel with Excel to be the surviving corporation in the Merger (the "MERGER").

         The undersigned represents, warrants and covenants with and to Teleglobe and Excel that:

                  A. I understand that the Merger is intended to be accounted for using the "pooling-of-interests" method and that such treatment for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties, and the undersigned's compliance with certain of the covenants and agreements, set forth herein. Accordingly, I will not sell, pledge, transfer or otherwise dispose of or hedge or otherwise reduce my risk with respect to, my shares of Excel Common Stock from Teleglobe capital stock from the 30th day prior to the effective time of the Merger to such time as results covering at least 30 days of combined operations of Teleglobe and Excel have been published by Teleglobe (such publication, the "COMBINED

         FINANCIAL RESULTS REPORT"), except for transfers or other disposition that, in the reasonable opinion of Teleglobe's independent public accountants, will not prevent Teleglobe from accounting for the Merger as a pooling of interests, taking into account the actions of Teleglobe, Excel and their other stockholders and affiliates.

                  B. I also understand that stop transfer instructions will be given to the transfer agents of Teleglobe and Excel in order to prevent any breach of the covenants and agreements make by the undersigned in paragraph A, although such stop transfer instructions will be promptly rescinded upon the publication of the Combined Financial Results Report.

                  C. I understand and agree that this letter agreement shall apply to all shares of the capital stock of Teleglobe and Excel that are deemed to be beneficially owned by the undersigned pursuant to applicable United States and Canadian securities laws.

                                                     Very truly yours,


                                                     By: -----------------------
                                                          Name:


Accepted this ___ day of
June, 1998.

EXCEL COMMUNICATIONS, INC.


By:  --------------------------
Name:
Title:








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
                                                                     EXHIBIT J



                                    [FORM OF]
                               AFFILIATE'S LETTER
                                    TELEGLOBE


                                                                 June __, 1998


Teleglobe Inc.
1000, rue de La Gauchetiere ouest
Montreal, Quebec  H3B 4X5
Canada

Excel Communications, Inc.
8750 North Central Expressway
Suite 2000
Dallas, Texas 75231


Ladies and Gentlemen:

         Pursuant to the terms of the Agreement and Plan of Merger dated as of June , 1998 (the "AGREEMENT") among Teleglobe Inc., a corporation amalgamated under the Canada Business Corporations Act ("TELEGLOBE"), Excel Communications, Inc., a Delaware corporation ("EXCEL"), and North Merger Sub Corporation, a Delaware corporation ("NORTH SUB"), North Sub will be merged with and into Excel with Excel to be the surviving corporation in the Merger (the "MERGER").

         I represent, warrant and covenant with and to Teleglobe and Excel that:

         A. I understand that the Merger is intended to be accounted for using the "pooling-of-interests" method under both United States and Canadian generally accepted accounting principles and that such treatment for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties, and my compliance with certain of the covenants and agreements, set forth herein. Accordingly, I will not sell, pledge, transfer or otherwise dispose of, or hedge or otherwise reduce my risk with respect to, any common shares of Teleglobe capital stock or any shares of Excel Common Stock from the 30th day prior to the effective time of the Merger, to such time as results covering at least 30 days of combined operations of Teleglobe and Excel have been published by Teleglobe (such publication, the "COMBINED FINANCIAL RESULTS REPORT"), except for transfers or other dispositions that, in the reasonable opinion of Teleglobe's independent public accountants, will not prevent Teleglobe from accounting for the Merger as a pooling of interests, taking into account the actions of Teleglobe, Excel and their other stockholders and affiliates.

         B. I also understand that stop transfer instructions will be given to the transfer agents of Teleglobe and Excel in order to prevent any breach of the covenants and agreements I make in paragraph A, although such stop transfer instructions will be promptly rescinded upon the publication of the Combined Financial Results Report.

         C. I understand and agree that this letter agreement apply to all shares of the capital stock of Teleglobe and Excel that are deemed to be beneficially owned by me pursuant to applicable United States and Canadian securities laws.

                                               Very truly yours,


                                               -------------------------
                                               Name:

Accepted this ___ day of
June, 1998.

TELEGLOBE INC.


By: ----------------------------
Name:
Title:




                                        3


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